Exhibit 10.1

EXECUTION VERSION

THIS PLAN SUPPORT AGREEMENT DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED, AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 OR 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS PLAN SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON THE PARTIES HERETO. THIS PLAN SUPPORT AGREEMENT IS CONFIDENTIAL AND SUBJECT TO CONFIDENTIALITY AGREEMENTS AND HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 ITS STATE AND FEDERAL EQUIVALENTS.

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT, dated as of April 3, 2021 (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, together with all exhibits attached hereto and incorporated herein, this “Agreement”) is entered into by and among: (i) The Hertz Corporation (“Hertz”), a corporation incorporated in the State of Delaware, and its affiliated debtors and debtors-in-possession (collectively with Hertz, the “Company” or the “Debtors”) in the Chapter 11 Cases (as defined below) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); (ii)(a) one or more funds associated with Centerbridge Partners, L.P. (“Centerbridge”), (b) one or more funds associated with Warburg Pincus LLC (“WP”), and (c) Dundon Capital Partners LLC (“Dundon” and, together with Centerbridge and WP, the “PE Sponsors”); (iii) the undersigned in their capacity as owners and/or beneficial owners1 (or managers or advisors of funds or accounts that are beneficial owners) of Claims against the Debtors, including Claims in respect of the following obligations of Hertz (the “Initial Consenting Noteholders” and, together with the PE Sponsors, the “Plan Sponsors”): (a) the 6.25% Senior Notes due 2022; (b) the 5.50% Senior Notes due 2024; (c) the 7.125% Senior Notes due 2026; (d) the 6.00% Senior Notes due 2028; and (e) the obligations under that certain Credit Agreement, dated as of December 13, 2019, as amended, supplemented or otherwise modified from time to time (the Claims under clauses (a) through (e) above, collectively, the “Senior Notes/ALOC Claims” and, the holders thereof, the “Unsecured Noteholders”); (iv) the official committee of unsecured creditors appointed in the Chapter 11 Cases (the “Committee”) upon executing the joinder attached as Exhibit A hereto (the “Committee Joinder”); and (v) any additional Unsecured Noteholders (the “Additional Consenting Noteholders” and, together with the Initial Consenting Noteholders, the “Consenting Noteholders”) and any owners or beneficial owners of any other Claims against or Interests in any of the Debtors (collectively, the “Consenting Claimholders”), in each case, that execute the joinder attached as Exhibit B hereto (the “Consenting Claimholder Joinder”).

1      As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Claims against or Interests in any of the Debtors or the rights to acquire such Claims or Interests.

The Company and the Plan Sponsors and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and individually as a “Party.” As used herein, (i) “Requisite Consenting Noteholders” means, at any relevant time, the Consenting Noteholders holding at least 67% in principal amount of the Senior Notes/ALOC Claims held by all Consenting Noteholders and (ii) “Requisite Commitment Parties” means, at any relevant time, the Requisite Consenting Noteholders and each of the PE Sponsors. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, on May 22, 2020, the Debtors commenced voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), which are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 (MFW) (the “Chapter 11 Cases”) in the Bankruptcy Court;

WHEREAS, in connection with the Chapter 11 Cases, the Parties have engaged in good faith, arm’s length negotiations regarding the terms of the proposed restructuring of the Debtors’ indebtedness and other obligations (such restructuring and any related transactions, the “Restructuring”) pursuant to an amended version of the Debtors’ proposed chapter 11 plan of reorganization attached as Exhibit C hereto (as may be further amended, supplemented, or otherwise modified in accordance with its terms, the “Plan”);

WHEREAS, to effectuate the Restructuring, in accordance with, and pursuant to, this Agreement and the Commitment Documents, (i) the Reorganized Debtors will issue new common stock (“Reorganized Equity”), of which 48.2% will be issued to Unsecured Noteholders under the Plan as set forth in the Term Sheet and 51.8% (the “Offered Stock”) will be issued at a purchase price, based on a common equity valuation of $4,223 million (the “Offering Purchase Price”); (ii) each of the PE Sponsors will commit, severally and not jointly, to purchase its shares of Offered Stock at the Offering Purchase Price, in the aggregate amount of $565 million; (iii) the Initial Consenting Creditors shall commit, severally and not jointly, to (a) exercise subscription rights to purchase shares of Offered Stock at the Offering Purchase Price in the aggregate amount of $1,390,674,614 representing the Ad Hoc Group of Hertz Bondholders’ (the “Ad Hoc Group”) aggregate pro rata share of the Creditor Allocation (as defined in the Term Sheet) as of March 29, 2021; and (iv) the Unsecured Noteholders holding Unsecured Notes that were not held by members of the Ad Hoc Group as of March 29, 2021 will be offered subscription rights to purchase the remaining shares of Offered Stock, representing a purchase price of up to $232,325,386 in the aggregate in cash (the “Rights Offering Amount”), which offering will be backstopped by the Initial Consenting Noteholders; (v) the Reorganized Debtors will issue, and each of Centerbridge and WP will each commit to purchase, severally and not jointly, its shares of Convertible Preferred Stock, in each case, on terms and conditions that are consistent with this Agreement and otherwise acceptable to the Requisite Commitment Parties; and (v) certain of the Plan Sponsors will provide financing to Hertz International Ltd. (the “New HIL Facility”) in accordance with the terms set out in the Commitment Letter attached hereto as Exhibit D (the “HIL Facility Commitment Letter”);

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this Agreement and the Plan.

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AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

Section 1.               Conditions to Effectiveness.

This Agreement shall become effective as to, and binding upon, each of the undersigned Parties on the date and at the time upon which all of the following conditions have been satisfied in accordance with this Agreement (such date, the “Agreement Effective Date”):

(a)               counsel to the Company shall have received executed counterparts to this Agreement by each of (i) the PE Sponsors and (ii) Initial Consenting Noteholders holding at least 80% in principal amount of the Senior Notes/ALOC Claims;

(b)               counsel to the Initial Consenting Noteholders shall have received executed counterparts to this Agreement by each of (i) the Debtors and (ii) the PE Sponsors; and

(c)               counsel to the PE Sponsors shall have received executed counterparts to this Agreement by each of (i) the Debtors and (ii) Initial Consenting Noteholders holding at least 80% in principal amount of the Senior Notes/ALOC Claims.

Notwithstanding the occurrence of the Agreement Effective Date, this Agreement contemplates that (i) the Committee may become a Party upon execution and delivery of the Committee Joinder to counsel to each of the other Parties and at such time (the “Committee Effective Date”) the Committee shall become obligated under this Agreement, and (ii) one or more Additional Consenting Noteholders or Consenting Claimholders may become Parties upon execution and delivery of counterpart signature pages of this Agreement or the Consenting Claimholder Joinder to counsel to each other Party and at such time (a “Consenting Claimholder Effective Date”) any such Additional Consenting Noteholder or Consenting Claimholder shall become obligated under this Agreement. If (a) the Committee does not become a Party or there is a subsequent Termination Date (as defined in Section 8 hereof) with respect to the Committee, (1) any and all provisions of this Agreement referencing the “Committee” are, and shall continue to be, in full force and effect with respect to the Parties as if such provisions were written without reference to such term and (2) this Agreement shall be in full force and effect with respect to each Party other than the Committee, (b) no Additional Consenting Noteholders become a Party, any and all provisions of this Agreement referencing “Additional Consenting Noteholders” are, and shall continue to be, in full force and effect with respect to the Parties as if such provisions were written without reference to such term, or (c) no Consenting Claimholders become a Party or there is a subsequent Termination Date (defined in Section 8) with respect to each Consenting Claimholder, (1) any and all provisions of this Agreement referencing “Consenting Claimholder” are, and shall continue to be, in full force and effect with respect to the Parties as if such provisions were written without reference to such term and (2) this Agreement shall be in full force and effect with respect to each Party other than the Consenting Claimholders.

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Section 2.               Exhibits Incorporated by Reference. Each of the exhibits attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits hereto. In the event of any inconsistency between this Agreement and the exhibits attached hereto, this Agreement (without reference to such exhibits) shall govern.

Section 3.               Definitive Documents. The definitive documents governing the Restructuring shall consist of the following and any other material document contemplated by the Parties needed or utilized to implement, govern, or consummate the Restructuring (collectively, the “Definitive Documents”):

(a)               the disclosure statement (and all exhibits and other documents and instruments related thereto) with respect to the Plan (the “Disclosure Statement”);

(b)               the Equity Purchase and Commitment Agreement attached as Exhibit E hereto (as may be further amended, supplemented, or otherwise modified in accordance with its terms, the “EPCA”) and all schedules, annexes and exhibits thereto, together with the Rights Offering Procedures (collectively, the “Commitment Documents”);

(c)               the order approving the Disclosure Statement, including the form of ballots and other solicitation materials in respect of the Plan (the “Disclosure Statement Order” and, such solicitation materials, the “Solicitation Materials”);

(d)               the Plan, Plan Supplement, and all documents, annexes, schedules, exhibits, amendments, modifications, or supplements thereto, or other documents contained therein, including any schedules of assumed or rejected contracts;

(e)                the order confirming the Plan (the “Confirmation Order”), and any pleadings filed by the Debtors in support of the Bankruptcy Court’s entry of the Confirmation Order;

(f)                the definitive documents governing the Exit Term Loan Credit Facility, the Exit Revolving Credit Facility, the HVF III Facility, and any amendments to any existing European vehicle financing agreements deemed necessary by the Company (in consultation with the Requisite Commitment Parties) to achieve its proposed business plan in accordance with the Restructuring (the “Exit Facility Documents”);

(g)               the documents or agreements relating to the issuance of the Convertible Preferred Stock and the Reorganized Equity (including the Offered Stock);

(h)               the new organizational or other governance documents of the Reorganized Debtors, including the ultimate parent corporation of the Reorganized Debtors;

(i)                 any employment agreements relating to any executive officer of the ultimate parent corporation of the Reorganized Debtors;

(j)                 the motions filed by the Debtors seeking approval of each of the above (if applicable); and

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(k)               any order approving any of the above not otherwise noted.

The Definitive Documents not executed or not in a form attached to this Agreement as of the Agreement Effective Date remain subject to negotiation and, upon completion, all Definitive Documents shall (a) reflect and contain the terms, conditions, representations, warranties, and covenants set forth in this Agreement (including the exhibits and annexes hereto), as they may be modified, amended, or supplemented in accordance with Section 9 hereof, and (b) otherwise be in form and substance acceptable to the Debtors and the Requisite Commitment Parties.

Section 4.               Milestones. The following milestones (the “Milestones”) shall apply to this Agreement, which in each case can be extended in writing by the Requisite Commitment Parties (electronic mail among counsel is sufficient):

(a)                by no later than the date that is ten (10) days from the Agreement Effective Date, the Debtors shall file, in form and substance in accordance with Section 3 hereof, (i) the Plan and (ii) one or more motions seeking approval of (A) the Disclosure Statement, (B) solicitation and voting procedures for the Plan, and (C) the Commitment Documents (including payment of related premiums, fees and expenses, and related forms);

(b)               by no later than May 1, 2021, the Bankruptcy Court shall have entered, in form and substance in accordance with Section 3 hereof, (i) the Disclosure Statement Order and (ii) an order approving (A) the Commitment Documents, and (B) payment by the Debtors of related premiums, fees and expenses as required under the Commitment Documents;

(c)                 by no later than June 30, 2021, the Bankruptcy Court shall have entered the Confirmation Order; and

(d)                by no later than July 31, 2021, the Effective Date of the Plan shall have occurred (the “Effective Date Deadline”).

Section 5.               Commitments of the Parties.

(a)               Plan Sponsors’, Committee’s, Consenting Claimholders’, and Additional Consenting Noteholders’ Commitments. Each of the Plan Sponsors, the Committee, the Consenting Claimholders, and the Additional Consenting Noteholders agree, severally and not jointly, during the period beginning on the Agreement Effective Date and ending on the Termination Date (defined in Section 8) applicable to such Party (such period, the “Effective Period”), to:

(1)               cooperate and coordinate activities (to the extent practicable and subject to the terms hereof) with the other Parties and use commercially reasonable and good faith efforts to pursue, support, obtain additional support for, solicit, implement, confirm, and consummate the Restructuring, the Commitment Documents, and the Plan, and to execute and take all actions contemplated thereby and as reasonably necessary, or as may be required by order of the Bankruptcy Court, to support and achieve consummation of the Restructuring;

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(2)               not, directly or indirectly, (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring (including the payment in full of all administrative, priority, and secured claims) or (ii) solicit, propose, file, support, consent to, encourage, take any action in furtherance of or vote for any Alternative Transaction2 (but without limiting the consent, approval, or termination rights provided in this Agreement); provided, however, that nothing herein shall prohibit the Consenting Noteholders, the Committee, and the Consenting Claimholders from discussing with the Debtors any unsolicited Alternative Transaction Proposal in accordance with Section 5(f)(24) hereof, so long as any communications in connection therewith are not inconsistent with this Agreement and are not for the purpose of delaying, interfering, or impeding the Restructuring contemplated by the Plan;

(3)               not, directly or indirectly, file any pleading with the Bankruptcy Court or otherwise support, encourage, seek, solicit, pursue, initiate, assist, join or participate in any challenge to the validity, enforceability, perfection or priority of, or any action seeking avoidance, claw-back, recharacterization or subordination of, any portion of the First Lien Claims or Second Lien Claims or any liens or collateral securing such First Lien Claims or Second Lien Claims;

(4)               to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated in the Plan or in this Agreement, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

(5)               except to the extent expressly contemplated under the Plan or this Agreement, not exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims against or Interests in any of the Debtors that it owns or has beneficial ownership of, and any other claims against any direct or indirect subsidiaries of the Debtors that are not Debtors;

(6)               negotiate in good faith upon reasonable request of the Debtors, the PE Sponsors, or the Requisite Consenting Noteholders in connection with any modifications to the Restructuring that improve the tax efficiency of the Restructuring for the Debtors, the PE Sponsors and/or the Consenting Noteholders;

2     “Alternative Transaction” means any transaction with respect to a plan of reorganization or liquidation, dissolution, winding up, liquidation, reorganization, workout, merger, consolidation, business combination, joint venture, partnership, sale of material assets or equity interests of the Company and its Subsidiaries taken as a whole, or restructuring involving the Debtors, without the prior written consent of the Requisite Commitment Parties that competes with or renders the Restructuring or the Plan unable to be consummated on the terms set forth in the Plan and this Agreement, or would reasonably be expected to materially frustrate the purposes of the Restructuring, the Plan or this Agreement, in each case, excluding any transaction contemplated by (i) that certain Stock and Asset Purchase Agreement, dated November 25, 2020, by and among Hertz Global Holdings, Inc., Donlen Corporation, each of the subsidiaries of Donlen Corporation listed on Schedule I thereto, and Freedom Acquirer LLC (as such agreement is in effect as of the date hereof), or (ii) the Commitment Documents.

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(7)               promptly (but in any event within three (3) business days) notify the Debtors in writing of the occurrence, or failure to occur, of any event of which such Party has actual knowledge and with respect to which such occurrence or failure would likely cause (i) any representation of such Party contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any covenant of such Party contained in this Agreement to not be satisfied in any material respect, or (iii) any condition precedent contained in the Plan or this Agreement related to the obligations of such Party to not occur or become impossible to satisfy; provided that no Party shall be obligated to report the breach or potential breach of any other Party in order to comply with this Section 5(a)(7); and

(8)               execute and deliver such other instruments and perform such acts, in addition to the matters specified herein, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court in connection with the Plan, from time to time, to effect the Restructuring, as applicable.

Notwithstanding the foregoing, nothing in this Section 5(a) shall require the Plan Sponsors to incur any expenses (other than Fees (as defined below)), liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangements, that could result in expenses (other than Fees), liabilities or other obligations to any such Party, other than as specifically stated in the Commitment Documents; provided that, for the avoidance of doubt, the Debtors shall be required to reimburse Fees as set forth in Section 10 of this Agreement.

(b)               The foregoing Section 5(a) will not limit any of the Plan Sponsors’ rights:

(1)               under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case provided that such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement, the Plan, or the Commitment Documents and do not hinder, delay or prevent consummation of the Restructuring;

(2)               to consult with the Debtors or any other party in interest in the Chapter 11 Cases; provided that such action is not inconsistent with this Agreement, the Plan, or the Commitment Documents and does not hinder, delay or prevent consummation of the Restructuring; or

(3)               to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Definitive Documents.

(c)               Plan Sponsors’ Additional Commitments. In addition to the commitments set forth in Section 5(a) hereof, the Plan Sponsors further agree, severally and not jointly:

(1)               with respect to the PE Sponsors only, pursuant to and in accordance with the EPCA, to commit, severally and not jointly, to purchase (x) shares of Offered Stock at the Offering Purchase Price in the aggregate amount of $565 million and (y) shares of Convertible Preferred Stock at a purchase price of $385 million in the aggregate in cash, in each case, on terms and conditions that are consistent with the Term Sheet and otherwise acceptable to the Debtors and the Requisite Commitment Parties;

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(2)               with respect to the Plan Sponsors party to the HIL Facility Commitment Letter to provide financing to HIL in the form of the HIL Facility in accordance with the HIL Facility Commitment Letter;

(3)               with respect to the Initial Consenting Noteholders only, pursuant to and in accordance with the EPCA, to commit, severally and not jointly, to exercise the subscription rights distributed pursuant to the Plan to purchase shares of Offered Stock at the Offering Purchase Price in the aggregate amount of $1,390,674,614 representing the Ad Hoc Group‘s aggregate pro rata share of the Creditor Allocation as of March 29, 2021 and backstop the purchase of any unsubscribed portion of the Rights Offering Amount on terms and conditions to be set forth in the Commitment Documents;

(4)               to submit drafts to the Debtors of any public press release that discloses the existence or terms of this Agreement, the EPCA, the Plan, or any other Definitive Document (or any amendment to any of the foregoing) and afford the Debtors a reasonable opportunity to comment on such documents and disclosures; and

(5)               to the extent a Plan Sponsor is or becomes an owner or beneficial owner of any Claims against or Interests in any of the Debtors, (i) following the commencement of solicitation of the Plan and receipt of the Solicitation Materials and the Ballot(s) and so long as its vote has been solicited in a manner sufficient to comply with the requirements of sections 1125 and 1126 of the Bankruptcy Code, including its receipt of the Disclosure Statement following approval of such by the Bankruptcy Court under section 1125 of the Bankruptcy Code, (A) timely vote or cause to vote any and all Claims against or Interests in any of the Debtors that it owns or has beneficial ownership of to accept the Plan by delivering its duly executed and completed Ballot(s) accepting the Plan on a timely basis and (B) to the extent it is permitted to elect whether to opt out (or to opt in, as applicable), of the releases set forth in the Plan, elect not to opt out (or to opt in, as applicable) of the releases set forth in the Plan by timely delivering its duly executed and completed Ballots indicating such election (which opt out shall only be in the Plan Sponsors’ capacity as a Claim holder against the Debtors), and (ii) thereafter, not change or withdraw (or cause to be changed or withdrawn) any such vote or election; provided that, notwithstanding anything to the contrary in any Solicitation Materials, such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Party at any time if this Agreement is terminated with respect to such Party (it being understood by the Parties that any modification of the Plan that results in a termination of this Agreement by any Party pursuant to Section 8 hereof shall entitle such Party an opportunity to change its vote in accordance with section 1127(d) of the Bankruptcy Code).

(d)               Consenting Claimholders’ and Additional Consenting Noteholders’ Additional Commitments. In addition to the commitments set forth in Section 5(a) hereof, the Consenting Claimholders and Additional Consenting Noteholders further agree to: (i) following the commencement of solicitation of the Plan and receipt of the Solicitation Materials and the Ballot(s) and so long as its vote has been solicited in a manner sufficient to comply with the requirements of sections 1125 and 1126 of the Bankruptcy Code, including its receipt of the Disclosure Statement following approval of such by the Bankruptcy Court under section 1125 of the Bankruptcy Code, (A) timely vote or cause to vote any and all Claims against or Interests in any of the Debtors that it owns or has beneficial ownership of to accept the Plan by delivering its duly executed and completed Ballot(s) accepting the Plan on a timely basis and (B) to the extent it is permitted to elect whether to opt out (or to opt in, as applicable), of the releases set forth in the Plan, elect not to opt out (or to opt in, as applicable), of the releases set forth in the Plan by timely delivering its duly executed and completed Ballots indicating such election, and (ii) thereafter, not change or withdraw (or cause to be changed or withdrawn) any such vote or election; provided that, notwithstanding anything to the contrary in any Solicitation Materials, such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Party at any time if this Agreement is terminated with respect to such Party (it being understood by the Parties that any modification of the Plan that results in a termination of this Agreement by any Party pursuant to Section 8 hereof shall entitle such Party an opportunity to change its vote in accordance with section 1127(d) of the Bankruptcy Code).

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(e)               Committee’s Additional Commitments. In addition to the commitments set forth in Section 5(a) hereof, the Committee further agrees to:

(1)               use commercially reasonable efforts to encourage each Holder of Unsecured Claims against the Debtors, including each Committee member, to (i) following the commencement of solicitation of the Plan and receipt of the Solicitation Materials (including the Ballot(s)) and so long as its vote has been solicited in a manner sufficient to comply with the requirements of sections 1125 and 1126 of the Bankruptcy Code, including its receipt of the Disclosure Statement following approval of such by the Bankruptcy Court under section 1125 of the Bankruptcy Code, (A) timely vote or cause to be voted any Claims against or Interests in any of the Debtors that it owns or has beneficial ownership of to accept the Plan by delivering its duly executed and completed Ballot(s) accepting the Plan on a timely basis and (B) to the extent any such Committee member is permitted to elect whether to opt out (or to opt in, as applicable), of the releases set forth in the Plan, elect not to opt out (or to opt in, applicable) of the releases set forth in the Plan by timely delivering its duly executed and completed Ballot(s) indicating such election; and (ii) thereafter, not change or withdraw (or cause to be changed or withdrawn) any such vote or election so long as this Agreement has not been terminated with respect to the Committee;

(2)               file in the Chapter 11 Cases, and deliver to counsel to the Debtors to include in the Solicitation Materials, a letter of the Committee’s unanimous support for the Plan and the Committee’s recommendation that holders of unsecured Claims against the Debtors vote to accept the Plan and to not opt out (or to opt in, as applicable), of the Plan releases, to the extent applicable; and

(3)               stay all litigation (including The Official Committee of Unsecured Creditors v. Barclays Bank PLC, et al., Adv. Pro. No. 20-50842 (Bankr. D. Del. 2020) (MFW), which shall be dismissed with prejudice as of the Effective Date of the Plan), any contested motions, and discovery or the pursuit of any actual or potential claims and causes of action pending against, or subject to tolling agreements with, the Debtors, any holders of First Lien Claims, or any holders of Second Lien Claims or the pursuit to obtain standing to pursue such litigation or any such claims and causes of action.

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(f)                Debtors’ Commitments. Each Debtor agrees to, severally and not jointly:

(1)               within one business day of the Agreement Effective Date, (a) file the Plan in the form of an amended version of the proposed plan of reorganization filed at [Docket No. 3500] in the Chapter 11 Cases and (b) file a copy of this Agreement as an exhibit to the Disclosure Statement;

(2)               to the extent reasonably practicable and subject to the terms hereof and subject to the impact and requirements of the Chapter 11 Cases, cooperate and coordinate activities with the other Parties and use commercially reasonable and good faith efforts to pursue, support, solicit, implement, confirm, and consummate the Restructuring, the Commitment Documents, and the Plan, and to execute and take all actions contemplated hereby and thereby and as reasonably necessary, or as may be required by order of the Bankruptcy Court, to support and achieve confirmation of the Plan and consummation of the Restructuring in accordance with, and within the time frames contemplated by, this Agreement;

(3)               pay and reimburse all Fees in accordance with this Agreement;

(4)               commence solicitation of votes to accept or reject the Plan as soon as reasonably practicable following the approval of the Disclosure Statement and Solicitation Materials by the Bankruptcy Court;

(5)               use commercially reasonable efforts to obtain any and all regulatory and/or third party approvals necessary to consummate the Plan;

(6)               execute and deliver each Definitive Document once agreed by all parties thereto and finalized;

(7)               provide advance initial draft copies of each Definitive Document and any pleading relating to the Plan, the Disclosure Statement, plan exclusivity, assumption or rejection of material executory contracts and unexpired leases, or key employee incentive or retention plan to counsel for the Plan Sponsors no later than three (3) calendar days prior to the date when the Company intends to file such pleading or Definitive Document with the Bankruptcy Court and consult in good faith with such counsel regarding the form and substance of any such filing, in each case to the extent reasonably practicable or otherwise as soon as reasonably practicable prior to such filing;

(8)               timely object to any motion filed with the Bankruptcy Court by a party seeking the entry of an order (i) directing the appointment of a trustee or examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, (ii) converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases, or (iv) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of the Plan;

(9)               timely oppose any motion, application, or request filed with the Bankruptcy Court seeking approval of any Alternative Transaction;

(10)           timely oppose any objections filed with the Bankruptcy Court with respect to (A) approval of the Disclosure Statement or (B) confirmation of the Plan;

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(11)           comply in all material respects with applicable laws (including making or using commercially reasonable efforts to obtain all required material consents and/or appropriate filings or registrations with, notifications to, or authorizations, consents, or approvals of any regulatory or governmental authority) and paying all income and other material taxes as they become due and payable (except to the extent nonpayment thereof is permitted by the Bankruptcy Code; provided that, to the extent any taxes have not been paid because of the relief afforded by the Bankruptcy Code and are not being contested with adequate reserves having been established in accordance with GAAP, the anticipated payment of such taxes pursuant to the Plan is reflected in the financial information provided to the Plan Sponsors);

(12)           negotiate in good faith upon reasonable request of the PE Sponsors or the Requisite Consenting Noteholders in connection with any modifications to the Restructuring that improve the tax efficiency of the Restructuring for the Debtors, the PE Sponsors and/or the Consenting Noteholders;

(13)           to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring contemplated in this Agreement or the Plan, negotiate in good faith appropriate additional or alternative provisions to address any such impediment, in consultation with the Requisite Commitment Parties;

(14)           provide prompt written notice to counsel to each of the Plan Sponsors (electronic mail among counsel being sufficient) of (i) the occurrence, or failure to occur, of any event of which the Debtors have actual knowledge and which such occurrence or failure would likely cause (A) any representation of the Debtors contained in this Agreement to be untrue or inaccurate in any material respect, (B) any covenant of the Debtors contained in this Agreement not to be satisfied in any material respect or (C) any condition precedent contained in the Plan or this Agreement not to occur or become impossible to satisfy, (ii) receipt of any written notice from any third party alleging that the consent of such party is or may be required in connection with the Restructuring, (iii) receipt of any written notice from any governmental body in connection with this Agreement or the Restructuring, and (iv) receipt of any written notice of any proceeding commenced, or, to the actual knowledge of the Debtors, threatened against the Debtors, relating to or involving or otherwise affecting in any material respect the Restructuring, including governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened); provided that no Debtor shall be obligated to report the breach or potential breach by any other Party in order to comply with this Section 5(f)(14);

(15)           seek to cause the Confirmation Order to become effective and enforceable immediately upon its entry and to seek to have the period in which an appeal thereto must be filed commence immediately upon its entry;

(16)           comply in all material respects with the terms and conditions of the DIP Facility (as defined in the DIP Order) and the final orders and amendments related thereto such that the DIP Lenders (as defined in the DIP Order) do not accelerate the DIP Loans (as defined in the DIP Order);

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(17)           provide counsel to each of the Plan Sponsors with any reporting received by the Committee, or the DIP Lenders pursuant to the Order (I) Authorizing the Debtors to Obtain Debtor-in-Possession Financing and Granting Liens and Superpriority Administrative Claims and (II) Granting Related Relief [Docket No. 1661] (the “DIP Order”) or any of the DIP Loan Documents (as defined in the DIP Order) on the same schedule as the Committee or the DIP Lenders, as applicable, receive such reporting, confer with each of the Plan Sponsors and their respective Representatives3, as reasonably requested, on operational matters and the general status of ongoing operations, and provide each of the Plan Sponsors with any information reasonably requested regarding the Debtors (subject to any applicable confidentiality obligations) and reasonable access to management and advisors of the Debtors during normal business hours for the purposes of evaluating the Debtors’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs; provided that the Debtors shall not be required to provide any information or access that the Debtors reasonably believe would violate applicable law, including antitrust laws and data protection laws, or the terms of any applicable contract (including confidentiality obligations) or cause forfeiture of any attorney-client privilege or an expectation of client confidence or any other rights to any evidentiary privilege;

(18)           not object to, impede or take any other action (including filing any pleading) that is materially inconsistent with, or is intended or is likely to materially interfere with, acceptance or implementation of the Restructuring;

(19)           not (i) enter into, adopt or materially amend any employment agreements or any compensation or incentive plans (including equity arrangements) with respect to employees with the title of Senior Vice President or higher or (ii) increase in any manner the compensation or benefits (including severance) of any employees with the title of Senior Vice President or higher, in each case without the prior written consent of the Requisite Commitment Parties;

(20)           not seek to amend or modify, or file a pleading seeking authority to amend or modify, the Definitive Documents in a manner that is materially inconsistent with this Agreement or the Plan without the prior written consent of the Requisite Commitment Parties;

(21)           promptly adjourn sine die the Debtors’ Motion for Entry of an Order (I) Authorizing and Approving the Debtors’ Entry Into and Performance Under, European Settlement and Restructuring Embodied in Noteholder Lockup Agreement [Docket. No. 2280, which motion shall be deemed withdrawn with prejudice as of the Effective Date;

(22)           promptly following the Agreement Effective Date, cause each of its officers, directors, employees and Subsidiaries to, and use their reasonable best efforts to cause their other respective Representatives to, immediately cease and terminate any ongoing solicitations, discussions, and negotiations with respect to any Alternative Transaction;

3     “Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives acting on behalf of such Person.

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(23)           not pursue, solicit, encourage, enter into, or otherwise seek to implement any restructuring of the HHN Notes that does not treat the HHN Notes held by a Party hereto the same as the HHN Notes held by any other Person; and

(24)           not to, and shall instruct and direct its respective Representatives not to, other than to inform any Person of the provisions of this Section 5(f)(24), directly or indirectly, initiate, solicit, engage in or participate in any discussions, inquiries or negotiations in connection with any proposal, expression of interest or offer relating to an Alternative Transaction, afford access to the business, properties, assets, books or records of or provide any non-public information relating to the Debtors or any of their Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person that is seeking to make, or has made, an Alternative Transaction Proposal (as defined below); provided that, if, notwithstanding the foregoing, following the Agreement Effective Date, the Debtors or any of their Subsidiaries receive a bona fide proposal, expression of interest or offer (whether written or unwritten) for an Alternative Transaction (an “Alternative Transaction Proposal”) from any Person not solicited in violation of this Section 5(f)(24), the Board of Directors of the Company (the “Company Board”) (or a committee thereof) may, directly or indirectly through the Company’s Representatives (i) contact any Person that has made an unsolicited Alternative Transaction Proposal (and its advisors) for the purpose of clarifying the proposal and any terms thereof and the likelihood of consummation, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined below) or (ii) if the Company Board shall have determined in good faith and, after considering the advice of its outside counsel and independent financial advisor, that such Alternative Transaction Proposal, constitutes, or could reasonably be expected to result in, a transaction that: (x) would be in the best interests of the Company and its creditors and equity holders as a whole, and (y) would reasonably be expected to be superior to the Company and its creditors and equity holders in comparison to the transactions contemplated under this Agreement, the Commitment Documents, and the Plan (a “Superior Transaction”) and, in either case, that failure of the Company Board to pursue such Alternative Transaction Proposal would reasonably be expected to result in a breach of the Company Board’s fiduciary duties under applicable Laws (a “Superior Proposal”), the Company may, in response to such Superior Proposal: (x) furnish non-public information in response to a request therefor by such Person if such Person has executed and delivered to the Company a confidentiality agreement (a copy of which shall be provided to each of the Plan Sponsors within 24 hours of execution thereof) on terms no less favorable than any confidentiality agreements entered into with any Plan Sponsor and if the Company also promptly (and in any event within 24 hours after the time such information is provided to such Person) makes such information available to the Plan Sponsors, to the extent not previously provided to the Plan Sponsors; and (y) engage or participate in discussions and negotiations with such Person regarding such Superior Proposal; provided further, that, subject to applicable confidentiality restrictions and the conditions upon which the proposal was submitted, (i) the Company shall provide (A) notice of all Alternative Transaction Proposals (whether oral or written) to each of the Plan Sponsors and their respective counsel within 24 hours after the time of receipt of such Alternative Transaction Proposal and (B) a copy of each written Alternative Transaction Proposal or summary of each such oral Alternative Transaction Proposal and (ii) the Company shall also notify each of the Plan Sponsors promptly if the Company Board determines that an Alternative Transaction Proposal is a Superior Proposal (and the rationale therefor) no later than 24 hours following such determination. To the extent the Company is prohibited from giving notice of any Alternative Transaction Proposal to any Plan Sponsor due to a confidentiality restriction or condition upon which such proposal was submitted, the Company shall use its commercially reasonable efforts to obtain relief from such restriction or condition as promptly as practicable in order to comply with its obligations under this Section 5(f)(24). Additionally, if the Company Board determines that an Alternative Transaction Proposal is a Superior Proposal, the Company shall inform the Plan Sponsors promptly upon the Company’s receipt of definitive documents to implement such Superior Proposal.

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(g)           Each Consenting Unsecured Noteholder, Consenting Claimholder and, to the extent it owns or beneficially owns Claims against or Interests in any of the Debtors, each Plan Sponsor, has entered into this Agreement on account of all Claims against or Interests in any of the Debtors that it owns or beneficially owns (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Claims against and Interests in any of the Debtors that it owns or beneficially owns.

Section 6.               Transfers of Claims.

(a)          Restrictions on Transfers. Each Plan Sponsor, Consenting Claimholder, and Consenting Noteholder agrees that such Plan Sponsor, Consenting Claimholder, or Consenting Noteholder shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of, directly or indirectly, in whole or in part (each, a “Transfer”), any Claims against any of the Debtors that it owns or has beneficial ownership of, or any option thereon or any right or interest therein (including granting any proxies, depositing any of its Claims into a voting trust or entering into a voting agreement with respect to any of its Claims), unless, subject in all cases to the terms and conditions set forth in the EPCA, the transferee thereof either (i) is a Plan Sponsor, Consenting Claimholder, or Consenting Noteholder (provided that written notice of such transfer shall be provided to counsel to the Debtors and the Plan Sponsors (or in the case of a Transfer by a Party other than any PE Sponsor of Senior Notes/ALOC Claims, counsel to the Initial Consenting Noteholders) within two (2) business days after the consummation of such transfer) or (ii) prior to, or contemporaneous with, such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Claimholder or Consenting Noteholder and to be bound by all of the terms of this Agreement applicable to a Consenting Claimholder or Consenting Noteholder, as applicable (including with respect to any and all Claims against or Interests in any of the Debtors), by executing a Consenting Claimholder Joinder and delivering an executed copy thereof within two (2) business days after such execution, to counsel to the Debtors (and in the case of a Transfer by a Party other than any PE Sponsor of Senior Notes/ALOC Claims, counsel to the Initial Consenting Noteholders), in which event the transferee (a “Permitted Transferee”) shall be deemed to be a Consenting Claimholder or Consenting Noteholder, as applicable, hereunder to the extent of such transferred rights and obligations. Any transfer made while this Agreement remains in effect in violation of this provision shall be void ab initio. Notwithstanding anything to the contrary in this Section 6, any Consenting Noteholder may transfer any Claims other than Senior Notes/ALOC Claims against the Debtors without the requirement that the transferee be or become subject to this Agreement provided that such Consenting Noteholder entered into a trade with such transferee with respect to such Claims prior to the effectiveness of this Agreement and such trade remains unsettled as of the effectiveness of this Agreement.

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(b)          Qualified Marketmaker Exclusion.   Notwithstanding anything the contrary herein, (i) a Party may transfer any Claims against the Debtors to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker be or become a Party only if such Qualified Marketmaker has purchased such Claims against the Debtors with a view to immediate resale of such Claims (by purchase, sale, assignment, transfer, participation or otherwise) as soon as reasonably practicable, and in no event later than three (3) business days after its acquisition and, in any event, prior to the Distribution Record Date, of such Claims, to a Permitted Transferee; and (ii) to the extent that a Party is acting in its capacity as a Qualified Marketmaker, it may transfer or participate any right, title, or interest in any Claims against the Debtors that the Qualified Marketmaker acquires from a holder of Claims who is not a Party without the requirement that the transferee be a Permitted Transferee. For the avoidance of doubt, any entity that acquires Claims against the Debtors in its capacity as a Qualified Marketmaker and does not resell such Claims within three (3) business days after its acquisition thereof and, in any event, prior to the Distribution Record Date, must become a Party to this Agreement by executing a Consenting Claimholder Joinder and delivering an executed copy thereof within two (2) business days after the expiration of such period, to counsel to the Debtors (and in the case of a Transfer by a Party other than any PE Sponsor of Senior Notes/ALOC Claims, counsel to the Initial Consenting Noteholders). For these purposes, a “Qualified Marketmaker” means an entity that: (a) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers Claims against the Company and its affiliates (including debt securities or other debt) or enter into with customers long and short positions in Claims against the Company and its affiliates (including debt securities or other debt), in its capacity as a dealer or market maker in such Claims against the Company and its affiliates; and (b) is in fact regularly in the business of making a market in Claims against issuers or borrowers (including debt securities or other debt).

(c)          Additional Claims. This Agreement shall in no way be construed to preclude the Plan Sponsors or any Consenting Claimholder or Consenting Noteholder from acquiring additional Claims against any of the Debtors; provided that, upon any such acquisition of Claims, (i) such Plan Sponsor, Consenting Noteholder (other than a Consenting Noteholder that acquires Senior Notes/ALOC Claims) or Consenting Claimholder shall promptly notify (in no event later than two (2) business days thereafter) counsel to each other Party and (ii) each Plan Sponsor, Consenting Claimholder or Consenting Noteholder agrees (x) that any additional acquired Claims shall be subject to this Agreement and (y) to vote such Claims or Interests in a manner consistent with Section 5 hereof, as applicable.

(d)           Reporting. Counsel to the Initial Consenting Noteholders shall report the aggregate and individual holdings of Senior Notes/ALOC Claims of all Consenting Noteholders on the Friday of each week and upon reasonable request of any Debtor or any of the Plan Sponsors (electronic mail among counsel being sufficient).

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Section 7.               Representations and Warranties.

(a)          Mutual Representations and Warranties. Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct and complete as of the Agreement Effective Date (or as of the date such Party executes a Committee Joinder or Consenting Claimholder Joinder, as applicable), subject in the case of the Debtors to any required approval by the Bankruptcy Court:

(1)             Power and Authority.  Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(2)             No Conflict. The execution, delivery and performance by such Party of this Agreement does not and will not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(3)              No Consent or Approval. The execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings (i) as may be necessary and/or required by the U.S. Securities and Exchange Commission or (ii) with respect to the Plan Sponsors, that are set forth in clauses (a) or (b) of Section 5.5 of the EPCA; and

(4)              Enforceability. This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)        Additional Representations of Consenting Claimholders and Consenting Noteholders.  Each Consenting Claimholder and each Consenting Noteholder, severally and not jointly, represents and warrants to the other Parties that, as of its respective Consenting Claimholder Effective Date or the Agreement Effective Date, as applicable, such Consenting Claimholder or Consenting Noteholder: (1) (A) is the owner or beneficial owner (or manager or advisor of funds or accounts that are beneficial owner) of the aggregate principal amount of Claims against any of the Debtors, as applicable, set forth below its name on the signature page hereto or to its Joinder, as applicable and does not own or beneficially own any other Claims against any of the Debtors, and/or (B) has, with respect to the beneficial owner(s) of such Claims, as applicable, (i) sole investment or voting discretion with respect to such Claims, (ii) full power and authority to vote on and consent to matters concerning such Claims, or to exchange, assign, and Transfer such Claims, and (iii) full power and authority to bind or act on the behalf of, such beneficial owner(s); and (2) with respect to each Consenting Noteholder, although none of the Parties intends that this Agreement should constitute (and they each believe it does not constitute) an offering of securities, such Consenting Noteholder is either (A) a qualified institutional buyer, as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) or (B) a non-U.S. Person in offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act and who also is an “institutional account” within the meaning of FINRA Rule 4512(c). To the extent a Party is both a Consenting Claimholder and a Consenting Noteholder, it makes the foregoing representations and warranties in each such capacity.

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Section 8.               Termination Events.

(a)           PE Sponsor and Consenting Noteholder Termination Events. This Agreement may be terminated (i) with respect to any PE Sponsor, by such PE Sponsor and (ii) with respect to the Consenting Noteholders, by the Requisite Consenting Noteholders, in each case, by delivering to the other Parties one (1) business day’s written notice in accordance with Section 11(l) hereof, upon the occurrence of any of the following events, in each case after the Agreement Effective Date; provided, however, that neither any PE Sponsor nor the Requisite Consenting Noteholders may seek to terminate this Agreement based upon a breach of this Agreement by any Debtor arising primarily out of any such PE Sponsor’s or any Consenting Noteholder’s own actions, respectively:

(1)              the breach by any Debtor of any obligation, commitment, agreement, representation, warranty, covenant, or other provision contained in this Agreement in any material respect, which breach (i) would materially and adversely impede or interfere with the overall acceptance, implementation, or consummation of the Restructuring on the terms and conditions set forth in this Agreement and the Plan and (ii) remains uncured for a period of five (5) business days after the receipt by the other Parties of written notice of such breach from the terminating PE Sponsors or Requisite Consenting Noteholders, as applicable, other than with respect to any breach that is incurable, for which no cure period shall be required or apply; provided that a breach by any individual Initial Consenting Noteholder, solely with respect to Sections 5(c)(1), 5(c)(2), and 5(c)(3) hereof, may be cured by any combination of non-breaching Initial Consenting Noteholders agreeing to increase the amount of their commitments by the amount of the breaching Initial Consenting Noteholder’s commitment within ten (10) business days after receipt by the Initial Consenting Noteholders of written notice of such breach;

(2)             the termination of this Agreement in accordance with this Section 8(a) by any PE Sponsor or the Requisite Consenting Noteholders or in accordance with Section 8(d) by the Debtors;

(3)               the Bankruptcy Court approves or authorizes an Alternative Transaction or any of the Debtors (i) enters into any Contract (as defined in the EPCA) providing for the consummation of any Alternative Transaction, (ii) files any motion or application seeking authority to propose, join in or participate in the formation of any actual or proposed Alternative Transaction, or (iii) publicly announces its intention to take any such action listed in this Section 8(a)(3) or to materially breach its obligations under Section 5(f)(24) hereof;

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(4)               the failure by the Debtors to meet any of the Milestones as a result of the failure by any Debtor to use commercially reasonable efforts to reach such Milestone, unless such Milestone is extended in accordance with Section 4 hereof;

(5)               the issuance by any governmental authority (including any regulatory authority or any court of competent jurisdiction) of any injunction, judgment, decree, charge, ruling or order that, in each case, would have an adverse effect on a material provision of this Agreement or a material portion of the Restructuring or the Plan or a material adverse effect on the Debtors’ businesses, unless the Debtors have sought a stay of such injunction, judgment, decree, charge, ruling, or order within fifteen (15) business days after the date of such issuance, and such injunction, judgment, decree, charge, ruling, or order is reversed or vacated within twenty (20) business days after the date of such issuance;

(6)               an examiner (other than an independent fee examiner) with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, a trustee, or a receiver shall have been appointed in the Chapter 11 Cases;

(7)              the Debtors withdraw the Plan or the Bankruptcy Court enters an order denying confirmation of the Plan, the effect of which would render the Plan incapable of consummation on the terms set forth herein; provided that, for the avoidance of doubt, no Party shall have the right to terminate this Agreement pursuant to this Section 8(a)(7) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative, or immaterial modifications to the Plan;

(8)               the (i) conversion of one or more of the Chapter 11 Cases of the Debtors to a case under chapter 7 of the Bankruptcy Code or (ii) dismissal of one or more of the Chapter 11 Cases of the Debtors, unless such conversion or dismissal, as applicable, is made with the prior written consent of the Requisite Commitment Parties;

(9)              (i) any of the Definitive Documents, after completion, contain terms, conditions, representations, warranties, or covenants that are materially inconsistent with the terms of this Agreement, (ii) any of the Definitive Documents shall have been materially amended or modified in a manner rendering such Definitive Document materially inconsistent with the terms of this Agreement, in each case, without the consent of the Requisite Commitment Parties in accordance with their approval rights under this Agreement and the Plan, or (iii) in the case of a Definitive Document that is also an order (including the Confirmation Order), such order shall have been reversed, vacated or modified in a manner materially inconsistent with this Agreement, without the prior written consent of the Requisite Commitment Parties, unless the Debtors have sought a stay of the order causing such reversal, vacatur or modification within five (5) business days after the date of such issuance, and such order is stayed, reversed or vacated within ten (10) business days after the date of such issuance;

(10)           any Debtor files a motion or application (or a series of motions or applications) seeking authority to sell in a single sale, or in a series of sales that in the aggregate would constitute, all or a material portion of its assets or equity interests without the prior written consent of the Requisite Commitment Parties;

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(11)         the Debtors file a motion seeking authority to enter into post-petition DIP financing without the prior written consent of the Requisite Commitment Parties;

(12)           the Bankruptcy Court enters an order granting relief from the automatic stay imposed by Bankruptcy Code section 362 authorizing any party to proceed with regard to any material asset of the Debtors and such relief has a material adverse effect on the Restructuring;

(13)           the Debtors materially breach their obligations under Section 5(f)(24) of this Agreement;

(14)         the Bankruptcy Court grants relief that (i) is inconsistent with this Agreement in any material respect or (ii) would, or would reasonably be expected to, materially frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring, unless the Debtors have sought a stay of such relief within seven (7) business days after the date of such issuance, and such order is stayed reversed or vacated within fourteen (14) business days after the date of such issuance; or

(15)           all conditions to effectiveness or closing in the EPCA are not satisfied or waived by the Effective Date Deadline, in accordance therewith, which date may be extended in writing by the Requisite Commitment Parties (electronic mail among counsel being sufficient); provided that the right to terminate this Agreement under this Section 8(a)(15) shall not be available to any Party if any Plan Sponsor is then in material breach of the EPCA and such breach proximately caused the failure of the Plan to go effective by the Effective Date Deadline.

(b)           Consenting Claimholder Termination Events. This Agreement may be terminated by any Consenting Claimholder, with respect to itself only, upon one (1) business day’s written notice thereof by such terminating Consenting Claimholder to the other Parties in accordance with Section 11(l) hereof, upon the occurrence of any of the following events, in each case after the applicable Consenting Claimholder Effective Date:

(1)               the treatment of such Consenting Claimholder’s Claims in the Plan is adversely and materially modified from that specified in the Plan filed by the Debtors as of the applicable Consenting Claimholder Effective Date; or

(2)            the Debtors file or explicitly support an Alternative Transaction that proposes treatment of such Consenting Claimholder’s Claims that adversely deviates, in any material manner, from the treatment specified in the Plan filed by the Debtors as of the applicable Consenting Claimholder Effective Date.

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(c)           Committee Termination Events. This Agreement may be terminated by the Committee, with respect to itself only, upon one (1) business day’s written notice thereof by the Committee to the other Parties in accordance with Section 11(l) hereof, upon the occurrence of any of the following events, in each case after the Committee Effective Date:

(1)               the treatment of the unsecured Claims in the Plan is adversely and materially modified from that specified in the Plan filed by the Debtors as of the Committee Effective Date;

(2)              any of the Debtors or the Plan Sponsors proposes or explicitly supports any Alternative Transaction that proposes treatment of unsecured Claims against the Debtors that adversely deviates, in any material manner, from the treatment specified in the Plan filed by the Debtors as of the Committee Effective Date; or

(3)               the Committee determines, based upon advice of outside counsel, in good faith, that, as a result of unforeseen circumstances, not directly or indirectly caused, solicited, or encouraged by the Committee, there exists a strong likelihood of obtaining a substantially superior recovery for holders of unsecured Claims against the Debtors than that which is proposed under the Plan and, as a result of such likelihood, the Committee would be breaching its fiduciary duty to creditors in continuing to support the Restructuring; provided that, for purposes of considering whether any potential recovery is substantially superior, the Committee shall consider the reasonably expected cost of obtaining such additional recoveries and the risk of foregoing the treatment of holders of unsecured Claims against the Debtors under the Plan, including the risk of implementing and closing the Alternative Transaction.

(d)          Debtor Termination Events. This agreement may be terminated with respect to all Parties upon one (1) business day’s written notice thereof by the Debtors to the other Parties in accordance with Section 11(l) hereof, upon the occurrence of any of the following events, in each case after the Agreement Effective Date; provided, however, that the Debtors may not seek to terminate this Agreement based upon a breach of this Agreement by any other Party arising primarily out of the Debtors’ own actions in material breach of this Agreement:

(1)              the breach by the Plan Sponsors of any obligation, commitment, agreement, representation, warranty, covenant, or other provision contained in this Agreement in any material respect, which breach (i) would materially and adversely impede or interfere with the overall acceptance, implementation, or consummation of the Restructuring on the terms and conditions set forth in this Agreement and the Plan and (ii) remains uncured for a period of five (5) business days after the receipt by the other Parties of written notice of such breach from the Debtors, other than with respect to any breach that is incurable, for which no cure period shall be required or apply; provided that a breach by any individual Initial Consenting Noteholder, solely with respect to Sections 5(c)(1), 5(c)(2), and 5(c)(3) hereof, may be cured by any combination of non-breaching Initial Consenting Noteholders agreeing to increase the amount of their commitments by the amount of the breaching Initial Consenting Noteholder’s commitment within ten (10) business days after receipt by the Initial Consenting Noteholders of written notice of such breach;

(2)               the termination of this Agreement in accordance with its terms by any of the Plan Sponsors;

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(3)              the issuance, promulgation, or enactment by any governmental entity, including any regulatory or licensing authority or court of competent jurisdiction (including the Bankruptcy Court), of any statute, regulation, ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of a material portion of the Restructuring, which action remains uncured for a period of ten (10) business days after the receipt by the Parties of written notice of such event;

(4)             the Company Board determines in good faith, based upon advice of outside counsel, that proceeding with the Restructuring contemplated herein and in the Plan, and confirmation and consummation of the Plan, would be inconsistent with the exercise of its fiduciary duties under applicable law; provided that the Debtors shall give prompt written notice to counsel to the Plan Sponsors of any determination in accordance with this Section 8(d)(4) (electronic mail among counsel being sufficient);

(5)              the Bankruptcy Court enters an order denying confirmation of the Plan, the effect of which would render the Plan incapable of consummation on the terms set forth herein; provided that, for the avoidance of doubt, the Debtors shall not have the right to terminate this Agreement pursuant to this Section 8(d)(5) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative or immaterial modifications to the Plan;

(6)              the Bankruptcy Court (or other court of competent jurisdiction) enters an order (i) directing the appointment of an examiner (other than an independent fee examiner) with expanded powers or a trustee in any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases, or (iv) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;

(7)              the Plan Sponsors propose or explicitly support any Alternative Transaction without the prior written consent of the Debtors that has a material adverse effect on the consummation of the Restructuring;

(8)              the Effective Date of the Plan has not occurred by the Effective Date Deadline;

(9)              all conditions to effectiveness or closing in the EPCA are not satisfied or waived by the Effective Date Deadline, which date may be extended in writing by counsel to the Debtors (electronic mail among counsel being sufficient); provided that the right to terminate this Agreement under this Section 8(d)(9) shall not be available to the Debtors if any Debtor is then in material breach of the EPCA and such breach proximately caused the failure of the Plan to go effective by the Effective Date Deadline; or

(10)           the termination of the EPCA in accordance with its terms.

(e)           Mutual Termination; Automatic Termination. This Agreement and the obligations of all Parties hereunder may be terminated by mutual written agreement by and among (i) each of the Debtors and (ii) the Requisite Commitment Parties. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate automatically without any further required action or notice upon the occurrence of the Effective Date of the Plan and either the expiration of the appeal period with respect to the Confirmation Order if no appeals are filed or, if any appeal of the Confirmation Order is filed, the conclusion of such appeal.

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(f)           Effect of Termination. The date on which termination of this Agreement is effective with respect to any Party in accordance with this Section 8 shall be referred to as a “Termination Date” with respect to such Party. Upon the occurrence of a Termination Date, the applicable Parties’ obligations under this Agreement shall be terminated effective immediately, and the Parties, subject to such termination in accordance with this Section 8, shall be released from all commitments, undertakings, and agreements hereunder; provided, however, that each of the following shall survive any such termination: (i) any claim for breach of this Agreement that occurs prior to such Termination Date, and all rights and remedies with respect to such claims, (ii) this Section 8, and (iii) Section 11 hereof. Notwithstanding anything in this Agreement to the contrary, if the Debtors terminate this Agreement pursuant to Section 8(d)(4) hereof and the Requisite Consenting Noteholders consent to be bound by this Agreement notwithstanding such termination, (i) the Debtors’ and the Consenting Noteholders’ obligations under this Agreement shall continue to be valid and binding on the Debtors and the Consenting Noteholders solely as to each other and (ii) all references to the Requisite Commitment Parties shall be deemed to refer to the Requisite Consenting Noteholders.

(g)          Automatic Stay. Unless and until there is an unstayed order of the Bankruptcy Court providing that the giving of notice under and termination of this Agreement in accordance with its terms is not prohibited by the automatic stay imposed by section 362 of the Bankruptcy Code, the occurrence of a Termination Event shall result in the automatic termination of this Agreement with respect to each Party for which this Agreement would terminate if the Parties having the right to terminate this Agreement (the “Requisite Notice Parties”) were permitted to provide notice of such occurrence in accordance with this Agreement, upon the date that is five (5) days following such occurrence, unless the Requisite Notice Parties waive such Termination Event in writing. The Debtors acknowledge and agree, and shall not dispute, that the giving of notice of the termination of this Agreement by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Debtors hereby waive, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice and their right to assert a contrary position in the Chapter 11 Cases, if any, with respect to the foregoing); provided, however, that nothing herein shall prejudice any Party’s rights to argue that the delivery of a notice of default or termination was not otherwise proper under the terms of this Agreement.

Section 9.               Amendments and Waivers. The terms and conditions of this Agreement, including any exhibits, annexes or schedules to this Agreement, may not be waived, modified, amended, or supplemented without the prior written consent of (i) each of the Debtors, (ii) the Requisite Commitment Parties, (iii) subject to the occurrence of the Committee Effective Date and solely with respect to any rights or obligations of the Committee under Sections 5(a), 5(e), 8(c), and 9 hereof, the Committee, and (iv) subject to the occurrence of the Consenting Claimholder Effective Date and solely with respect to any rights or obligations of the Consenting Claimholders under Sections 5(a), 5(d), 8(b), and 9 hereof, the Consenting Claimholders holding a majority of the principal amount of the Claims against the Debtors that all Consenting Claimholders hold at the time of such waiver, modification, amendment, or supplement. Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 9 shall be ineffective and void ab initio as to any non-consenting Party affected thereby. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by a Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy by such Party. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law. Any consent or waiver contemplated in this Agreement may be provided by electronic mail from counsel to the relevant Parties.

22

Section 10.             Fees and Expenses. The Debtors shall promptly pay or reimburse, as and when required under either the EPCA or the Plan, all reasonable and documented out-of-pocket fees (including success fees, transaction fees or similar fees) of: (i) Milbank LLP, as counsel to the PE Sponsors, (ii) Perella Weinberg Partners LP, as financial advisor to the PE Sponsors, (iii) one local counsel to the PE Sponsors, (iv) Willkie Farr & Gallagher LLP and Young Conaway Stargatt & Taylor LLP, as legal counsel to the Ad Hoc Group, (v) Ducera Partners LLC, as financial advisors to the Ad Hoc Group, and (vi) any other accountants and other professionals, advisors and consultants retained by the PE Sponsors or the Ad Hoc Group with the prior written consent of the Company, in each case, to implement the Restructuring (regardless of when such fees are or were incurred) (the “Fees”). To the extent not paid or reimbursed under the EPCA or otherwise by the Debtors before the Effective Date, the Plan shall provide for the payment in full in cash on the Effective Date of any unpaid Fees. The Fees shall be payable by the Debtors without any requirement to (x) file retention or fee applications, (y) provide notice to any Person other than the Debtors, or (z) provide itemized time detail to the Debtors or any other Person; provided that the applicable advisors will provide additional detail as reasonably requested by the Debtors.

Section 11.             Miscellaneous.

(a)          Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral, or written, among the Parties (or any subset thereof) with respect thereto.

(b)           Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

(c)           Governing Law; Submission to Jurisdiction; Forum Selection. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court and, to the extent the Bankruptcy Court is determined to not have jurisdiction, in the United States District Court for the Southern District of New York or any New York State court located in New York County (the “Chosen Courts”), and solely in connection with claims arising under this Agreement:

(a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto.

(d)           Trial by Jury Waiver. Each Party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

(e)           Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Agreement on behalf of a Party has been authorized and empowered to execute and deliver this Agreement on behalf of said Party.

(f)         Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion hereof, shall not be effective in regard to the interpretation hereof. Each Party was represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel and, therefore, waive the application of any law, regulation, holding or rule of construction (i) providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document or (ii) any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel. Unless the context of this Agreement otherwise requires, (i) words using the singular or plural number also include the plural or singular number, respectively, (ii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, (iii) the words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation” and (iv) the word “or” shall not be exclusive and shall be read to mean “and/or.” “Writing,” “written,” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, and any requirement that any notice, consent or other information shall be provided “in writing” shall include e-mail. Any reference to “business day” means any day other than a Saturday, a Sunday, or any other day on which banks located in New York, New York are closed for business as a result of federal, state or local holiday and any other reference to a day means a calendar day. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, in whole or in part, the remaining provisions shall remain in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(g)           Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, permitted assigns, heirs, executors, administrators, and Representatives.

23

(h)          No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

(i)          Relationship Among Parties. Notwithstanding anything herein to the contrary, (i) the duties and obligations of the Parties under this Agreement shall be several, not joint, (ii) no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement; and (iv) none of the Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, including as a result of this Agreement or the Restructuring contemplated herein (other than the fiduciary duties of the Committee to Holders of unsecured Claims against any of the Debtors).

(j)            Reservation of Rights. If the Restructuring is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms, pursue the consummation of the Restructuring, or determine the payment of damages to which a Party may be entitled under this Agreement.

(k)          Specific Performance; Remedies Cumulative. This Agreement is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy for any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Party.

24

(l)           Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier, or by registered or certified mail (return receipt requested) to the following addresses or electronic mail addresses:

(1)           If to the Company, to:

The Hertz Corporation
8501 Williams Road
Estero, Florida 33928
Attention: M. David Galainena
Email: dave.galainena@hertz.com

with a copy to:

White & Case LLP
200 South Biscayne Blvd., Suite 4900
Miami, FL 33131
Attention: Thomas E Lauria; Matthew Brown
Email: tlauria@whitecase.com; mbrown@whitecase.com

and

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: David Turetsky; Andrew Zatz

Email: david.turetsky@whitecase.com; azatz@whitecase.com

(2)           If to the PE Sponsors, to the electronic mail addresses set forth below such Party’s signature, with copies to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Gerard Uzzi; Nelly Almeida

Email: guzzi@milbank.com; nalmeida@milbank.com

(3)           If to the Initial Consenting Noteholders, to the electronic mail addresses set forth below such Party’s signature (or as directed by any Permitted Transferee thereof), as the case may be, with copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Rachel C. Strickland

Email: rstrickland@willkie.com

(4)           If to the Committee:

Kramer Levin Naftalis & Frankel LLP
1177 Sixth Avenue
New York, NY 10036
Attention:  Amy Caton
                     Thomas Moers Mayer
Email:  acaton@kramerlevin.com

tmayer@kramerlevin.com

Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine, or electronic mail (as applicable) confirmation of transmission.

25

(m)             Acknowledgment. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities laws and provisions of the Bankruptcy Code.

(n)              Independent Analysis. Each Party hereby confirms that its decision to execute this Agreement has been based upon its independent assessment of documents and information available to it, as it has deemed appropriate.

(o)             Debtors’ Fiduciary Obligations. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, the Plan, or anything included in any Definitive Document shall require any Debtor or any board of directors, board of managers, or similar governing body of any Debtor, after consulting with counsel, to take any action or to refrain from taking any action with respect to this Agreement, the Plan, or the Restructuring to the extent taking or failing to take such action would be inconsistent with applicable law or its fiduciary obligations under applicable law, and any such action or inaction pursuant to such exercise of fiduciary duties shall not be deemed to constitute a breach of this Agreement; provided that the Debtors shall give prompt written notice to counsel to the Plan Sponsors (electronic mail among counsel being sufficient) of any determination made under this Section 11(o).

[Remainder of Page Intentionally Left Blank]

26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Hertz Global Holdings, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

The Hertz Corporation

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

CMGC Canada Acquisition ULC (CCAA)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Dollar Rent A Car, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

Dollar Thrifty Automotive Group Canada, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Dollar Thrifty Automotive Group, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

DTG Canada Corp.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

DTG Operations, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

DTG Supply, LLC

By:	DTG Operations, Inc.,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Firefly Rent A Car, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Hertz Aircraft, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

Hertz Canada Limited

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

Hertz Car Sales, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Executive Vice President, General Counsel and Secretary

Hertz Global Services Corporation

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

Hertz Local Edition Corp.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

Hertz Local Edition Transporting, Inc.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

Hertz System, Inc.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

Hertz Technologies, Inc.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

Hertz Transporting, Inc.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

Rental Car Group Company, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Executive Vice President, General Counsel and Secretary

Rental Car Intermediate Holdings, LLC

By:	Hertz Global Holdings, Inc.,
Its sole member and manager

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Executive Vice President, General Counsel and Secretary

Smartz Vehicle Rental Corporation

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

Thrifty Car Sales, Inc.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

Thrifty Rent-A-Car System, LLC

By:	Thrifty, LLC,
Its Sole member/manager
	By:	Dollar Thrifty Automotive Group, Inc., Its Sole Member/Manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Thrifty, LLC

By:	Dollar Thrifty Automotive Group, Inc., Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

TRAC Asia Pacific, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Plan Support Agreement]

SellerCo Fleet Leasing, Ltd.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	President

SellerCo Corporation

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	President and Chief Executive Officer

SellerCo FSHCO Company

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	President and Chief Executive Officer

SellerCo Mobility Solutions, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Chairman of the Board and President

[Signature Page to Plan Support Agreement]

CENTERBRIDGE CAPITAL PARTNERS IV, L.P.

By:	Centerbridge Associates IV, L.P., its General Partner
By:	CCP IV Cayman GP Ltd., its General Partner

By:	Bao Truong
Name:	Bao Truong
Title:	Authorized Signatory

Notice Address:

Centerbridge Partners, LP.
375 Park Avenue
New York, New York 10152

Attention: The Office of the General Counsel
Email: legalnotices@centerbridge.com

[Signature Page to Plan Support Agreement]

WARBURG PINCUS (CALLISTO) GLOBAL GROWTH (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS (EUROPA) GLOBAL GROWTH (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH-B (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

[Signature Pages to Plan Support Agreement]

WARBURG PINCUS GLOBAL GROWTH-E (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WP GLOBAL GROWTH PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

Notice Address:
450 Lexington Ave
New York, NY 10017

Attention: General Counsel
Email: notices@warburgpincus.com

[Signature Pages to Plan Support Agreement]

DUNDON CAPITAL PARTNERS, LLC

By:	/s/ Tom Dundon
Name:	Tom Dundon
Title:	Chairman and Managing Partner

Notice Address:

Dundon Capital Partners, LLC
2100 Ross Ave Ste 550
Dallas, TX, 75201-6765

Attention: Tom Dundon
Email: td@dundon.com

[Signature Pages to Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

400 CAPITAL CREDIT OPPORTUNITIES MASTER FUND LTD

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann
Name: Christopher Hentemann
Title: Managing Partner and Chief Investment officer

BOSTON PATRIOT MILK ST LLC

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann
Name: Christopher Hentemann
Title: Managing Partner and Chief Investment officer

400 CAPITAL TX COF I LP

By: 400 Capital Management LLC, as investment manager

By	/s/ Christopher Hentemann
Name: Christopher Hentemann
Title: Managing Partner and Chief Investment officer

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
683 CAPITAL PARTNERS, LP

	By:	/s/ Joseph Patt
		Name:	Joseph Patt
		Title:	Member of the General Partner

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
AEGON USA INVESTMENT MANAGEMENT, LLC

	By:	/s/ Derek Thoms
		Name:	Derek Thoms
		Title:	Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Banc of America Credit Products, Inc. executes this Agreement and signature page solely on behalf of the US Distressed & Special Situations Group and its managed positions. This signature in no way binds any other line of business, activities or positions at Bank of America Credit Products, Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio

By:	/s/ Austin Penland
Name: Austin Penland
Title: AVP

1 Such principal amount is calculated after giving effect to the closing of all of Banc of America Credit Products’ open and unsettled First Lien Facilities Claims trades as of the effective date hereof.

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

BofA Securities Inc. executes this Agreement and signature page solely on behalf of the US Distressed & Special Situations Group and its managed positions. This signature in no way binds any other line of business, activities or positions at BofA Securities Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio

By:	/s/ Vincenzo Ruocco
Name: Vincenzo Ruocco
Title: Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER BREAN ASSET MANAGEMENT, LLC

	By:	/s/ Patrick L. Marano
Name: Patrick L. Marano, Jr.
Title: General Counsel & CCO

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Canso Investment Counsel Ltd. acting in its capacity as portfolio manager for and on behalf of certain managed accounts

	By:	/s/ Joe Morin
Name: Joe Morin
Title: Portfolio Manager

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Carronade Capital Master, LP
	By:	Carronade Capital GP, LLC, its general partner

	By:	/s/ Dan Gropper
Name: Dan Gropper
Title: Managing Member

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Carval Investors LP, on behalf of funds it manages

	By:	/s/ Ryan Morrell
Name: Ryan Morrell
Title: Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
Cetus Capital VI, L.P.

	By:	/s/ Richard Maybaum
Name: Richard Maybaum
Title: Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
Littlejohn Opportunities Master Fund LP

	By:	/s/ Richard Maybaum
Name: Richard Maybaum
Title: Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER OFM II, L.P.

	By:	/s/ Richard Maybaum
Name: Richard Maybaum
Title: Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
CVC Global Credit Opportunities Master Fund LP
acting by its general partner,
CVC Global Credit Opportunities Fund GP, LLC
acting by its sole member,
CVC Credit Partners, LLC

	By:	/s/ Scott Bynum
Name: Scott Bynum
Title: Authorised signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

D. E. Shaw Galvanic Portfolios, L.L.C.

	By:	/s/ Shi Nisman
Name: Shi Nisman
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

Deutsche Bank Securities Inc. (“DB”) is engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of DB as further set forth in this signature page, and shall not apply to any other affiliate, trading desk or business group of DB.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
DEUTSCHE BANK SECURITIES INC.
(solely with respect to the Distressed Products Group)

	By:	/s/ Shawn Faurot
Name: Shawn Faurot
Title: Managing Drrector

	By:	/s/ Joanne Adkins
Name: Joanne Adkins
Title: Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Diameter Master Fund LP
	By:	Diameter Capital Partners LP, its Investment Manager

	By:	/s/ Shailini Rao
Name: Shailini Rao
Title: General Counsel and CCO

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Diameter Dislocation Master Fund LP
	By:	Diameter Capital Partners LP, its Investment Manager

	By:	/s/ Shailini Rao
Name: Shailini Rao
Title: General Counsel and CCO

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

The Calvert Fund-Calvert High Yield Bond Fund

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

EATON VANCE TRUST COMPANY COLLECTIVE INVESTMENT TRUST FOR EMPLOYEE BENEFIT PLANS - HIGH YIELD FUND

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

EATON VANCE CORP

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Eaton Vance Global Income Builder Fund

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

EATON VANCE TRUST COMPANY COMMON TRUST FUND - HIGH YIELD COMMON TRUST FUND

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

High Income Opportunities Portfolio

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Eaton Vance Income Fund of Boston

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Eaton Vance Limited Duration Income Fund

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Eaton Vance Multi-Asset Credit Fund

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Eaton Vance Trust Company Multi-Asset Credit Fund II, a separate trust fund of Eaton Vance Trust Company Collective Investment Trust for Employee Benefit Plans III

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

EATON VANCE MULTI-ASSET CREDIT FUND II, LLC

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Southeastern Pennsylvania Transportation Authority

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

The Regents of the University of California

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

NSP - Monticello Minnesota Retail Qualified Trust

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

NSP - Minnesota Prairie I Retail Qualified Trust

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

NSP - Minnesota Prairie II Retail Qualified Trust

	By:	/s/ Steve Concannon
Name: Steve Concannon
Title: Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Farmstead Capital Management, LLC
and its affiliates

	By:	/s/ Michael Scott
	Name:	Michael Scott
	Title:	Managing Member

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FIDELITY ADVISOR SERIES II: Fidelity Advisor Strategic Income Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Management Trust Company: Fidelity Blue Chip Growth Commingled Pool

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FIDELITY SUMMER STREET TRUST: Fidelity Capital & Income Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Investments Canada ULC: Fidelity Blue Chip Growth Institutional Trust

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Canadian Balanced Fund, by Fidelity Investments Canada ULC as Trustee

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity American High Yield Fund, by Fidelity Investments Canada ULC as Trustee

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Distressed Opportunities Master Fund I, LP, by Fidelity Management & Research Company LLC as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Funds SICAV / Fidelity Funds – US High Yield

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Japan Trustee Services Bank, LTD. Re: Fidelity Strategic Income Fund (Mother) By Fidelity Management & Research Company as Sub-Advisor

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FIDELITY SUMMER STREET TRUST: Fidelity Global High Income Fund

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FMR Capital, Inc. High Income 1 Pilot Portfolio - Portfolio Number 5028

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FMR Capital, Inc. High Income 2 Pilot Portfolio - Portfolio Number 5559

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity High Income Central Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Master Trust Bank Of Japan Ltd. Re: Fidelity US High Yield Mother Fund, by Fidelity Management & Research Company as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Japan Trustee Services Bank, Ltd. Re: Fidelity High Yield Bond Open Mother Fund, by Fidelity Management & Research Company as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

FIDELITY ADVISOR SERIES I: Fidelity
Advisor High Income Advantage Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Pension Reserves Investment Trust Fund, by Fidelity Institutional Asset Management Trust Company as Investment Manager

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Fidelity Institutional Asset Management Trust Company: FIAM Target Date Blue Chip Growth Commingled Pool

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

VARIABLE INSURANCE PRODUCTS FUND V: Strategic Income Portfolio

By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

J.P. MORGAN INVESTMENT MANAGEMENT INC. AND JPMORGAN CHASE BANK, N.A. (“Signatory”), solely as investment adviser and/or trustee on behalf of certain discretionary accounts and/or funds it manages.

By executing this agreement, Signatory, solely as investment advisor and/or trustee on behalf of certain discretionary funds and/or accounts it manages, binds only itself, and itself only in that capacity, and not any other affiliate of JPMorgan Chase & Co., or any of its or their respective business units, subsidiaries or affiliates (including any desk or business unit thereof), and no such affiliate shall be deemed to be bound by the terms of this agreement by virtue of Signatory’s execution of this agreement. Moreover, Signatory shall have no obligation to cause any of its affiliates to take or refrain from taking any action.

By:	/s/ Greg Seketa
	Name:	Greg Seketa
	Title:	Executive Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

J.P. MORGAN SECURITIES LLC*, with respect to only its North America Credit Trading Group

By:	/s/ Brian M. Ercolani
	Name:	Brian M. Ercolani
	Title:	Operations Manger

*This signature page to the Plan Support Agreement (the “Agreement”) applies only to the North America Credit Trading group of J.P. Morgan Securities LLC (“CTG”) and the Senior Notes Claims (“Notes”) held by such group. Accordingly, the terms “Initial Consenting Noteholders”, “Consenting Noteholders”, “Consenting Claimholder”, “Unsecured Noteholders”, “Requisite Consenting Noteholders”, “Plan Sponsors”, “Party”, and “Parties” for all purposes of the Agreement mean and refer only to CTG and such business unit’s holdings of the Notes. For the avoidance of doubt, the Agreement does not apply to (i) loans, claims, securities, notes, other obligations or any other interests in the Debtors that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of, J.P. Morgan Securities LLC, (ii) any credit facilities to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) is a party in effect as of the date hereof, (iii) any new credit facility, amendment to an existing credit facility, or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of CTG, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any loans, notes, or claims that may be beneficially owned by non-affiliated clients of J.P. Morgan Securities LLC or any of its affiliates or for which Morgan acts in a fiduciary capacity.

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

King Street Capital Management, L.P.

	By:	/s/ Howard Baum
Name: Howard Baum
Title: Authorized Signatory

 [Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Livello Capital Special Opportunities Master Fund LP

	By:	/s/ Joseph Salegna
Name: Joseph Salegna
Title: Chief Financial Officer

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Lord, Abbett & Co. LLC, as investment adviser on
behalf of certain accounts it manages

By:	/s/ Steven Rocco
Name: Steven Rocco
Title: Member & Director of Taxable Fixed Income

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER MILLENNIUM CMM, LTD.
	By:	Millennium International Management LP, its Investment Manager

	By:	/s/ Mark Meskin
		Name:	Mark Meskin
		Title:	Chief Trading Officer

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Moore Global Investments, LLC by Moore Capital Management. LP
Its Investment Manager

	By:	/s/ James Kaye
		Name:	James Kaye
		Title:	Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Morgan Stanley & Co., LLC, solely on behalf of its New York distressed trading desk, and not on behalf of any of its other trading desks, business units, divisions or affiliates

	By:	/s/ Brian McGowan
		Name:	Brian McGowan
		Title:	Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Napier Park Global Capital (US) LP, on behalf of its managed funds and accounts

By:
Name: Rutvij Shanghavi
Title: Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

INITIAL CONSENTING NOTEHOLDER

Nomura Corporate Research and Asset
Management Inc. as investment adviser on behalf of certain funds and accounts

By:	/s/ Stephen Kotsen
Name: Stephen Kotsen
Title: Managing Director

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
One Fin Capital Master Fund LP
By: One Fin Capital Management LP
Its Investment Advisor

	By:	/s/ MayKao Manisone
Name: MayKao Manisone
Title: CFO

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

P. SCHOENFELD ASSET MANAGEMENT LP, as investment advisor on behalf of certain funds and managed accounts

By:	/s/ Dhananjay Pai
Name: Dhananjay Pai
Title: President & Chief Operating Officer

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

SUNRISE PARTNERS LIMITED PARTNERSHIP

	By:	/s/ Douglas W. Ambrose
		Name:	Douglas W. Ambrose
Executive Vice President of
		Title:	Paloma Partners Management Company,
general partner of
Sunsrise Partners Limited Partnership

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Pentwater Capital Management LP

	By:	/s/ David M Zirin
Name: David M Zirin
Title: Chief Operating Officer

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Captial Ventures International
	By:	Susquehanna Advisors Group, Inc., its authorized agent

	By:	/s/ Kathy Harley
Name: Kathy Harley
Title: Assistant Vice President

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
Warlander Partners, LP

	By:	/s/ Matthew Tuminello
Name: Matt Tuminello
Title: CFO

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER

Wexford Spectrum Trading Limited, Wexford Catalyst Trading Limited,
Debello Trading Limited, Wexford Focused Trading Limited
	By:	Wexford Capital LP, the Manager of the funds

	By:	/s/ Arthur Amron
Name: Arthur Amron
Title: Partner and General Counsel

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
WHITEBOX RELATIVE VALUE PARTNERS, LP

	By:	/s/ Luke Harris
Name: Luke Hanis
Title: General Counsel
Whitebox Advisors LLC

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
WHITEBOX MULTI-STRATEGY PARTNERS, LP

	By:	/s/ Luke Harris
Name: Luke Harris
Title: General Counsel
Whitebox Advisors LLC

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
WHITEBOX GT FUND, LP

	By:	/s/ Luke Harris
Name: Luke Hanis
Title: General Counsel
Whitebox Advisors LLC

[Signature Page to the Plan Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:
INITIAL CONSENTING NOTEHOLDER
PANDORA SELECT PARTNERS, LP

	By:	/s/ Luke Harris
Name: Luke Harris
Title: General Counsel
Whitebox Advisors LLC

[Signature Page to the Plan Support Agreement]

Exhibit A

Form of Committee Joinder

Pursuant to this joinder agreement (the “Committee Joinder”), the undersigned official committee of unsecured creditors appointed in the Chapter 11 Cases (the “Committee”) acknowledges that it has read and understands the Plan Support Agreement (the “Agreement”), dated as of April 3, 2021, by and among (i) The Hertz Corporation (“Hertz”), a corporation incorporated in the State of Delaware, and its affiliated debtors and debtors-in-possession (collectively with Hertz, the “Company” or the “Debtors”) in the Chapter 11 Cases (as defined below) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); (ii)(a) one or more funds associated with Centerbridge Partners, L.P., (“Centerbridge”), (b) one or more funds associated with Warburg Pincus LLC (“WP”), and (c) Dundon Capital Partners LLC (“Dundon” and, together with Centerbridge and WP, the “PE Sponsors”); (iii) the beneficial owners4 (or managers or advisors of funds or accounts that are beneficial owners) of Claims in respect of the following obligations of Hertz party thereto as of the Agreement Effective Date (the “Initial Consenting Noteholders” and, together with the PE Sponsors, the “Plan Sponsors”): (a) the 6.25% Senior Notes due 2022; (b) the 5.50% Senior Notes due 2024; (c) the 7.125% Senior Notes due 2026; (d) the 6.00% Senior Notes due 2028; and (e) the obligations under that certain Credit Agreement, dated as of December 13, 2019, as amended, supplemented or otherwise modified from time to time (the Claims under clauses (a) through (e) above, collectively, the “Senior Notes/ALOC Claims” and, the holders thereof, the “Unsecured Noteholders”); (iv) the Committee upon executing this Committee Joinder; and (v) any additional Unsecured Noteholders (the “Additional Consenting Noteholders” and, together with the Initial Consenting Noteholders, the “Consenting Noteholders”) and any owners or beneficial owners of any other Claims against any of the Debtors (collectively, the “Consenting Claimholders”), in each case, that execute the joinder attached as Exhibit B to the Agreement (the “Consenting Claimholder Joinder”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.                  Agreement to be Bound. The Committee hereby agrees to be bound by all of the terms of the Agreement (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Committee shall hereafter be deemed to be a Party for all purposes under the Agreement.

2.                  Representations and Warranties. The Committee hereby represents and warrants to each other Party to the Agreement that, as of the date hereof, the Committee makes, as of the date hereof, the representations and warranties set forth in Section 7 of the Agreement to each other Party.

4      As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Claims against or Interests in any of the Debtors or the rights to acquire such Claims or Interests.

A-2

3.                  Governing Law. This Committee Joinder shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Committee Joinder in the Bankruptcy Court and, to the extent the Bankruptcy Court is determined to not have jurisdiction, in the United States District Court for the Southern District of New York or any New York State court located in New York County (the “Chosen Courts”), and solely in connection with claims arising under this Committee Joinder: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto.

A-3

IN WITNESS WHEREOF, the Committee has caused this Committee Joinder to be executed as of the date first written above.

OFFICIAL COMMITTEE OF UNSECURED CREDITORS IN IN RE THE HERTZ CORPORATION, ET AL., CASE NO. 20-11218 (MFW) (BANKR. D. DEL.)

By:
Name:
Title:	Counsel to the Official Committee of Unsecured Creditors

Exhibit B

Form of Consenting Noteholder/Claimholder Joinder

Pursuant to this joinder agreement (the “Consenting Claimholder Joinder”), the undersigned holder of Claims against any of the Debtors (the “Joining Party”) acknowledges that it has read and understands the Plan Support Agreement (the “Agreement”), dated as of April 3, 2021, by and among (i) The Hertz Corporation (“Hertz”), a corporation incorporated in the State of Delaware, and its affiliated debtors and debtors-in-possession (collectively with Hertz, the “Company” or the “Debtors”) in the Chapter 11 Cases (as defined below) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); (ii)(a) one or more funds associated with Centerbridge Partners, L.P. (“Centerbridge”), (b) one or more funds associated with Warburg Pincus LLC (“WP”), and (c) Dundon Capital Partners LLC (“Dundon” and, together with Centerbridge and WP, the “PE Sponsors”); (iii) the beneficial owners5 (or managers or advisors of funds or accounts that are beneficial owners) of claims in respect of the following obligations of Hertz party thereto as of the Agreement Effective Date (the “Initial Consenting Noteholders” and, together with the PE Sponsors, the “Plan Sponsors”): (a) the 6.25% Senior Notes due 2022; (b) the 5.50% Senior Notes due 2024; (c) the 7.125% Senior Notes due 2026; (d) the 6.00% Senior Notes due 2028; and (e) the obligations under that certain Credit Agreement, dated as of December 13, 2019, as amended, supplemented or otherwise modified from time to time (the Claims under clauses (a) through (e) above, collectively, the “Senior Notes/ALOC Claims” and, the holders thereof, the “Unsecured Noteholders”); (iv) the official committee of unsecured creditors appointed in the Chapter 11 Cases (the “Committee”) upon executing the joinder attached as Exhibit A to the Agreement (the “Committee Joinder”); and (v) any additional Unsecured Noteholders (the “Additional Consenting Noteholders” and, together with the Initial Consenting Noteholders, the “Consenting Noteholders”) and any owners or beneficial owners of any other Claims against any of the Debtors (collectively, the “Consenting Claimholders”), in each case, that execute this Consenting Noteholder/Claimholder Joinder. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.                  Agreement to be Bound. The undersigned Additional Consenting Noteholder or Consenting Claimholder (as applicable, the “Joining Party”) hereby agrees to be bound by all of the terms of the Agreement (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a Party for all purposes under the Agreement.

2.                  Representations and Warranties. The Joining Party hereby represents and warrants to each other Party to the Agreement that, as of the date hereof, such Joining Party (a) is the legal or beneficial holder of, and has all necessary authority (including authority to bind any other legal or beneficial holder) with respect to, the Claims against any of the Debtors identified below its name on the signature page hereof, and (b) makes, as of the date hereof, the representations and warranties set forth in Section 7 of the Agreement to each other Party.

5      As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Claims against or Interests in any of the Debtors or the rights to acquire such Claims or Interests.

B-1

3.                  Governing Law. This Consenting Noteholder/Claimholder Joinder shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Consenting Claimholder Joinder in the Bankruptcy Court and, to the extent the Bankruptcy Court is determined to not have jurisdiction, in the United States District Court for the Southern District of New York or any New York State court located in New York County (the “Chosen Courts”), and solely in connection with claims arising under this Consenting Claimholder Joinder: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto.

4.                  Notice. All notices and other communications given or made pursuant to the Agreement shall be sent to:

To the Joining Party at:

[JOINING PARTY]

[ADDRESS]

Attn:

Facsimile:

EMAIL:

B-2

IN WITNESS WHEREOF, the Joining Party has caused this Consenting Claimholder Joinder to be executed as of the date first written above.

[Consenting Claimholder / Additional Noteholder]

By:
Name:
Title:

Claims (principal amount):

Exhibit C

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re The Hertz Corporation, et al.,[1] Debtors.	Chapter 11 Case No. 20-11218 (MFW) (Jointly Administered)

SECOND AMENDED JOINT CHAPTER 11 PLAN OF
REORGANIZATION OF THE HERTZ CORPORATION AND ITS DEBTOR AFFILIATES

WHITE & CASE LLP
Thomas E Lauria (admitted pro hac vice)
Matthew C. Brown (admitted pro hac vice)
200 South Biscayne Boulevard, Suite 4900
Miami, FL 33131
Telephone: (305) 371-2700

J. Christopher Shore (admitted pro hac vice)
David M. Turetsky (admitted pro hac vice)
Andrew T. Zatz (admitted pro hac vice)
Andrea Amulic (admitted pro hac vice)
1221 Avenue of the Americas
New York, NY 10020
Telephone: (212) 819-8200

Jason N. Zakia (admitted pro hac vice)
111 South Wacker Drive
Chicago, IL 60606
Telephone: (312) 881-5400

Roberto J. Kampfner (admitted pro hac vice)

Ronald K. Gorsich (admitted pro hac vice)
Aaron Colodny (admitted pro hac vice)
Andrew Mackintosh (admitted pro hac vice)
Doah Kim (admitted pro hac vice)
555 South Flower Street, Suite 2700
Los Angeles, CA 90071
Telephone: (213) 620-7700

Attorneys for the Debtors
and Debtors in Possession

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
John H. Knight (No. 3848)

Brett M. Haywood (No. 6166)

Christopher M. De Lillo (No. 6355)

J. Zach Noble (No. 6689)

One Rodney Square

910 N. King Street

Wilmington, DE 19801
Telephone: (302) 651-7700

Dated: April 3, 2021

1             The last four digits of The Hertz Corporation’s tax identification number are 8568. The location of the debtors’ service address is 8501 Williams Road, Estero, FL 33928. Due to the large number of debtors in these chapter 11 cases, which are jointly administered for procedural purposes only, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at https://restructuring.primeclerk.com/hertz.

i

TABLE OF CONTENTS

Page

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1
A.	Defined Terms	1
B.	Rules of Interpretation	33
C.	Computation of Time	33
D.	Governing Law	33
E.	Consultation, Information, Notice, and Consent Rights	34
F.	Reference to Monetary Figures	34
G.	Reference to the Debtors or the Reorganized Debtors	34
H.	Controlling Document	34
Article II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS		34
A.	Administrative Claims	35
B.	DIP Claims	35
C.	HVF Master Lease Administrative Claims	36
D.	Postpetition Fleet Financing Administrative Claims	36
E.	Professional Fee Claims	37
F.	Priority Tax Claims	38
Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		38
A.	Summary of Classification	38
B.	Treatment of Claims and Interests	40
C.	Special Provision Governing Unimpaired Claims	45
D.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	45
E.	Elimination of Vacant Classes	46
F.	Separate Classification of Other Secured Claims	46
G.	Voting Classes; Presumed Acceptance by Non-Voting Classes	46
H.	Controversy Concerning Impairment	46
Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN		46
A.	No Substantive Consolidation	46
B.	Restructuring Transactions; Effectuating Documents	46
C.	Sources of Consideration for Plan Distributions	47
D.	New Money Investment	47
E.	Issuance and Distribution of Reorganized Hertz Parent Common Interests and Preferred Stock	48
F.	New Reorganized Corporate Debt	48
G.	Replacement of First Lien Letters of Credit	49
H.	HVF II and Interim Fleet Financing Settlement	49
I.	HVF III Fleet Financing	50
J.	General Unsecured Claim and General Unsecured Elective Claim Recoveries	51
K.	Intercompany Claim Settlement	51
L.	HHN Restructuring	52
M.	Registration Rights Agreement	52
N.	International Vehicle Financing Claims	52
O.	Corporate Existence	52
P.	Vesting of Assets in the Reorganized Debtors	53
Q.	Cancellation of Existing Securities	53
R.	Corporate Action	55
S.	New Organizational Documents	55
T.	Reorganized Hertz Parent and Reorganized Hertz Corp. Board	56

U.	Exemption from Certain Taxes and Fees	56
V.	Preservation of Causes of Action	57
W.	GUC Oversight Administrator	57
X.	Insurance Policies and Surety Bonds	58
Y.	Management Equity Incentive Plan	59
Z.	Employee Obligations	59
AA.	Workers’ Compensation Programs	61
BB.	Collective Bargaining Agreements	61
CC.	Plan Support Agreement and Stock Purchase Agreement	61
Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		61
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	61
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	62
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	63
D.	Assumption Dispute Resolution	64
E.	Indemnification Obligations	64
F.	Contracts and Leases Entered into After the Petition Date	65
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	65
H.	Reservation of Rights	65
I.	Nonoccurrence of Effective Date; Bankruptcy Code Section 365(d)(4)	65
Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		65
A.	Timing and Calculation of Amounts to Be Distributed	65
B.	Special Rules for Distributions to Holders of Disputed Claims and Interests	66
C.	Rights and Powers of Distribution Agent	66
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	67
E.	Securities Registration Exemption	70
F.	Compliance with Tax Requirements	71
G.	Allocations	72
H.	No Postpetition or Default Interest on Claims	72
I.	Setoffs and Recoupment	72
J.	Claims Paid or Payable by Third Parties	72
Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		74
A.	Allowance of Claims	74
B.	Claims and Interests Administration Responsibilities	74
C.	ADR Procedures	75
D.	Estimation of Claims	75
E.	Adjustment to Claims Register Without Objection	75
F.	Time to File Objections to Claims	76
G.	Disallowance of Claims	76
H.	Amendments to Proofs of Claims	76
I.	Reimbursement or Contribution	76
J.	No Distributions Pending Allowance	77
K.	Distributions After Allowance	77
L.	Single Satisfaction of Claims	77
Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		77
A.	Compromise and Settlement of Claims, Interests, and Controversies	77
B.	Discharge of Claims and Termination of Interests	78
C.	Releases by the Debtors	78
D.	Releases by Holders of Claims and Interests	79
E.	Exculpation	79
F.	Injunction	80
G.	Subordination Rights	81
H.	Release of Liens	81

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		81
A.	Conditions Precedent to the Effective Date	81
B.	Waiver of Conditions	83
C.	Substantial Consummation	83
D.	Committee Complaint	83
E.	Bifurcation Motion	83
F.	Effect of Non-Occurrence of Conditions to the Effective Date	83
Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		84
A.	Modification and Amendments	84
B.	Effect of Confirmation on Modifications	84
C.	Effect of Confirmation	84
D.	Revocation or Withdrawal of the Plan	84
Article XI. RETENTION OF JURISDICTION		85

Article XII. MISCELLANEOUS PROVISIONS		87
A.	Immediate Binding Effect	87
B.	Additional Documents	87
C.	Payment of Statutory Fees	87
D.	Reservation of Rights	87
E.	Transaction Expenses	88
F.	Successors and Assigns	88
G.	Service of Documents	88
H.	Term of Injunctions or Stays	89
I.	Entire Agreement	89
J.	Nonseverability of Plan Provisions	90
K.	Dissolution of Committee	90
L.	Expedited Tax Determination	90

INTRODUCTION

The Hertz Corporation and its Debtor Affiliates hereby propose this Second Amended Joint Plan of Reorganization. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Bankruptcy Code. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Although proposed jointly for administrative purposes, the Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.

ALL HOLDERS OF CLAIMS and Interests ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, RULE 3019 OF THE BANKRUPTCY RULES, AND ARTICLE X OF THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, SUPPLEMENT, REVOKE, OR WITHDRAW THE PLAN PRIOR TO ITS CONSUMMATION.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.                   “2020 EIP Order” means the Order Authorizing and Approving the Debtors Employee Incentive Plan [Docket No. 1560].

2.                   “2021 KEIP/EIP Order” means the Order Authorizing and Approving the Debtors’ (i) 2021 Key Employee Incentive Plan and (ii) 2021 Employee Incentive Plan [Docket No. 2793].

3.                   “5.500% Unsecured Noteholders” means the Holders of the 5.500% Unsecured Notes from time to time, in their capacity as such.

4.                   “5.500% Unsecured Notes” means the 5.500% senior notes due 2024 issued pursuant to the 5.500% Unsecured Notes Indenture.

5.                   “5.500% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 5.500% Unsecured Notes or any other 5.500% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $800,000,000.00.

6.                   “5.500% Unsecured Notes Documents” means, collectively, the 5.500% Unsecured Notes Indenture, the 5.500% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 5.500% Unsecured Notes.

7.                   “5.500% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of September 22, 2016, for the 5.500% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 5.500% Unsecured Notes Trustee.

8.                  “5.500% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 5.500% Unsecured Notes Indenture, including any successor thereto.

9.                   “6.000% Unsecured Noteholders” means Holders of the 6.000% Unsecured Notes from time to time, in their capacity as such.

10.               “6.000% Unsecured Notes” means the 6.000% senior notes due 2028 issued pursuant to the 6.000% Unsecured Notes Indenture.

11.               “6.000% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 6.000% Unsecured Notes or any other 6.000% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $900,000,000.00.

12.               “6.000% Unsecured Notes Documents” means, collectively, the 6.000% Unsecured Notes Indenture, the 6.000% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 6.000% Unsecured Notes.

13.               “6.000% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of November 25, 2019, for the 6.000% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 6.000% Unsecured Notes Trustee.

14.               “6.000% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 6.000% Unsecured Notes Indenture, including any successor thereto.

15.               “6.250% Unsecured Noteholders” means Holders of the 6.250% Unsecured Notes from time to time, in their capacity as such.

16.               “6.250% Unsecured Notes” means the 6.250% senior notes due 2022 issued pursuant to the 6.250% Unsecured Notes Indenture.

17.               “6.250% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 6.250% Unsecured Notes or any other 6.250% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate equal to $500,000,000.00.

18.               “6.250% Unsecured Notes Documents” means, collectively, the 6.250% Unsecured Notes Indenture, the 6.250% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 6.250% Unsecured Notes.

19.               “6.250% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of October 16, 2012, for the 6.250% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 6.250% Unsecured Notes Trustee.

20.               “6.250% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 6.250% Unsecured Notes Indenture, including any successor thereto.

21.               “7.000% Unsecured Promissory Noteholders” means Holders of the 7.000% Unsecured Promissory Notes from time to time, in their capacity as such.

22.               “7.000% Unsecured Promissory Notes” means the 7.000% senior notes due 2028 issued pursuant to the 7.000% Unsecured Promissory Notes Indenture.

23.               “7.000% Unsecured Promissory Notes Claims” means all Claims against any Debtor arising from or based upon the 7.000% Unsecured Promissory Notes or any other 7.000% Unsecured Promissory Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $27,000,000.00.

24.               “7.000% Unsecured Promissory Notes Documents” means, collectively, the 7.000% Unsecured Promissory Notes Indenture, the 7.000% Unsecured Promissory Notes, and all related agreements and documents executed by any of the Debtors in connection with the 7.000% Unsecured Promissory Notes.

25.               “7.000% Unsecured Promissory Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of December 1, 1994, for the 7.000% Unsecured Promissory Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 7.000% Unsecured Promissory Notes Trustee.

26.               “7.000% Unsecured Promissory Notes Trustee” means U.S. Bank, N.A., in its capacity as trustee under the 7.000% Unsecured Notes Indenture, including any successor thereto.

27.               “7.000% Unsecured Promissory Notes Trustee’s Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, the reasonable and documented fees, costs, and expenses incurred by the 7.000% Unsecured Promissory Notes Trustee that are required to be paid under the 7.000% Unsecured Promissory Notes Documents.

28.               “7.125% Unsecured Noteholders” means Holders of the 7.125% Unsecured Notes from time to time, in their capacity as such.

29.               “7.125% Unsecured Notes” means the 7.125% senior notes due 2026 issued pursuant to the 7.125% Unsecured Notes Indenture.

30.               “7.125% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 7.125% Unsecured Notes or any other 7.125% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $500,000,000.00.

31.               “7.125% Unsecured Notes Documents” means, collectively, the 7.125% Unsecured Notes Indenture, the 7.125% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 7.125% Unsecured Notes.

32.               “7.125% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of August 1, 2019, for the 7.125% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 7.125% Unsecured Notes Trustee.

33.           “7.125% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 7.125% Unsecured Notes Indenture, including any successor thereto.

34.           “Ad Hoc Group of Unsecured Noteholders” means the ad hoc group of certain Holders of Unsecured Notes identified in the Second Amended Verified Statement of Willkie Farr & Gallagher LLP and Young Conaway Stargatt and Taylor LLP Pursuant to Bankruptcy Rule 2019 [Docket No. 3220] as may be supplemented and/or amended from time to time.

35.           “Administrative Claim” means a Claim against any of the Debtors for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date; (ii) Professional Fee Claims; (iii) Substantial Contribution Claims; (iv) fees and charges payable to the U.S. Trustee pursuant to Section 1930 of the Judicial Code; (v) postpetition Intercompany Claims, (vi) DIP Claims, (vii) HVF Master Lease Administrative Claims; (viii) Canadian Fleet Financing Administrative Claims; and (ix) Interim Fleet Financing Administrative Claims.

36.           “Administrative Claims Bar Date” means the first Business Day that is thirty (30) days following the Effective Date, except as specifically set forth in the Plan or a Final Order, including the Claims Bar Date Order.

37.           “Administrative Claims Objection Deadline” means the first Business Day that is one-hundred and eighty (180) days after the Effective Date; provided that such date may be extended by the Bankruptcy Court at the Reorganized Debtors’ request.

38.           “ADR Procedures” means the alternative dispute resolution procedures as amended, supplemented, or modified from time to time and filed in connection with the Plan Supplement. For the avoidance of doubt, such procedures shall not apply to any dispute involving the Plan Sponsors, if any, and shall be in form and substance reasonably acceptable to the Requisite Commitment Parties in good faith.

39.           “Affiliate” means, with respect to any Entity, all Entities that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

40.           “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein, such Claim or Interest (or any portion thereof) that is not Disallowed and (i) with respect to which no objection to the allowance thereof or request for estimation has been Filed or such Claim or Interest has not been designated for participation in the ADR Procedures on or before the Claims Objection Deadline, Administrative Claims Objection Deadline, or the expiration of such other applicable period fixed by the Bankruptcy Court, (ii) that has been expressly Allowed under the Plan, any stipulation approved by the Bankruptcy Court, or a Final Order of the Bankruptcy Court; (iii) is both not Disputed and either (a) evidenced by a Proof of Claim timely Filed in accordance with the Claims Bar Date Order (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court a Proof of Claim is not or shall not be required to be Filed) or (b) listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; (iv) is allowed by a Final Order, or (v) is compromised, settled, or otherwise resolved to by (a) the Debtors and (b) the holder of such Claim or Interest; provided, that, except as otherwise expressly provided herein, the amount of any Allowed Claim or Allowed Interest shall be determined in accordance with the Bankruptcy Code, including sections 502(b), 503(b) and 506 of the Bankruptcy Code. Except as otherwise specified in the Plan or any Final Order, and except to the extent such interest is Allowed pursuant to section 506(b) of the Bankruptcy Code, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date. For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtors may hold against the holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. For the avoidance of doubt, a Proof of Claim Filed after the Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow,” “Allowance,” and “Allowing” shall have correlative meanings.

41.           “ALOC Credit Agreement” means that certain Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of December 13, 2019, by and among Hertz Corp., the lenders party thereto, and Goldman Sachs Mortgage Company, as administrative agent and issuing lender, as may be amended, modified, or amended and restated from time to time.

42.           “ALOC Facility” means the letter of credit facility provided pursuant to the ALOC Credit Agreement.

43.           “ALOC Facility Agent” means Goldman Sachs Mortgage Company solely in its capacity as administrative agent for the ALOC Facility.

44.           “ALOC Facility Claims” means all Claims against any Debtor arising from or based upon letters of credit issued pursuant to the ALOC Credit Agreement or any other ALOC Facility Documents, including accrued but unpaid interest, costs, fees, and indemnities.

45.           “ALOC Facility Documents” means the ALOC Credit Agreement and all related agreements and documents executed by any of the Debtors in connection with the ALOC Facility.

46.           “Assumed Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and/or Unexpired Leases filed as part of the Plan Supplement, which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith, as may be amended, modified, or supplemented by the Debtors from time to time, that will be assumed by the Reorganized Debtors pursuant to the Plan; provided, that the Assumed Executory Contracts and Unexpired Leases Schedule does not need to include Executory Contracts and/or Unexpired Leases that have been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date.

47.           “Australian ABS Restructuring Settlement” means the restructuring of the Australian Securitization Facility on terms and conditions reasonably acceptable to the Debtors, the Plan Sponsors, Hertz Australia, the Australian Financing Entity, and the requisite consenting lenders from time to time party to the Australian Securitization Facility Documents, which restructuring and settlement shall include the complete release and disallowance of the Australian Performance Guarantee and any claims related thereto, including the Australian Performance Guarantee Claim.

48.           “Australian Financing Entity” means HA Fleet Pty Ltd (ACN 126 115 204).

49.           “Australian Performance Guarantee” means the guarantee and indemnity granted by Hertz Corp. pursuant to that certain THC Guarantee and Indemnity, dated as of July 12, 2016.

50.           “Australian Performance Guarantee Claim” means any Claim against Hertz Corp. pursuant to the Australian Performance Guarantee.

51.           “Australian Securitization Facility” means the fleet financing facility, dated December 7, 2010, between, among others, the Australian Financing Entity and Citibank, N.A., as Administrative Agent, as amended, varied, amended and restated or extended from time to time, including pursuant the Master Amendment and Restatement Deed dated as of July 12, 2016, entered into between, among others, the Australian Financing Entity, Westpac Banking Corporation, and P.T. Limited, and as amended by the Amendment Deed dated as of September 23, 2019, entered into between, among others, the Australian Financing Entity, Westpac Banking Corporation and P.T. Limited.

52.           “Australian Securitization Facility Documents” means all related agreements and documents executed by Hertz Corp., Hertz Australia, the Australian Financing Entity, or any of its non-Debtor Affiliates in connection with the Australian Securitization Facility.

53.           “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors and any recovery, subordination, or other remedies that may be brought by or on behalf of the Debtors and their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including under sections 502, 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code, chapter 5 of the Bankruptcy Code, or applicable non-bankruptcy law

54.           “Backstop Investors” shall have the meaning set forth in the Stock Purchase Agreement.

55.           “Ballot” means the form(s) distributed to holders of Claims entitled to vote on the Plan to indicate their acceptance or rejection of the Plan and to make an election with respect to the releases by Holders of Claims and Interests provided by Article VIII.D.

56.           “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or as may be amended hereafter and applicable to the Chapter 11 Cases.

57.           “Bankruptcy Court” means (i) the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases; (ii) to the extent any reference made under section 157 of title 28 of the United States Code is withdrawn or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code; or (iii) such other court as may have jurisdiction over the Chapter 11 Cases or any aspect thereof to the extent of such jurisdiction.

58.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

59.           “Bifurcation Motion” means the Debtors' Motion for Entry of an Order (I) Authorizing and Approving the Debtors' Entry Into, and Performance Under, European Settlement and Restructuring Embodied in Noteholder Lock-Up Agreement: (A) Settling Guarantee Claims, (B) Allowing Replacement U.S. Unsecured Claims, (C) Providing for the Issuance of Non-Contingent Debt Instrument, (D) Authorizing Sale of Replacement U.S. Unsecured Claims Pursuant to Sale Procedures, Including Authorizing Hertz Global Holdings, Inc. to Act as Agent to Market and Sell Such Claims and the Appointment of Moelis & Company LLC to Act as the Intermediary in Connection Therewith, (E) Authorizing Hertz System Inc. to Enter Into or Amend Certain Intellectual Property and License and Sublicense Agreements, and (F) Modifying Automatic Stay with Respect to European Noteholder Lock-Up Agreement and (II) Granting Related Relief [Docket No. 2280].

60.           “BNY Canada” means BNY Trust Company of Canada.

61.           “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

62.           “Canadian Fleet Financing Administrative Claims” means any and all Administrative Claims arising under or related to the Canadian Fleet Financing Debtor Documents.

63.           “Canadian Fleet Financing Back-Up Agent Agreement” means that certain Back-Up Disposition Agent Agreement dated as of September 14, 2014, by and among Fiserv Automotive Solutions, Inc., Hertz Canada, DTAG Canada and the Canadian Trustee, as amended from time to time.

64.           “Canadian Fleet Financing Base Indenture” means that certain Base Indenture dated as of September 14, 2015 by and among TCL Funding, as issuer, Hertz Canada and DTAG Canada, as co-servicers, HCVP, HC Limited, DTGC, as securitization entities, certain Committed Note Purchasers, Certain Conduit Investors, Certain Funding Agents for the Investor Groups (each as defined therein) and BNY Canada, as trustee.

65.           “Canadian Fleet Financing Debtor Documents” means the Canadian Fleet Financing Indenture, the Canadian Fleet Financing Servicing Agreement, the Canadian Fleet Financing Back-Up Agent Agreement, the Canadian Fleet Financing Performance Guarantee, and any other agreements, instruments and documents executed by the Debtors in connection therewith.

66.           “Canadian Fleet Financing Documents” means the Canadian Fleet Financing Debtor Documents, the Canadian Fleet Financing Notes and any other agreements, instruments and documents executed in connection therewith.

67.           “Canadian Fleet Financing Facility” means the asset-backed securitization facility issued pursuant to the Canadian Fleet Financing Documents.

68.           “Canadian Fleet Financing Indenture” means the Canadian Fleet Financing Base Indenture and the Canadian Fleet Financing Supplemental Indenture.

69.           “Canadian Fleet Financing Notes” means the Series 2021-A Variable Funding Rental Car Asset Backed Notes issued under the Canadian Fleet Financing Indenture.

70.           “Canadian Fleet Financing Performance Guarantee” means the Performance Guarantee dated as of September 14, 2014 issued by Hertz Corp. for the benefit of the Canadian Trustee in connection with the Canadian Fleet Financing Servicing Agreement and the Canadian Fleet Financing Back-Up Agent Agreement.

71.           “Canadian Fleet Financing Servicing Agreement” means that certain Servicing Agreement dated as of September 14, 2015, by and among Hertz Canada, DTAG Canada, HC Limited, TCL Funding, DTAC, and the Canadian Trustee, as amended from time to time.

72.           “Canadian Fleet Financing Supplemental Indenture” means the Series 2021-A Supplement dated as of January 27, 2021 to the Canadian Fleet Financing Base Indenture.

73.           “Canadian Trustee” means BNY Canada acting in its capacity as Trustee under the Canadian Fleet Financing Indenture.

74.           “Cash” means the legal tender of the United States of America or equivalents thereof.

75.           “Casualty Superpriority Administrative Expense Claim” means the superpriority administrative expense claims of the HVF Trustee pursuant to the Interim HVF Master Lease Settlement Orders in an amount equal to all payments on account of a Casualty (as defined in the HVF Master Lease Agreement) accrued under the HVF Master Lease Agreement plus interest thereon from the date such amount would be payable under the HVF Master Lease Agreement at the one-month LIBOR Rate (as defined in the HVF Master Lease Agreement) plus 5.50%.

76.           “Cause of Action” means any action, claim, proceeding, cause of action, controversy, demand, right, action, Lien, indemnity, interest, guarantee, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, or franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, “Cause of Action” includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of state or federal law or breach of any duty imposed by law or in equity; (iii) the right to object to or to otherwise contest, recharacterize, reclassify, subordinate, or disallow any Claims or Interests; (iv) any Claim pursuant to section 362 of the Bankruptcy Code; (v) any claim or defense including fraud, mistake, duress, and usury; and any other defenses set forth in section 558 of the Bankruptcy Code; and (vi) any Avoidance Actions.

77.           “Centerbridge” means Centerbridge Partners L.P., acting solely in its capacity as an investment manager or advisor on behalf of certain funds or accounts or wholly-owned entities of such funds or accounts.

78.           “Chapter 11 Cases” means (i) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (ii) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court under Chapter 11 Case, Number 20-11218 (MFW).

79.           “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

80.           “Claims and Noticing Agent” means Prime Clerk LLC, the claims, noticing, and solicitation agent retained by the Debtors pursuant to the Order Authorizing the Appointment of Prime Clerk LLC as Claims and Noticing Agent Nunc Pro Tunc to the Petition Date [Docket No. 183].

81.           “Claims Bar Date” means October 21, 2020 at 5:00 p.m. (prevailing Eastern Time) or other applicable date(s) designated by the Bankruptcy Court as the last date(s) for filing a Proof of Claim against the Debtors.

82.           “Claims Bar Date Order” means the Order Establishing Bar Dates and Related Procedures for Filing Proofs of Claim, Including Claims Arising Under Section 503(b)(9) of the Bankruptcy Code, and Approving the Form and Manner of Notice Thereof [Docket No. 1240], entered by the Bankruptcy Court on September 9, 2020, as amended, modified, or supplemented by order of the Bankruptcy Court from time to time.

83.           “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (i) one hundred and eighty (180) days after the Effective Date and (ii) such later date as may be fixed by the Bankruptcy Court upon a motion by the Reorganized Debtors Filed on or before the day that is one hundred and eighty (180) days after the Effective Date.

84.           “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent in the Chapter 11 Cases.

85.           “Class” means a category of Holders of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

86.           “Class Action Claim” means any Claim scheduled or filed by a purported class representative or its counsel on behalf of one or more claimant.

87.           “Clawback Defendants” means (i) Mark Frissora; (ii) John Jeffrey Zimmerman; and (iii) Scott Sider.

88.           “Collective Bargaining Agreements” means the collective bargaining agreements identified on the Collective Bargaining Agreement Schedule.

89.           “Collective Bargaining Agreement Schedule” means the schedule of collective bargaining agreements that will be assumed by the Reorganized Debtors pursuant to the Plan as set forth in the Plan Supplement, as may be amended by the Debtors from time to time; provided, that the Debtors shall consult with the Plan Sponsors with respect to such schedule and any amendments or modifications of such schedule resulting in the rejection of a Collective Bargaining Agreement.

90.           “Committee” means the statutory committee of unsecured creditors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee, pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 392] on June 11, 2020, as may be reconstituted from time to time.

91.           “Committee Complaint” means the Complaint Filed by the Committee in the adversary proceeding styled The Official Committee of Unsecured Creditors v. Barclays Bank PLC and BOKF, N.A. (under Adversary Proceeding Number 20-50842 (MFW)).

92.           “Committee Members” means, each in its capacity as a member of the Committee, (i) American Automobile Association, Inc.; (ii) Emma Bradley; (iii) Janice Dawson; (iv) International Brotherhood of Teamsters; (v) Pension Benefit Guaranty Corp.; (vi) Sirius XM Radio, Inc.; (vii) Southwest Airlines Co.; (viii) U.S. Bank, N.A.; and (ix) Wells Fargo Bank, N.A.

93.           “Company” means, collectively, the (i) Debtors; and (ii) their direct and indirect non-Debtor subsidiaries.

94.           “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

95.           “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

96.           “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

97.           “Confirmation Order” means the order of the Bankruptcy Court, confirming the Plan pursuant to section 1129 of the Bankruptcy Code that is consistent with this Plan, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

98.           “Consummation” means the occurrence of the Effective Date.

99.           “Cure Claim” means a monetary Claim in an amount, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) at the time such contract or lease is assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

100.         “D&O Liability Insurance Policies” means, collectively, all insurance policies (including any “tail policy”) issued at any time, whether expired or unexpired, to any of the Debtors for certain liabilities of the Debtors and/or their current or former directors, managers, and officers, and all agreements, documents or instruments related thereto, including the Tail D&O Policy.

101.         “Debtors” means, collectively, (i) Hertz Corp.; (ii) Hertz Global Holdings, Inc.; (iii) Thrifty Rent-A-Car System, LLC; (iv) Thrifty, LLC; (v) Dollar Thrifty Automotive Group, Inc.; (vi) Firefly Rent A Car LLC; (vii) CMGC Canada Acquisition ULC; (viii) Hertz Aircraft, LLC; (ix) Dollar Rent A Car, Inc.; (x) Dollar Thrifty Automotive Group Canada Inc.; (xi) Donlen Corporation; (xii) Donlen FSHCO Company; (xiii) Hertz Canada Limited; (xiv) Donlen Mobility Solutions, Inc.; (xv) DTG Canada Corp.; (xvi) DTG Operations, Inc.; (xvii) Hertz Car Sales LLC; (xviii) DTG Supply, LLC; (xix) Hertz Global Services Corporation; (xx) Hertz Local Edition Corp.; (xxi) Hertz Local Edition Transporting, Inc.; (xxii) Donlen Fleet Leasing Ltd.; (xxiii) Hertz System, Inc.; (xxiv) Smartz Vehicle Rental Corporation; (xxv) Thrifty Car Sales, Inc.; (xxvi) Hertz Technologies, Inc.; (xxvii) TRAC Asia Pacific, Inc.; (xxviii) Hertz Transporting, Inc.; (xxix) Rental Car Group Company, LLC; and (xxx) Rental Car Intermediate Holdings, LLC.

102.         “Defined Benefit Plan” means The Hertz Corporation Account Balance Defined Benefit Pension Plan.

103.         “Definitive Documents” has the meaning set forth in the Plan Support Agreement.

104.         “Designated Claim” means any disputed, unliquidated, or contingent Claim selected by the Debtors, the Reorganized Debtors, or the Distribution Agent, as applicable, for resolution through the ADR Procedures.

105.         “DFLF Facility” means the asset-backed securitization facility entered into in connection with the Order (I) Authorizing Certain Debtors to Enter Into Securitization Documents, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [Docket. No. 1489].

106.         “DIP Agent” means Barclays Bank PLC, in its capacity as administrative agent and collateral agent under the DIP Credit Agreement, including any successor thereto.

107.         “DIP Claims” means any Claim in respect of any DIP Obligations (as defined in the DIP Order) held by, or otherwise owing to, any or all of the DIP Agent and the DIP Lenders.

108.         “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of October 30, 2020, by and among Hertz Corp., as borrower, the DIP Lenders, the DIP Agent, and Barclays Bank PLC as Joint Bookrunner, as approved by the DIP Order, and as the same may be amended, modified, or amended and restated from time to time in accordance with its terms.

109.         “DIP Documents” has the meaning set forth in the DIP Order.

110.         “DIP Financing” means the postpetition financing facility issued pursuant to the DIP Credit Agreement and the DIP Order, consisting of a $1,650,000,000.00 senior secured multiple draw term loan credit facility.

111.         “DIP Lenders” means, collectively, the Lenders (as defined in the DIP Credit Agreement), the Issuing Bank (as defined in the DIP Credit Agreement) and any other DIP Secured Party (as defined in the DIP Order).

112.         “DIP Order” means the Order (I) Authorizing the Debtors to Obtain Debtor-in-Possession Financing and Granting Liens and Superpriority Administrative Claims and (II) Granting Related Relief [Docket No. 1661] as amended, supplemented, or modified from time to time.

113.         “Disallowed” means any Claim, or any portion thereof, that (i) has been disallowed by Final Order or settlement; (ii) is listed on the Schedules at an amount of $0.00 or as contingent, disputed, or unliquidated and as to which a Claims Bar Date has been established but no Proof of Claim has been timely Filed, deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the Claims Bar Date Order, or otherwise deemed timely Filed under applicable law; or (iii) is not listed on the Schedules and as to which a Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the Claims Bar Date Order, or otherwise deemed timely Filed under applicable law. “Disallow” and “Disallowance” shall have correlative meanings.

114.         “Disclosure Statement” means the Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and Its Debtor Affiliates, dated as of [●], 2021 (as amended, modified or supplemented from time to time in accordance with its terms), Filed substantially contemporaneously herewith, including all exhibits and schedules thereto and references therein that relate to the Plan that are prepared and distributed in accordance with applicable law.

115.         “Disclosure Statement Order” means that certain Order (I) Approving the Proposed Disclosure Statement and Form and Manner Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan, and (V) Granting Related Relief entered by the Bankruptcy Court on [●], 2021 [Docket No. [●]], and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

116.         “Disputed” means, with respect to a Claim or Interest, a Claim (or portion thereof) that is not yet Allowed or Disallowed.

117.         “Distribution Agent” means, as applicable, the Entity or Entities selected by the Debtors or the Reorganized Debtors, in consultation with the Plan Sponsors, to make or to facilitate distributions pursuant to the Plan.

118.         “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be 5:00 p.m. prevailing Eastern Time on the Voting Deadline; provided, that the Distribution Record Date with respect to the First Lien Claims, Second Lien Note Claims, Unsecured Funded Debt Claims (subject to the Rights Offering Procedures with respect to the distribution of Subscription Rights), and the HHN Notes Guarantee Claims shall be the Effective Date.

119.         “Donlen Canada Securitization Facility” means the asset-backed securitization facility issued by non-Debtor Donlen Canada Fleet Funding LP.

120.         “Donlen Debtors” means (i) Donlen Corporation; (ii) Donlen FSHCO Company; (iii) Donlen Mobility Solutions, Inc.; and (iv) Donlen Fleet Leasing Ltd.

121.         “Donlen Documents” means the documents executed in connection with the Donlen Sale.

122.         “Donlen Sale” means the sale of substantially all of the assets of the Donlen Debtors.

123.         “DTAC” means DTC Car Rental Partnership Limited.

124.         “DTAG Canada” means Debtor Dollar Thrifty Automotive Group Canada Inc.

125.         “DTC” means The Depository Trust Company.

126.         “Dundon” means Dundon Capital Partners, LLC, acting solely in its capacity as an investment manager or advisor on behalf of certain funds or accounts or wholly-owned entities of such funds or accounts.

127.         “Effective Date” means, with respect to the Plan, the date that is a Business Day on which (i) no stay of the Confirmation Order is in effect; (ii) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (iii) the Plan is declared effective by the Debtors. Without limiting the foregoing, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

128.         [“Eligible Unsecured Funded Debt Holder” means each Holder of an Allowed Unsecured Funded Debt Claim on the Record Date or ATOP Date (as such terms are defined in the Rights Offering Procedures) that is either (i) an “accredited investor” within the meaning of Rule 501 Regulation D under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, as certified pursuant to the Rights Offering Procedures.]2

129.         “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

130.         “Employee Obligations” means any written contracts, agreements, policies, programs, and plans (as from time to time amended or restated) applicable to employees or directors for regular compensation (including wages, salary, commissions, and incentives), bonus programs approved by the Bankruptcy Court pursuant to the 2020 EIP Order and the 2021 KEIP/EIP Order, expense reimbursements, vacation and sick leave benefits, employee and retiree health care, vision, and dental benefits, employee and retiree life insurance benefits, disability insurance benefits, accidental death and dismemberment insurance benefits, qualified retirement programs, employee relocation programs, employee and director vehicle use policies, commuter benefits, adoption assistance benefits, employee, director, and retiree discount programs, and other employee welfare plan benefits in effect immediately prior to the Effective Date.  For the avoidance of doubt, the term “Employee Obligations” does not include any contracts, agreements, arrangements, letters, policies, programs, or plans (as from time to time amended or restated) for deferred compensation, non-qualified retirement benefits, severance, or other employment termination benefits.

2 [Note to Draft: Subject to further review and revision]

131.         “Employment Agreements” means the existing employment agreement by and between certain employees of the Debtor and the Debtors identified in the Plan Supplement, each of which shall be assumed on the Effective Date, subject to the consent of the Requisite Commitment Parties.

132.         “Equity Commitment Party” shall have the meaning set forth in the Stock Purchase Agreement.

133.        “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461, as now in effect or hereinafter amended, and the rules and regulations promulgated thereunder.

134.          “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code.

135.         “European ABS Facility” means that certain €600,000,000.00 asset-backed securitization facility originally dated September 25, 2018 between (among others) International Fleet Financing No. 2 B.V. as Issuer, Credit Agricole Corporate and Investment Bank as European ABS Facility Administrative Agent and BNP Paribas Trust Corporation UK Limited as Issued Security Trustee.

136.         “European ABS Facility Documents” means all related agreements and documents executed by Hertz Corp. or any of its non-Debtor Affiliates in connection with the European ABS Facility.

137.         “European ABS Performance Guarantees” means (i) that certain THC Guarantee and Indemnity, dated as of September 25, 2018, between Hertz Corp., Stuurgroep Fleet (Netherlands) B.V., RAC Finance S.A.S., Hertz Fleet Limited, Stuurgroep Fleet (Netherlands) B.V. Spanish Branch, and BNP Paribas Trust Corporation UK Limited, as issued security trustee and fleetco security trustee, and (ii) that certain German Fleetco THC Indemnity, dated September 25, 2018, between Hertz Corp., Hertz Fleet Limited, BNP Paribas Trust Corporation UK Limited, as issued security trustee and fleetco security trustee, and certain entities named as beneficiaries therein.

138.         “European ABS Performance Guarantee Claim” means all Claims against Hertz Corp. pursuant to the European ABS Performance Guarantees or otherwise arising from the European ABS Facility or the European ABS Facility Documents.

139.         “European ABS Restructuring Settlement” means the restructuring of the Lombard Vehicle Financing Facility and the European ABS Facility on terms and conditions acceptable to the Debtors, the European Vehicle Financing Entities and the requisite consenting lenders from time to time party to the Lombard Vehicle Financing Facility and the European ABS Facility, which restructuring and settlement shall include the complete release and disallowance of the Lombard Financing Facility Guarantee, the European ABS Performance Guarantee and any claims related thereto, including the Lombard Vehicle Financing Facility Guarantee Claims and European ABS Performance Guarantee Claims.

140.         “European Vehicle Financing Entities” means (i) Hertz (U.K.) Limited; and (ii) the non-Debtor Affiliates of Hertz Corp. party to the European ABS Facility Documents.

141.         “Exculpated Parties” means each of the following in their capacity as such: (i) the Debtors; (ii) each of the Debtors’ respective directors and officers serving after the Petition Date; (iii) the Committee; (iv) each of the Committee Members, solely in its capacity as Committee Members; (v) the Plan Sponsors; (vi) the Backstop Investors; (vii) the Unsecured Notes Trustees, (viii) the 7.000% Unsecured Promissory Notes Trustee; and (ix) with respect to each of the foregoing Entities in clauses (i) through (viii), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, officers, predecessors, successors, and assigns, subsidiaries, and each of their respective current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in its capacity as such; provided, that with respect to the Plan Sponsors, the Backstop Investors, the Unsecured Notes Trustees, and the 7.000% Unsecured Promissory Notes Trustee, any exculpations afforded under the Plan or Confirmation Order shall be granted only to the extent provided for pursuant to section 1125(e) of the Bankruptcy Code.

142.         “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

143.         “Existing Hertz Parent Interests” means all Interests in (or against) Hertz Parent.

144.         “Exit Agent” means, collectively, in their respective capacities as such, the administrative and collateral agents with respect to the Exit Term Loan Credit Agreement and the Exit Revolving Credit Agreement including any successors thereto.

145.         “Exit Facility Documents” means the Exit Term Loan Credit Agreement, the Exit Revolving Credit Agreement and such other financing documents to be entered into in connection with the Exit Term Loan Facility and Exit Revolving Credit Facility (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), which shall be materially consistent with the Plan and otherwise acceptable to the Debtors and the Requisite Commitment Parties in good faith.

146.         “Exit Revolving Credit Agreement” means the credit agreement to be entered into in connection with the Revolving Credit Facility (including any guarantee agreements, pledge and collateral agreements, and other security documents), which shall be materially consistent with the Plan and which shall be materially consistent with the Plan and which shall be in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith.

147.         “Exit Revolving Credit Facility” means a senior secured revolving credit facility in an aggregate commitment amount of $1,500,000,000.00, with the capacity for the issuance of letters of credit, secured by a first Lien on substantially all assets of Hertz Corp and the Subsidiary Guarantors (except Donlen Corporation), which shall be on prevailing market terms, materially consistent with the Plan, and otherwise acceptable to the Debtors and the Requisite Commitment Parties.

148.         “Exit Term Loan Credit Agreement” means the credit agreement to be entered into in connection with the Exit Term Loan Facility (including any guarantee agreements, pledge and collateral agreements, and other security documents), which shall be materially consistent with the Plan and which shall be in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith.

149.         “Exit Term Loan Facility” means a senior secured credit facility in a principal amount of $1,300,000,000.00, secured by a first Lien on substantially all assets of Hertz Corp and the Subsidiary Guarantors (except Donlen Corporation), which shall be on prevailing market terms, materially consistent with the Plan, and otherwise acceptable to the Debtors and the Requisite Commitment Parties.

150.         “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

151.         “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, with the Claims and Noticing Agent.

152.         “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, that, the possibility that a request for relief under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, the local rules of the Bankruptcy Court or applicable non-bankruptcy law, may be Filed relating to such order shall not prevent such order from being a Final Order.

153.         “First Interim HVF Master Lease Settlement Order” means the Order Temporarily Resolving Certain Matters Related to the Master Lease Agreement, Setting A Schedule for Further Litigation Related Thereto in 2021 and Adjourning Hearing on the Debtors’ Motion for Order Rejecting Certain Unexpired Vehicle Leases Effective Nunc Pro Tunc to June 11, 2020 Pursuant to Sections 105 and 365(a) of the Bankruptcy Code [Docket No. 390] Sine Die [Docket No. 805].

154.         “First Lien Agent” means Barclays Bank PLC, in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement and the other First Lien Loan Documents, including any successor thereto.

155.         “First Lien Claims” means all (i) First Lien Term Loan Claims; (ii) First Lien Revolving Loan Claims; (iii) First Lien Hedge Claims; and (iv) First Lien LC Claims.

156.         “First Lien Credit Agreement” means that certain Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of June 30, 2016, by and among Hertz Corp, the Subsidiary Borrowers (as such term is defined in the First Lien Credit Agreement) party thereto, as borrowers, the First Lien Agent, and the lenders party thereto.

157.         “First Lien Donlen Paydown Amount” means the Cash proceeds received from the Donlen Sale that are applied to paydown the First Lien Claims pursuant to the DIP Order and DIP Credit Agreement.

158.         “First Lien Hedge Agreements” means all Hedge Agreements (as such term is defined in the First Lien Credit Agreement).

159.         “First Lien Hedge Claims” means all Claims against any Debtor arising from or based upon the First Lien Hedge Agreements, including all accrued but unpaid interest, costs, fees, and indemnities, in an aggregate amount equal to approximately $2,312,987.44.

160.         “First Lien Loan Documents” means (i) the First Lien Credit Agreement and all related agreements and documents executed by any of the Debtors in connection with the First Lien Credit Agreement, and (ii) the First Lien Standalone LC Agreement and all related agreements and documents executed by any of the Debtors in connection with the First Lien Standalone LC Agreement.

161.         “First Lien LC Claims” means all (i) First Lien Revolving LC Claims, and (ii) First Lien Standalone LC Facility Claims.

162.         “First Lien Revolving LC Facility” means the letter of credit facility provided pursuant to the First Lien Credit Agreement.

163.         “First Lien Revolving LC Claims” means all Claims against any Debtor arising from or based upon the letters of credit issued under the First Lien Credit Agreement, including all accrued but unpaid interest, costs, fees, and indemnities.

164.         “First Lien Revolving Loan Claims” means all Claims against any Debtor arising from or based upon the revolving loans issued pursuant to the First Lien Credit Agreement or any other First Lien Loan Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding as of the Petition Date was in the aggregate amount equal to $615,000,000.00.

165.         “First Lien Standalone LC Agreement” means that certain Letter of Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 2, 2017, by and among Hertz Corp., as applicant, and Barclays Bank PLC, as administrative agent and collateral agent.

166.         “First Lien Standalone LC Facility” means the letter of credit facility provided pursuant to the First Lien Standalone LC Agreement.

167.         “First Lien Standalone LC Facility Claims” means all Claims against any Debtor arising from or based upon letters of credit issued under the First Lien Standalone LC Agreement or any other First Lien Standalone LC Facility Documents, including accrued but unpaid interest, costs, fees, and indemnities.

168.         “First Lien Standalone LC Facility Documents” means the First Lien Standalone LC Agreement and all related agreements and documents executed by any of the Debtors in connection with the First Lien Standalone LC Facility.

169.         “First Lien Term Loan Claims” means all Claims against any Debtor arising from or based upon the term loans issued pursuant to the First Lien Credit Agreement or any other First Lien Term Loan Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding as of the Petition Date was in the aggregate amount equal to approximately $656,250,000.00.

170.         “General Unsecured Claim” means any Unsecured Claim, against any Debtors, other than (i) Administrative Claims; (ii) Priority Tax Claims; (iii) Other Priority Claims; (iv) Section 510(b) Claims; (v) Intercompany Claims; (vi) Unsecured Funded Debt Claims; (vii) HHN Notes Guarantee Claims; and (viii) General Unsecured Elective Claims; provided, however, that, notwithstanding anything to the contrary herein, to the extent that a Holder of a General Unsecured Claim against a Debtor holds any joint and several liability Claims, guarantee Claims, or other similar Claims against any other Debtors arising from or relating to the same obligations or liability as such General Unsecured Claim, such Holder shall only be entitled to a distribution on one General Unsecured Claim in full and final satisfaction of all such Claims.

171.         “General Unsecured Elective Claim” means a Claim, other than a 7.000% Unsecured Promissory Notes Claim, a Class Action Claim, or any Claim Filed on account of an individual included in any Class Action Claim, that would otherwise be an Allowed General Unsecured Claim that (i) is either (a) Allowed in the amount of $[●] or less, or (b) Allowed in an amount greater than $[●], but which is reduced to $[●] and treated as a General Unsecured Elective Claim for purposes of this Plan in full and final satisfaction of such Claim by an irrevocable written election of the Holder of such Claim made on a timely and properly delivered and completed Ballot or other writing reasonably acceptable to the Debtors; and (ii) the Holder of which makes an irrevocable written election for such Claim to be treated as a General Unsecured Elective Claim on a timely and properly delivered and completed Ballot or other writing reasonably acceptable to the Debtors; provided, however, that any General Unsecured Claim that was originally Allowed in excess of $[●] may not be subdivided into multiple General Unsecured Claims of $[●] or less for purposes of receiving treatment as a General Unsecured Elective Claim; provided, further, that, notwithstanding anything to the contrary herein, to the extent that a Holder of a General Unsecured Elective Claim against a Debtor holds any joint and several liability Claims, guarantee Claims, or other similar Claims against any other Debtors arising from or relating to the same obligations or liability as such General Unsecured Elective Claim, such Holder shall only be entitled to a distribution on one General Unsecured Elective Claim against the Debtors in full and final satisfaction of all such Claims.

172.         “General Unsecured Recovery Cash Pool Account” means a segregated account to be funded on or prior to the Effective Date in accordance with Article IV.J.

173.         “General Unsecured Recovery Cash Pool Amount” means Cash in the amount of $410,250,000.00, subject to reduction in accordance with Article IV.J, to fund distributions to Holders of Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims.

174.         “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

175.         “GUC Oversight Administrator” means the individual appointed by the Committee in accordance with Article IV.W of the Plan.

176.         “GUC Oversight Administrator Costs” means the reasonable and documented costs and expenses of the GUC Oversight Administrator, including the reasonable professionals’ fees and expenses; provided that the Reorganized Debtors shall be permitted to challenge the reasonableness of the fees and expenses before the Bankruptcy Court; provide, further, that such fees and expenses shall not exceed $[●] in the aggregate.

177.         “GUC Settlement Procedures” means the procedures governing the rights of the GUC Oversight Administrator with respect to the objection to, estimation, or Allowance of, General Unsecured Claims and General Unsecured Elective Claims to be filed as part of the Plan Supplement, which shall be reasonably acceptable to the Debtors and the Requisite Commitment Parties.

178.         “HCVP” means Hertz Canada Vehicles Partnership.

179.         “HC Limited” means HC Limited Partnership.

180.         “Herc Documents” means that certain Separation and Distribution Agreement, dated as of June 30, 2016, between Hertz Parent and Herc Holding Inc. and all other documents executed in connection therewith or related thereto.

181.         “Herc Parties” means Herc Holding Inc. and any of its Affiliates, successors, or assigns.

182.         “Hertz Australia” means Hertz Australia Pty. Limited (ACN 004 407 087).

183.         “Hertz Corp.” means The Hertz Corporation

184.         “Hertz Canada” means Hertz Canada Limited

185.         “Hertz Parent” means Hertz Global Holdings, Inc.

186.         “HHN” means Hertz Holdings Netherlands B.V.

187.         “HHN 4.125% Unsecured Notes” means the senior notes due 2021 issued pursuant to the HHN 4.125% Unsecured Notes Indenture.

188.         “HHN 4.125% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of September 22, 2016, for the HHN 4.125% Unsecured Notes by and among HHN and HUK, as co-issuers, Hertz Corp., as Parent Guarantor, the subsidiary guarantors from time to time parties thereto, as guarantors, Wilmington Trust SP Services (London) Limited, solely in its capacity as trustee, Deutsche Bank AG, London Branch, as Paying Agent and Deutsche Bank Luxembourg S.A., as Registrar, Transfer Agent and Authenticating Agent.

189.         “HHN 4.125% Unsecured Notes Documents” means, collectively, the HHN 4.125% Unsecured Notes Indenture, the HHN 4.125% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the HHN 4.125% Unsecured Notes.

190.         “HHN 5.500% Unsecured Notes” means the senior notes due 2023 issued pursuant to the HHN 5.500% Unsecured Notes Indenture.

191.         “HHN 5.500% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of March 23, 2018, for the HHN 5.500% Unsecured Notes by and among HHN and HUK, as co-issuers, Hertz Corp., as Parent Guarantor, the subsidiary guarantors from time to time parties thereto, as guarantors, Wilmington Trust SP Services (London) Limited, solely in its capacity as trustee, Deutsche Bank AG, London Branch, as Paying Agent and Deutsche Bank Luxembourg S.A., as Registrar, Transfer Agent and Authenticating Agent.

192.         “HHN 5.500% Unsecured Notes Documents” means, collectively, the HHN 5.500% Unsecured Notes Indenture, the HHN 5.500% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the HHN 5.500% Unsecured Notes.

193.         “HHN Notes” means (i) the HHN 4.125% Unsecured Notes and (ii) the HHN 5.500% Unsecured Notes.

194.         “HHN Notes Documents” means (i) the HHN 5.500% Unsecured Notes Documents and (ii) the HHN 4.125% Unsecured Notes Documents.

195.         “HHN Notes Guarantee Claims” means, collectively, all Claims against Hertz Corp. and the Subsidiary Guarantors arising from or related to the HHN Notes Documents, including their guarantee of the HHN 4.125% Unsecured Notes and the HHN 5.500% Unsecured Notes.

196.         “HHN Notes Indentures” means, collectively, the (i) HHN 4.125% Unsecured Notes Indenture and (ii) the HHN 5.00% Unsecured Notes Indenture.

197.         “HHN Notes Paying Agent” means Deutsche Bank AG, London Branch, in its capacity as paying agent under each series of the HHN Notes, including any successor thereto.

198.         “HHN Notes Trustee” means Wilmington Trust SP Services (London) Limited, in its capacity as trustee under each series of the HHN Notes, including any successor thereto.

199.         “HHN Restructuring” means the restructuring described in Article IV.L, infra, and any other related transactions in connection therewith.

200.         “HIL” means Hertz International Limited.

201.         “HIL Financing Facility” means the direct lending facility provided by certain of the Plan Sponsors to HIL prior to the Effective Date in accordance with the term sheet attached to the Plan Support Agreement as Exhibit B.

202.         “Holder” means an Entity holding a Claim or an Interest, as applicable, each solely in its capacity as such.

203.        “HUK” means Hertz U.K. Receivables Ltd.

204.         “HVF” means Hertz Vehicle Financing LLC.

205.         “HVF Base Indenture” means the Fourth Amended and Restated Base Indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 25, 2013, between HVF and the HVF Trustee.

206.         “HVF Claims” means any Claims against Hertz Corp. or any other Debtor pursuant to, arising out of, or related to the HVF Master Lease Agreement, any other HVF Facility Document, or any other HVF II Facility Document, including any HVF Master Lease Administrative Claim.

207.         “HVF Facility Documents” means the HVF Base Indenture, the Series 2013-G1 Supplement, the Series 2013-G1 Note, the HVF Master Lease Agreement, and all other documents related to the Series 2013-G1 Note or the Series 2013-G1 Collateral.

208.         “HVF II” means Hertz Vehicle Financing II LP.

209.         “HVF II Base Indenture” means that certain Amended and Restated Base Indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of October 31, 2014, between HVF II, the HVF II Trustee.

210.         “HVF II Collateral” means the collateral as defined in the HVF II Base Indenture, the HVF II Group I Supplement, and the HVF II Series Supplements.

211.         “HVF II Facility” means the asset-backed securitization facility issued pursuant to the HVF II Facility Documents.

212.         “HVF II Facility Documents” means the HVF II Base Indenture, the HVF II Group I Supplement, the HVF II Series Supplements, the HVF II Notes and all other documents related to the HVF II Notes or the HVF II Collateral.

213.         “HVF II Group I Supplement” means that certain Amended and Restated Group I Supplement to the HVF II Base Indenture, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015, and as further amended, modified or supplemented from time to time, exclusive of Series Supplements), between HVF II and the HVF II Trustee.

214.         “HVF II Lenders” means the Holders of the HVF II Notes.

215.         “HVF II MTN Series Supplements” means collectively, the HVF II Series 2015-3 Supplement, the HVF II Series 2016-2 Supplement, the HVF II Series 2016-4 Supplement, the HVF II Series 2017-1 Supplement, the HVF II Series 2017-2 Supplement, the HVF II Series 2018-1 Supplement, the HVF II Series 2018-2 Supplement, the HVF II Series 2018-3 Supplement, the HVF II Series 2019-1 Supplement, the HVF II Series 2019-2 Supplement, and the HVF II Series 2019-3 Supplement.

216.         “HVF II Notes” means the Rental Car Asset Backed Notes issued by HVF II and authenticated by or on behalf of the HVF II Trustee pursuant to the HVF II Series Supplements.

217.         “HVF II Notes Repayment Date” means the date on which HVF II repays in full in Cash the then outstanding non-contingent contractual obligations arising under or with respect to the HVF II Notes.

218.         “HVF II Series 2015-3 Supplement” means the Series 2015-3 Supplement to the HVF II Group I Supplement, dated as of October 7, 2015, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

219.         “HVF II Series 2016-2 Supplement” means the Series 2016-2 Supplement to the HVF II Group I Supplement, dated as of February 11, 2016, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

220.         “HVF II Series 2016-4 Supplement” means the Series 2016-4 Supplement to the HVF II Group I Supplement, dated as of June 8, 2016, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

221.         “HVF II Series 2017-1 Supplement” means the Series 2017-1 Supplement to the HVF II Group I Supplement, dated as of September 20, 2017, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

222.        “HVF II Series 2017-2 Supplement” means the Series 2017-2 Supplement to the HVF II Group I Supplement, dated as of September 20, 2017, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

223.         “HVF II Series 2018-1 Supplement” means the Series 2018-1 Supplement to the HVF II Group I Supplement, dated as of January 24, 2018, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

224.         “HVF II Series 2018-2 Supplement” means the Series 2018-2 Supplement to the HVF II Group I Supplement, dated as of June 27, 2018, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

225.         “HVF II Series 2018-3 Supplement” means the Series 2018-3 Supplement to the HVF II Group I Supplement, dated as of June 27, 2018, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

226.         “HVF II Series 2019-1 Supplement” means the Series 2019-1 Supplement to the HVF II Group I Supplement, dated as of February 6, 2019, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

227.         “HVF II Series 2019-2 Supplement” means the Series 2019-2 Supplement to the HVF II Group I Supplement, dated as of May 29, 2019, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

228.         “HVF II Series 2019-3 Supplement” means the Series 2019-3 Supplement to the HVF II Group I Supplement, dated as of November 26, 2019, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

229.         “HVF II Series Supplements” means collectively, the HVF II VFN Supplement and the HVF II MTN Series Supplements.

230.         “HVF II Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its role as trustee under the HVF II Indenture.

231.         “HVF II VFN Supplement” means that certain Sixth Amended and Restated Series 2013-A Supplement to the HVF II Group I Supplement, dated as of February 21, 2020, by and among Deutsche Bank AG, New York Branch, HVF II, the HVF II Trustee, Hertz Corp., certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time.

232.         “HVF III” means a new asset backed securitization facility to issue notes to fund its purchase of vehicles to be used in the Debtors and Reorganized Debtors’ rental car business, which shall be materially consistent with the Plan and otherwise in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith..

233.         “HVF Indenture” means collectively the HVF Base Indenture and the Series 2013-G1 Supplement.

234.        “HVF Master Lease Administrative Claims” means any Claim against the Debtors under the HVF Master Lease Agreement that arose after the Petition Date and is owed but unpaid pursuant to the HVF Master Lease Agreement, including the Casualty Superpriority Administrative Expense Claim.

235.         “HVF Master Lease Agreement” is that certain Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1) dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of February 22. 2017, and as further amended, modified or supplemented from time to time), by and among HVF, in its capacity as lessor, Hertz Corp., in its capacity as lessee, in its capacity as servicer and in its capacity as guarantor, DTG Operations, Inc., in its capacity as lessee and those permitted leases from time to time becoming lessees thereunder.

236.         “HVF Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its capacity as trustee under the HVF Indenture.

237.         “HVIF” means Hertz Vehicle Interim Financing, LLC.

238.        “HVIF Administrative Agent” means Deutsche Bank AG, New York Branch, as administrative agent under the Interim Fleet Financing Facility.

239.         “HVIF Trustee” means The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary under the Interim Fleet Financing Facility Documents.

240.         “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

241.         “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, or otherwise, for the directors and officers that are currently employed by, or serving on the board of directors of, any of the Debtors as of the date immediately prior to the Effective Date, and the employees, attorneys, accountants, investment bankers, and other professionals and agents that are currently employed by any of the Debtors as of the date immediately prior to the Effective Date, each of the foregoing solely in their capacity as such.

242.         [“Ineligible Unsecured Funded Debt Holder” means a Holder of an Unsecured Funded Debt Claim that is not an Eligible Unsecured Funded Debt Holder.]3

243.         “Initial Consenting Noteholders” has the meaning ascribed to such term in the Plan Support Agreement.

244.         “Insurance Policies” means any and all known and unknown insurance policies or contracts that have been issued at any time to, or that provide coverage in any capacity to, the Debtors or any predecessor, subsidiary, or past or present Affiliate of the Debtors, as an insured (whether as the first named insured, a named insured or an additional insured), or otherwise alleged to afford the Debtors insurance coverage, and all agreements, documents or instruments related thereto, including but not limited to, the D&O Liability Insurance Policies and/or any agreements with third-party administrators.

245.         “Insurance Programs” has the meaning ascribed to such term in the Order (I) Authorizing Assumption of the Insurance Program with the Chubb Companies, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [Docket No. 898].

246.         “Insured Claim” means any Claim against a Debtor for which any Debtor is entitled to coverage, indemnification, reimbursement, contribution or other payment under an Insurance Policy.

247.         “Insurer” means any company or other entity that issued any Insurance Policies, any third-party administrators of claims against the Debtors or asserted under the Insurance Policies, and any respective predecessors and/or affiliates thereof.

3 [Note to Draft: Subject to further review and revision.]

248.         “Intercompany Claims” means, collectively, (i) Intercompany Debtor Claims and (ii) Intercompany Subsidiary Claims.

249.         “Intercompany Debtor Claims” means any Claim held by a Debtor against any other Debtor.

250.         “Intercompany Interest” means an Interest held by a Debtor in another Debtor or a non-Debtor subsidiary.

251.         “Intercompany Subsidiary Claims” means any Claim of a non-Debtor direct or indirect subsidiary of Hertz Parent against any Debtor.

252.         “Intercreditor Agreement” means that certain intercreditor agreement (as amended, restated, supplemented, or otherwise modified from time to time) dated as of June 6, 2017, by and between the First Lien Agent and the Second Lien Note Trustee.

253.         “Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in any Debtor (including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security, and any Claim against any Debtor subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

254.         “Interim Fleet Financing Administrative Claims” means any and all Administrative Claims arising under or related to the Interim Fleet Financing Debtor Facility Documents.

255.         “Interim Fleet Financing Back-Up Administrative Agreement” means that certain HVIF Back-Up Administrative Agreement dated as of January 22, 2021 by and among Hertz, HVIF, Lord Securities Corporation and the HVIF Trustee.

256.         “Interim Fleet Financing Back-Up Disposition Agent Agreement” means that certain HVIF Back-Up Disposition Agreement dated as of January 22, 2021 by and among defi AUTO, LLC, Hertz Corp., and the HVIF Trustee.

257.         “Interim Fleet Financing Base Indenture” means that certain Base Indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 25, 2020 between HVIF, Hertz Corp., the HVIF Administrative Agent, Apollo Capital Management, L.P., the holders of the Interim Fleet Financing Notes and the HVIF Trustee.

258.         “Interim Fleet Financing Debtor Facility Documents” means the Interim Fleet Financing Indenture, the Interim Fleet Financing Supplemental Indenture, the Interim Fleet Financing Master Lease Agreement, the Interim Fleet Financing Back-Up Administrative Agreement, the Interim Fleet Financing Back-Up Disposition Agent Agreement and any other agreements, documents and instruments executed by any Debtor in connection therewith.

259.         “Interim Fleet Financing Facility” means the asset-back securitization facility issued pursuant to the Interim Fleet Financing Facility Documents.

260.         “Interim Fleet Financing Facility Documents” means the Interim Fleet Financing Debtor Documents, the Interim Fleet Financing Notes and any other agreements, instruments and documents executed in connection therewith.

261.         “Interim Fleet Financing Facility Master Lease Agreement” means that certain Master Motor Vehicle Operating Lease and Servicing Agreement (HVIF) dated as of November 25, 2020 among HVIF, Hertz and DTG Operations, Inc.

262.         “Interim Fleet Financing Lenders” means the Holders of the Interim Fleet Financing Notes.

263.         “Interim Fleet Financing Notes” means the Series 2020-1 notes issued pursuant to the 2020-1 Series Supplement.

264.         “Interim Fleet Financing Supplemental Indenture” means the Series 2020-1 Supplement to the Interim Fleet Financing Base Indenture.

265.         “Interim Fleet Financing Indenture” means, collectively, the Interim Fleet Financing Base Indenture and Series 2020-1 Supplement.

266.         “Interim HVF Master Lease Settlement Orders” means the First Interim HVF Master Lease Settlement Order and the Second Interim HVF Master Lease Settlement Order.

267.         “Initial Distribution Date” means the date on which the Reorganized Debtors or the Distribution Agent shall make initial distributions to Holders of Claims and Interests pursuant to the Plan, which shall be as soon as reasonably practicable after the Effective Date.

268.         “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

269.         “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

270.        “Lombard Vehicle Financing Facility Agreement” means that certain agreement relating to the vehicle funding facilities (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated February 7, 2013, by and between Hertz (U.K.) Limited and Lombard North Central Plc.

271.         “Lombard Vehicle Financing Facility” means the vehicle funding facility issued pursuant to the Lombard Vehicle Financing Facility Documents.

272.        “Lombard Vehicle Financing Facility Documents” means, collectively, the Lombard Vehicle Financing Facility Agreement, the Lombard Vehicle Financing Facility Guarantee, and all related agreements and documents executed by any of the Debtors in connection with the Lombard Vehicle Financing Facility Agreement.

273.         “Lombard Vehicle Financing Facility Guarantee” means that certain Guarantee (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated February 7, 2013, by Hertz Corp. in favor of Lombard North Central Plc with respect to the Lombard Vehicle Financing Facility Agreement.

274.         “Lombard Vehicle Financing Facility Guarantee Claims” means all Claims of a Debtor arising from or related to the Lombard Vehicle Financing Facility Documents.

275.         “Management Equity Incentive Plan” means the post-Effective Date management equity incentive plan implemented and approved by the Reorganized Hertz Parent Board in accordance with the MIP Term Sheet.

276.         “MIP Term Sheet” means the term sheet describing the terms and conditions of the Management Equity Incentive Plan, which shall be reasonably acceptable to the Requisite Commitment Parties.

277.         “New Money Investment” shall mean the aggregate amount of Cash received from the sale of Reorganized Hertz Parent Common Interests and Preferred Stock pursuant to the Stock Purchase Agreement and the Rights Offering.

278.          “New Organizational Documents” means the Reorganized Hertz Parent Organizational Documents and Reorganized Debtor Organizational Documents.

279.         “New Reorganized Corporate Debt” means the Exit Term Loan Facility and the Exit Revolving Credit Facility.

280.         “Non-Obligor Debtors” means (i) Hertz Global Holding, Inc.; (ii) CMGC Canada Acquisition ULC; (iii) Hertz Aircraft, LLC; (iv) Donlen FSHCO Company; (v) Hertz Canada Limited; (vi) Donlen Mobility Solutions, Inc.; and (vii) Donlen Fleet Leasing Ltd.

281.         “Offered Stock” means no less than 51.8% of the Reorganized Hertz Parent Common Interests, subject to dilution from conversion of the Preferred Stock and the Management Equity Incentive Plan, that will be offered to the Plan Sponsors and Eligible Unsecured Funded Debt Holders in accordance with, and subject to the terms and conditions of, the Stock Purchase Agreement, the Rights Offering, and this Plan.

282.         “Offering Purchase Price” shall mean the cash purchase price of the Offered Stock upon issuance, based on a common equity valuation of $4,223,000,000.00.

283.          “Other Priority Claim” means any Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim; or (ii) a Priority Tax Claim.

284.         “Other Secured Claim” means any Secured Claim against any Debtor, including any Secured Tax Claim, other than a (i) First Lien Claim; (ii) Second Lien Note Claim; and (iii) DIP Claim, unless otherwise classified in Article III.B.

285.         “PBGC” means Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation and agency created under Title IV of ERISA

286.         “PE Sponsors” means, collectively, (i) Centerbridge, (ii) Warburg Pincus, and (iii) Dundon.

287.         “Pension Plans” means collectively, (i) the Defined Benefit Plan, (ii) Retirement Plan for the Employees of Puerto Ricancars, Inc. and Related Companies Residing in the Commonwealth of Puerto Rico, and (iii) Retirement Plan for Employees of Puerto Ricancars, Inc. and Related Companies Residing in St. Thomas, U.S. Virgin Islands.

288.         “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

289.         “Petition Date” is May 22, 2020.

290.        “Plan” means this Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (including the Plan Supplement and all exhibits hereto and thereto), as the same may be amended, modified, supplemented or amended and restated from time to time.

291.         “Plan Sponsors” means, collectively, (i) the PE Sponsors; and (ii) the Initial Consenting Noteholders.

292.         “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, each of which shall be in form and substance materially consistent with this Plan, the Plan Support Agreement and otherwise acceptable to the Debtors, as may be amended, modified, or supplemented from time to time, including, as applicable (i) Reorganized Hertz Parent Organizational Documents; (ii) Reorganized Hertz Corp. Organizational Documents; (iii) the Rejected Executory Contracts and Unexpired Leases Schedule; (iv) the Assumed Executory Contracts and Unexpired Leases Schedule; (v) the identity of the members of the Reorganized Hertz Parent Board and executive management for Hertz Parent; (vi) the identity of the members of the Reorganized Hertz Corp. Board and executive management for Hertz Corp.; (vii) Schedule of Retained Causes of Action; (viii) the MIP Term Sheet; (ix) the Exit Term Loan Credit Agreement; (x) the Exit Revolving Credit Agreement; (xi) the Collective Bargaining Agreement Schedule; (xii) the ADR Procedures; (xiii) the GUC Settlement Procedures; (xiv) the documents governing the Preferred Stock; and (xv) the Registration Rights Agreement. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (i) through (xv), as applicable. The Debtors shall be entitled to amend such documents in accordance with their respective terms and Article X of this Plan through and including the Effective Date.

293.         “Plan Support Agreement” means that certain Plan Support Agreement by and among Hertz Parent and each of the Debtors identified on the signature pages thereto and the Plan Sponsors, as the same may be amended, modified, or amended and restated from time to time in accordance with its terms.

294.         “Preferred Stock” shall have the meaning set forth in the Stock Purchase Agreement.

295.         “Prepetition Debt Documents” means, collectively, the (i) First Lien Loan Documents, (ii) Second Lien Note Documents, (iii) the Unsecured Notes Documents, (vi) the ALOC Facility Documents, (vii) the Lombard Vehicle Financing Facility Documents, (viii) the 7.000% Unsecured Promissory Notes Documents, (ix) the European ABS Documents, and (x) the HHN Notes Documents.

296.         “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

297.         “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, as applicable.

298.         “Professional” means an Entity (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

299.        “Professional Fee Claims” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date through the Effective Date.

300.        “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Article II.E.2.

301.         “Professional Fee Escrow” means an escrow account established and funded pursuant to Article II.E.3.

302.         “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

303.         “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30, and December 31 of each calendar year) occurring after the Effective Date.

304.         “Registration Rights Agreement” means a customary registration rights agreement in the form filed as part of the Plan Supplement with respect to the Reorganized Hertz Parent Common Interests and the Preferred Stock, entered into among the Reorganized Debtors, the PE Sponsors, the Initial Consenting Noteholders, and their respective affiliates and related funds that acquire Reorganized Hertz Parent Common Interests or Preferred Stock under the Plan.

305.         “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124(2) of the Bankruptcy Code.

306.         “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, included in the Plan Supplement, as may be amended by the Debtors from time to time, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

307.         “Released Party” means each of the following in their capacity as such: (i) the Debtors; (ii) the Reorganized Debtors; (iii) each of the Debtors’ Estates; (iv) the Plan Sponsors; (v) the Backstop Investors; (vi) the Committee; (vii) the Committee Members; (viii) the Unsecured Notes Trustees; and (ix) the 7.000% Unsecured Promissory Notes Trustee; and (x) with respect to each of the foregoing Entities in clauses (i) through (ix), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, each in its capacity as such; provided, that notwithstanding anything set forth above, the Clawback Defendants, Accenture LLP, the Herc Parties (solely with respect to Claims arising from the Herc Documents), and the Donlen Debtors and their direct and indirect subsidiaries (solely with respect to Claims arising from the Donlen Documents) shall not be Released Parties. Notwithstanding the foregoing, any Person or Entity that opts out of the releases shall not be a Released Party.

308.         “Releasing Party” means each of the following in their capacity as such: (i) the Plan Sponsors; (ii) the Backstop Investors; (iii) the Unsecured Notes Trustees; (iv) the 7.000% Unsecured Promissory Notes Trustee; (v) all Holders of Unimpaired Claims or Interests who do not File a timely objection to the third party releases provided for in Article VIII.D (provided that, for the avoidance of doubt, Holders of Unimpaired Claims or Interests that timely file an objection to the third party releases provided pursuant to Article VIII.D shall not be Releasing Parties); (vi) all Holders of Administrative Expense Claims and Priority Tax Claims that do not hold Claims or Interests in any Class that do not File a timely objection to the third party releases provided for in Article VIII.D of the Plan (provided, that, for the avoidance of doubt, Holders of Administrative Expense Claims and Priority Tax Claims that do not hold Claims or Interests in any Class that timely File an objection to the third party releases provided pursuant to Article VIII.D shall not be Releasing Parties); (vii) all Holders of Claims or Interests that vote to accept the Plan; (viii) all Holders of Claims or Interests that are entitled to vote on the Plan who abstain from voting on the Plan and that do not affirmatively opt out of the third party releases provided for in Article VIII.D of the Plan by checking the box on the applicable Ballot indicating that they opt not to grant such releases in the Plan submitted on or before the Voting Deadline; (ix) all Holders of Claims or Interests that are entitled to vote on the Plan who vote to reject the Plan and do not affirmatively opt out of the third party releases provided for in Article VIII.D by checking the box on the applicable Ballot indicating that they opt not to grant such releases in the Plan submitted on or before the Voting Deadline; (x) all Holders of Claims that elect to be treated as a General Unsecured Elective Claim; and (xi) with respect to each of the foregoing Entities in clauses (i) through (x), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, each in its capacity as such.

309.         “Reorganized Debtors” means the Debtors, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date, including Reorganized Hertz Parent and Reorganized Hertz Corp.

310.         “Reorganized Hertz Corp.” means reorganized Hertz Corp., or any successors thereto, by merger, consolidation, or otherwise on or after the Effective Date.

311.         “Reorganized Hertz Corp. Board” means the initial board of directors of Reorganized Hertz Corp. as identified in the Plan Supplement.

312.         “Reorganized Hertz Corp. Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of Reorganized Hertz Corp., which forms shall be included in the Plan Supplement all in form and substance acceptable to the Debtors, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

313.         “Reorganized Hertz Parent” means reorganized Hertz Global Holdings, Inc., or any successors thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

314.          “Reorganized Hertz Parent Board” means the initial board of directors of Reorganized Hertz Parent as identified in the Plan Supplement.

315.         “Reorganized Hertz Parent Common Interests” means the single class of common stock of Reorganized Hertz Parent to be issued upon Consummation of the Plan.

316.         “Reorganized Hertz Parent Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of Reorganized Hertz Parent, which forms shall be included in the Plan Supplement all in form and substance acceptable to the Debtors, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

317.         “Reorganized Debtor Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of each Reorganized Debtor, all in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith.

318.         “Restructuring” means the restructuring of the existing debt and other obligations of the Debtors and their non-Debtor Affiliates on the terms and conditions set forth in the Plan and Plan Supplement and consistent in all respects with the Plan Support Agreement and Stock Purchase Agreement.

319.         “Restructuring Transactions” shall have the meaning set forth in Article IV.B hereof.

320.         “Requisite Commitment Parties” shall have the meaning set forth in the Plan Support Agreement.

321.         “Rights Offering” means that certain offering of rights pursuant to which each holder of an Allowed Unsecured Funded Debt Claim is entitled to receive Subscription Rights to acquire Reorganized Hertz Parent Common Interests in accordance with the Stock Purchase Agreement and the Rights Offering Procedures.

322.         “Rights Offering Backstop Commitment” shall have the meaning set forth in the Stock Purchase Agreement.

323.         “Rights Offering Common Equity Allocation” shall have the meaning ascribed to such term in Article IV.D.2.b.

324.         “Rights Offering Procedures” means, collectively, the procedures governing and for the implementation of the Rights Offering in a form acceptable to the Debtors and the Requisite Commitment Parties, consistent with the Plan Support Agreement and the Stock Purchase Agreement, and approved by the Bankruptcy Court.

325.         “Schedule of Retained Causes of Action” means a schedule of retained Causes of Action filed in connection with the Plan Supplement, in form and substance acceptable to the Debtors and the Requisite Commitment Parties.

326.         “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors on August 11, 2020 [Docket Nos. 964-1023] pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as amended on November 21, 2020 [Docket Nos. 1824, 1826-1880, 1882, 1884-1886, 1889], as the same may be further amended, modified, or supplemented from time to time.

327.         “Second Interim HVF Master Lease Settlement Order” means the Second Order Resolving Certain Matters Related to the HVF II Master Lease Agreement [Docket No. 2489].

328.         “Section 510(b) Claims” means any Claim (i) arising from the rescission of a purchase or sale of a Security of any Debtor or an Affiliate of any Debtor; (ii) for damages arising from the purchase or sale of such a Security; or (iii) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim; provided that a Section 510(b) Claim shall not include any Claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to any Interest.

329.         “SEC” means the United States Securities and Exchange Commission.

330.         “Secured” means, when referring to a Claim, a Claim secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by a Final Order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, in each case, as determined pursuant to section 506(a) of the Bankruptcy Code.

331.         “Second Lien Notes” means the senior secured second priority notes issued by Hertz Corp. pursuant to the Second Lien Notes Indenture.

332.         “Second Lien Note Indenture” means that certain Indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of June 6, 2017, by and among Hertz Corp, as issuer, and the Second Lien Note Trustee.

333.         “Second Lien Note Trustee” means BOKF, National Association, in its capacity as successor trustee and collateral agent under the Second Lien Indenture and the other Second Lien Note Documents, including any successor thereto.

334.         “Second Lien Note Claims” means all Claims against any Debtor arising from or based upon the Second Lien Note Indenture or any other Second Lien Note Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding as of the Petition Date was in the aggregate amount equal to approximately $350,000,000.00.

335.         “Second Lien Note Documents” means the Second Lien Note Indenture and all related agreements and documents executed by any of the Debtors in connection with the Second Lien Note Indenture.

336.         “Secured Tax Claim” means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

337.         “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder.

338.         “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

339.         “Senior Management Group” means (i) Paul Stone, (ii) Kenny Cheung, (iii) M. David Galainena, (iv) Opal Perry, (v) Darren Arrington, (vi) Eric Leef, (vii) Laura Suenon Nestar, (viii) Joseph McPherson, (ix) Jeffrey Adams, (x) Robert Massengill, and (xi) Jayesh Patel.

340.         “Series 2013-G1 Collateral” means the collateral defined in the Series 2013-G1 Supplement.

341.         “Series 2013-G1 Note” means the Series 2013-G1 Variable Funding Rental Car Asset Backed Note issued by HVF and authenticated by or on behalf of the HVF Trustee pursuant to the Series 2013-G1 Supplement.

342.         “Series 2013-G1 Supplement” means the Amended and Restated Series 2013-G1 Supplement to the HVF Base Indenture, dated as of October 31, 2014, between HVF and the HVF Trustee, as amended from time to time.

343.        “Stock Purchase Agreement” means that certain Equity Purchase and Commitment Agreement, dated as of April 3, 2021 by and among Hertz Parent and the Plan Sponsors party thereto, as the same may be amended, modified, or amended and restated from time to time in accordance with its terms.

344.         “Subscription Form” has the meaning ascribed to such term in the Rights Offering Procedures.

345.         “Subscription Rights” means the subscription rights offered in accordance with the Stock Purchase Agreement and the Rights Offering Procedures.

346.         “Subsidiary Guarantors” means Debtors (i) Thrifty Rent-A-Car System, LLC; (ii) Thrifty, LLC; (iii) Dollar Thrifty Automotive Group, Inc.; (iv) Firefly Rent A Car LLC; (v) Dollar Rent A Car, Inc.; (vi) Donlen Corporation; (vii) DTG Operations, Inc.; (viii) Hertz Car Sales LLC; (ix) DTG Supply, LLC; (x) Hertz Global Services Corporation; (xi) Hertz Local Edition Corp.; (xii) Hertz Local Edition Transporting, Inc.; (xiii) Hertz System, Inc.; (xiv) Smartz Vehicle Rental Corporation; (xv) Thrifty Car Sales, Inc.; (xvi) Hertz Technologies, Inc.; (xvii) TRAC Asia Pacific, Inc.; (xviii) Hertz Transporting, Inc.; and (xix) Rental Car Group Company, LLC.

347.         “Substantial Contribution Claim” means a Claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Cases pursuant to section 503(b)(3), (4), or (5) of the Bankruptcy Code.

348.         “Tail D&O Policy” means an insurance policy that provides sufficient liability insurance coverage for the six-year period following the Effective Date for the benefit of the Debtors’ current and former directors, managers, officers, and employees on terms no less favorable to the directors, managers, officers, and employees than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Effective Date, which is acceptable to the Debtors and of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement.

349.         “TCL Funding” means TCL Funding Limited Partnership.

350.         “Transaction Expenses” means, collectively, all reasonable and documented out-of-pocket fees (including success fees, transaction fees or similar fees) and expenses (including travel costs and expenses) of (i) Milbank LLP, as counsel to the PE Sponsors, (ii) Perella Weinberg Partners, as financial advisor to the PE Sponsors, (iii) Willkie Farr & Gallagher LLP and Young Conaway Stargatt & Taylor LLP, as legal counsel to the Initial Consenting Noteholders, (iv) Ducera Partners LLC, as financial advisor to the Initial Consenting Noteholders, and (v) any other accountants and other professionals, advisors and consultants retained by the Equity Commitment Parties with the prior written consent of the Company, in each case, to implement the Restructuring Transactions.

351.         “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

352.         “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

353.         “Unimpaired” means, with respect to a Claim or a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

354.         “Unsecured” means, with respect to any Claim, any Claim that is not a Secured Claim, including, for the avoidance of doubt, (i) Unsecured Funded Debt Claims; (ii) HHN Notes Guarantee Claims; (iii) General Unsecured Claims; and (iv) General Unsecured Elective Claims.

355.         “Unsecured Funded Debt Claims” means, collectively, (i) the Unsecured Notes Claims, and (ii) the ALOC Facility Claims.

356.         “Unsecured Funded Debt Equity Allocation” means 48.2% of Reorganized Hertz Parent Common Interests, subject to dilution from conversion of the Preferred Stock and the Management Equity Incentive Plan.

357.         “Unsecured Noteholders” means, collectively, (i) the 5.500% Unsecured Noteholders; (ii) the 6.000% Unsecured Noteholders; (iii) the 6.250% Unsecured Noteholders; and (iv) the 7.125% Unsecured Noteholders, each from time to time, in their capacity as such.

358.         “Unsecured Notes” means, collectively, (i) the 5.500% Unsecured Notes, (ii) the 6.000% Unsecured Notes, (iii) the 6.250% Unsecured Notes, and (iv) the 7.125% Unsecured Notes.

359.         “Unsecured Notes Claims” means, collectively, (i) the 5.500% Unsecured Note Claims; (ii) the 6.000% Unsecured Note Claims; (iii) the 6.250% Unsecured Note Claims; and (iv) the 7.125% Unsecured Note Claims.

360.        “Unsecured Notes Documents” means, collectively, (i) the 5.500% Unsecured Note Documents; (ii) the 6.000% Unsecured Note Documents; (iii) the 6.250% Unsecured Note Documents; and (iv) the 7.125% Unsecured Note Documents.

361.         “Unsecured Notes Trustees” means, collectively, (i) the 5.500% Unsecured Notes Trustee; (ii) the 6.000% Unsecured Notes Trustee; (iii) the 6.250% Unsecured Notes Trustee; and (iv) the 7.125% Unsecured Note Trustee.

362.         “Unsecured Notes Trustees’ Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, the reasonable and documented fees, costs, and expenses incurred by the Unsecured Notes Trustees that are required to be paid under the Unsecured Notes Documents.

363.         “Unsubscribed Shares” shall have the meaning ascribed to such term in the Stock Purchase Agreement.

364.         “Voting Deadline” means 4:00 p.m. (prevailing Eastern Time) on [●], 2021, as specifically set forth in the Disclosure Statement Order, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

365.         “Warburg Pincus” means Warburg Pincus LLC, acting solely in its capacity as an investment manager or advisor on behalf of certain funds or accounts or wholly-owned entities of such funds or accounts.

B.	Rules of Interpretation

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan; (iv) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (v) unless otherwise stated herein, the words “herein,” “hereof,” and “hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (viii) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (xi) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (xii) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (xiii) any immaterial effectuating provision may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors (in consultation with the Plan Sponsors), in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (xiv) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of Delaware shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

E.	Consultation, Information, Notice, and Consent Rights

Any and all consultation, information, notice, and consent rights of the Plan Sponsors set forth in the Plan Support Agreement or any Definitive Document, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, shall be incorporated herein by this reference and shall be fully enforceable as if stated herein.

Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Plan Support Agreement, other Definitive Document, or herein shall not impair such rights or obligations.

F.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. Any conversion required to convert foreign currency to United States dollars shall be done using the applicable exchange rates on the Petition Date.

G.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

H.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

Article II.
ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, (i) Administrative Claims, including DIP Claims, HVF Master Lease Administrative Claims, Professional Fee Claims, Canadian Fleet Financing Administrative Claims, Interim Fleet Financing Administrative Claims, and postpetition Intercompany Claims, and (ii) Priority Tax Claims have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III.

A.	Administrative Claims

Except with respect to Professional Fee Claims, DIP Claims, HVF Master Lease Administrative Claims, Canadian Fleet Financing Administrative Claims, Interim Fleet Financing Administrative Claims, and Priority Tax Claims and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor, or after the Effective Date, such Holder and the applicable Reorganized Debtor agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash (i) if such Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date; or (ii) if such Administrative Claim is not Allowed as of the Effective Date, upon entry of an order of the Bankruptcy Court Allowing such Claim, or as soon as reasonably practicable thereafter; provided, that if an Allowed Administrative Claim arises from liabilities incurred by the Debtors’ Estates in the ordinary course of business after the Petition Date, including postpetition rent owed pursuant to assumed Unexpired Leases, such Claim shall be paid in accordance with the terms and conditions of the particular transaction giving rise to such Claim in the ordinary course.

Except as otherwise provided in this Article II.A or the Claims Bar Date Order, and except with respect to Administrative Claims that are Professional Fee Claims, DIP Claims, or Transaction Expenses, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date; provided, that the Administrative Claims Bar Date does not apply to Professional Fee Claims or Administrative Claims arising in the ordinary course of business, including postpetition rent owed pursuant to assumed Unexpired Leases.

The Reorganized Debtors, in consultation with the Plan Sponsors, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than the Administrative Claims Objection Deadline, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) object to a timely-Filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be Allowed and, if so, in what amount.

HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS OR THEIR PROPERTY, AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE.

B.	DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to the aggregate amount of the then outstanding DIP Obligations (as defined in the DIP Order), including (i) the principal amount outstanding under the DIP Financing on such date; (ii) all interest accrued and unpaid thereon through and including the date of payment; and (iii) all accrued and unpaid fees, expenses, and indemnification obligations payable under the DIP Documents. Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each such Allowed DIP Claim shall be indefeasibly paid in full, in Cash, by the Debtors on the Effective Date or such later date as the DIP Claims become due and payable pursuant to any agreement such Holder and the Debtors or the Reorganized Debtors. Distributions to Holders of DIP Claims shall be deemed completed when made to (or at the direction of) the DIP Agent, which shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. Once received by the DIP Agent, distributions shall be made as soon as practicable to the Holders of Allowed DIP Claims in accordance with the DIP Credit Agreement. Contemporaneously with the foregoing payment, the DIP Financing facility and the DIP Documents shall be deemed canceled, all commitments under the DIP Documents shall be deemed terminated, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Financing shall automatically terminate, all obligations of the Debtors or the Reorganized Debtors, as applicable, arising out of or related to the DIP Claims shall be automatically discharged and released and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors; provided, that any provisions of the “DIP Loan Documents” (as such term is defined in the DIP Order) governing the DIP Financing facility that by their terms survive the payoff and termination of such facility shall survive in accordance with the terms of such DIP Loan Documents.

C.	HVF Master Lease Administrative Claims

As set forth in Article IV.H., infra, the repayment of the HVF II Notes (and payment of all unpaid amounts accrued pursuant to paragraph 9 of the Second Interim HVF Master Lease Settlement Order and amounts otherwise owed to the ABS Lender Professionals (as defined in the Second Interim HVF Master Lease Settlement Order), through the HVF II Notes Repayment Date) in full shall constitute the full and final satisfaction, settlement, release, and discharge of each HVF Master Lease Administrative Claim against the Debtors.

D.	Postpetition Fleet Financing Administrative Claims

Each Reorganized Debtor shall assume all of its obligations under the Canadian Fleet Financing Debtor Documents to the extent of such obligations and, as of the Effective Date, such obligations shall become obligations of such Reorganized Debtor as provided in the Canadian Fleet Financing Debtor Documents according to their terms and shall be Unimpaired. Upon such assumption, all of the Canadian Fleet Financing Administrative Claims shall be deemed satisfied in full, including any Administrative Claims granted under section 364(c) of the Bankruptcy Code.

To the extent HVIF does not repay in full in Cash the then-outstanding obligations with respect to the Interim Fleet Financing Notes pursuant to Article IV.H of this Plan, each Reorganized Debtor shall assume all of its obligations under the Interim Fleet Financing Debtor Facility Documents to the extent of such obligations and, as of the Effective Date, such obligations shall become obligations of such Reorganized Debtor as provided in the Interim Fleet Financing Debtor Facility Documents according to their terms and shall be Unimpaired. Upon such assumption, all of the Interim Fleet Financing Administrative Claims shall be deemed satisfied in full, including any Administrative Claims granted under section 364(c) of the Bankruptcy Code.

E.	Professional Fee Claims

1.	Final Fee Applications

All final requests for allowance and payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than the first Business Day that is forty-five (45) days after the Effective Date unless otherwise ordered by the Bankruptcy Court. Any objections to Professional Fee Claims shall be Filed and served no later than twenty-one (21) days after the filing of final requests for allowance and payment of Professional Fee Claims.

2.	Professional Fee Claims Estimate

Professionals shall estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services compensable by Debtors’ Estates before and as of the Effective Date and shall deliver such reasonable, good faith estimate to the Debtors no later than five (5) Business Days prior to the Effective Date; provided, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors, in consultation with the Plan Sponsors, shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

3.	Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash based on their evaluation of the Professional Fee Claims Estimates, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way (whether on account of the New Reorganized Corporate Debt, or otherwise). The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (i) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors and (ii) shall be held in trust for the Professionals and for no other Person or Entity until all Professional Fee Claims have been irrevocably paid in full; provided, that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow.

If the amount of funds in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency shall be promptly funded to the Professional Fee Escrow by the Reorganized Debtors without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

4.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors, the Reorganized Debtors, the Distribution Agent, and the GUC Oversight Administrator (solely with respect to the GUC Oversight Administrator Costs, subject to the terms of this Plan), as applicable.

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention, compensation for services rendered, or reimbursement for expenses incurred on or after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

F.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the applicable Debtor agree (whether before or after the Effective Date) to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary of Classification

All Claims and Interests, except for Administrative Claims, including DIP Claims, Canadian Fleet Financing Administrative Claims, Interim Fleet Financing Administrative Claims, HVF Master Lease Administrative Claims, Professional Fee Claims, Priority Tax Claims, Transaction Expenses, and postpetition Intercompany Claims are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests pursuant to the Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in Article III.B. hereof. The Plan shall constitute a separate Plan for each of the Debtors. For all purposes under the Plan, each Class contains a sub-Class for each Debtor: (i) Classes 3, 4, 5, and 6 shall be vacant for each Debtor other than Hertz Corp., the Subsidiary Guarantors and Rental Car Intermediate Holdings, LLC, and (ii) Class 12 shall be vacant for each Debtor other than Hertz Parent. Voting tabulations for recording acceptances or rejections of the Plan shall be conducted on a Debtor-by-Debtor basis as set forth above.

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Applicable Entities	Claim / Interest	Status	Voting Rights
1	Each Debtor	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Each Debtor	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	First Lien Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	Second Lien Note Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	Unsecured Funded Debt Claims	Impaired	Entitled to Vote
6	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	HHN Notes Guarantee Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
7	Each Debtor	General Unsecured Claims	Impaired	Entitled to Vote
8	Each Debtor	General Unsecured Elective Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
9	Each Debtor	Prepetition Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Reject)
10	Each Debtor	Section 510(b) Claims	Impaired	Not Entitled to Vote (Presumed to Reject)
11	Each Debtor	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)
12	Hertz Parent	Existing Hertz Parent Equity Interest	Impaired	Not Entitled to Vote (Presumed to Reject)

B.	Treatment of Claims and Interests

1.	Class 1 – Other Priority Claims

a.	Classification: Class 1 consists of all Other Priority Claims against each Debtor.

b.	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, such Holder and the applicable Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, each such Holder shall receive payment in full, in Cash, of the unpaid portion of its Allowed Other Priority Claim on the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, shall be paid in accordance with its terms in the ordinary course).

c.	Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Priority Claim are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Secured Claims

a.	Classification: Class 2 consists of all Other Secured Claims against each Debtor.

b.	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, such Holder and the applicable Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each such Holder shall receive at the applicable Debtor’s, or the applicable Reorganized Debtor’s, discretion:

(i)	payment in full in Cash of the unpaid portion of such Holder’s Allowed Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, payment shall be made in accordance with its terms in the ordinary course);

(ii)	Reinstatement of such Holder’s Allowed Other Secured Claim;

(iii)	the applicable Debtor’s interest in the collateral securing such Holder’s Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired.

c.	Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 - First Lien Claims

a.	Classification: Class 3 consists of all First Lien Claims against (i) Hertz Corp.; (ii) the Subsidiary Guarantors; and (iii) Rental Car Intermediate Holdings, LLC.

b.	Allowance: First Lien Claims shall be Allowed against Hertz Corp. and each Subsidiary Guarantor in the amount of $1,271,932,486.00, minus the First Lien Donlen Paydown Amount, plus letters of credit drawn after the Petition Date, plus the First Lien Hedge Claims, plus outstanding and accrued interest (at the non-default rate unless the Bankruptcy Court orders otherwise) and fees from the Petition Date through the Effective Date as required to render the First Lien Claims Unimpaired.

c.	Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed First Lien Claim shall receive payment in full, in Cash, of the unpaid portion of its liquidated Allowed First Lien Claim on the Effective Date and with respect to any unliquidated Claim with respect to undrawn letters of credit shall retain all legal and equitable rights with respect to such Claims until such letters of credit are released.

d.	Voting: Class 3 is Unimpaired under the Plan. Each Holder of an Allowed First Lien Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed First Lien Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4 – Second Lien Note Claims

a.	Classification: Class 4 consists of all Second Lien Note Claims against (i) Hertz Corp. and (ii) the Subsidiary Guarantors.

b.	Allowance: Second Lien Note Claims shall be Allowed against Hertz Corp. and each Subsidiary Guarantor in the amount of $362,750,694.00 plus accrued and outstanding interest and fees from the Petition Date through the Effective Date as required to render the Second Lien Note Claims Unimpaired.

c.	Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed Second Lien Note Claim shall receive payment in full, in Cash of the Allowed amount of such Claim against Hertz Corp. and the Subsidiary Guarantors.

d.	Voting: Class 4 is Unimpaired under the Plan. Each Holder of an Allowed Second Lien Note Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Second Lien Note Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Unsecured Funded Debt Claims

a.	Classification: Class 5 consists of all Unsecured Funded Debt Claims against (i) Hertz Corp.; (ii) the Subsidiary Guarantors; and (iii) solely with respect to ALOC Facility Claims, Rental Car Intermediate Holdings, LLC.

b.	Allowance:

(i)	Unsecured Notes Claims shall be Allowed against Hertz Corp and the Subsidiary Guarantors in the amounts set forth below:

Unsecured Funded Debt Claim	Allowed Amount
5.500% Unsecured Note Claims	$804,522,222.00
6.000% Unsecured Note Claims	$926,700,000.00
6.250% Unsecured Note Claims	$503,211,806.00
7.125% Unsecured Note Claims	$511,083,333.00

(ii)	ALOC Facility Claims shall be Allowed against Hertz Corp, the Subsidiary Guarantors, and Rental Car Intermediate Holding, LLC only to the extent determined by the Court and in no instance in more than an amount equal to the letters of credit drawn with respect to the ALOC Facility as of the Effective Date.

c.	Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed Unsecured Funded Debt Claim against Hertz Corp., the Subsidiary Guarantors, and, as applicable, Rental Car Intermediate Holding, LLC shall receive:

(1)	its Pro Rata share of the Unsecured Funded Debt Equity Allocation;

(2)	[with respect to each Eligible Unsecured Funded Debt Holder, its Pro Rata share of the Subscription Rights; and

(3)	with respect to each Ineligible Unsecured Funded Debt Holder, Cash with a value equal to the value of the Subscription Rights that would have been distributable to such Holder if such Holder was an Eligible Unsecured Funded Debt Holder.] [4]

  4 [Note to Draft: Subject to further review and revision.]

d.	Voting: Class 5 is Impaired under the Plan and is entitled to vote to accept or reject the Plan.

6.	Class 6 – HHN Notes Guarantee Claims

a.	Classification: Class 6 consists of all HHN Notes Guarantee Claims against (i) Hertz Corp.; (ii) the Subsidiary Guarantors; and (iii) Rental Car Intermediate Holdings, LLC.

b.	Allowance: The HHN Notes Guarantee Claims shall be Allowed against Hertz Corp., each Subsidiary Guarantor, and Rental Car Intermediate Holdings, LLC in an aggregate amount of $790,105,000.00 plus any accrued and outstanding interest and fees from the Petition Date through the Effective Date to the extent required to render the HHN Notes Guarantee Claims Unimpaired.

c.	Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed HHN Notes Guarantee Claim shall receive payment in full in Cash of the Allowed amount of such Claim against Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC.

d.	Voting: Class 6 is Unimpaired under the Plan. Each Holder of an Allowed HHN Notes Guarantee Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed HHN Notes Guarantee Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7 – General Unsecured Claims

a.	Classification: Class 7 consists of all General Unsecured Claims against a Debtor.

b.	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims, each Holder of an Allowed General Unsecured Claim against a Debtor shall receive, subject to the General Unsecured Elective Claim election, its Pro Rata share of the General Unsecured Recovery Cash Pool Amount without regard to the particular Debtor against which such Claim is Allowed; provided, that, no Holder of an Allowed General Unsecured Claim shall receive a recovery that exceeds seventy-five (75%) percent of the Allowed amount of its General Unsecured Claim.

c.	Voting: Class 7 is Impaired under the Plan and is entitled to vote to accept or reject the Plan.

8.	Class 8 – General Unsecured Elective Claims

a.	Classification: Class 8 consists of all General Unsecured Elective Claims against a Debtor.

b.	Treatment: Except to the extent that a Holder of an Allowed General Unsecured Elective Claim agrees to less favorable treatment, each Holder of an Allowed General Unsecured Elective Claims shall receive, on the Effective Date or as soon as practical thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Elective Claim, Cash in an amount equal to the lesser of (a) the Allowed amount of such Holder’s General Unsecured Elective Claim and (b) [●] without regard to the particular Debtor against which such Claim is Allowed. The treatment provided to General Unsecured Elective Claims shall be funded from the General Unsecured Recovery Cash Pool Account. Each Holder electing to be treated as a Holder of an Allowed General Unsecured Elective Claim shall irrevocably waive the right to assert such Claim as a General Unsecured Claim.

c.	Voting: Class 8 is Unimpaired under the Plan and is not entitled to vote to accept or reject the Plan.

9.	Class 9 – Prepetition Intercompany Claims

a.	Classification: Class 9 consists of all prepetition Intercompany Claims.

b.	Treatment: Each prepetition Intercompany Claim shall be, at the option of Debtors or Reorganized Debtors as applicable (in consultation with the Plan Sponsors), either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Claims;

provided, however, that Intercompany Claims of HIRE (Bermuda) Limited against Hertz Corp. shall be Reinstated.

c.	Voting: Holders of Claims in Class 9 are conclusively presumed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote or accept or reject the Plan.

10.	Class 10 – Section 510(b) Claims

a.	Classification: Class 10 consists of all Section 510(b) Claims against a Debtor.

b.	Treatment: Section 510(b) Claims will be canceled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Section 510(b) Claims will not receive any distribution on account of such Claims.

c.	Voting: Holders of Claims in Class 10 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

11.	Class 11 – Intercompany Interests

a.	Classification: Class 11 consists of all Intercompany Interests held by a Debtor in another Debtor.

b.	Treatment: Intercompany Interests shall be Reinstated so as to maintain the organizational structure of the Debtors as such structure exists on the Effective Date unless implementation of the Restructuring requires otherwise.

c.	Voting: Class 11 is Unimpaired under the Plan. Each Holder of an Intercompany Interest is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

12.	Class 12 – Existing Hertz Parent Interests

a.	Classification: Class 12 consists of all Existing Hertz Parent Interests.

b.	Treatment: Existing Hertz Parent Interests shall be cancelled and released without any distribution on account of such Interests.

c.	Voting: Class 12 is Impaired under the Plan. Each Holder of an Existing Hertz Parent Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Hertz Parent Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or otherwise Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or otherwise Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights and defenses with respect to any Reinstated Claim or otherwise Unimpaired Claim may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

D.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Separate Classification of Other Secured Claims

Each Other Secured Claim, to the extent secured by a Lien on collateral different from the Collateral securing another Other Secured Claim, shall be treated as being in a separate sub-Class for purposes of receiving distributions under this Plan.

G.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	No Substantive Consolidation

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

B.	Restructuring Transactions; Effectuating Documents

Prior to, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may take any and all actions as may be necessary or appropriate in the Debtors’ reasonable discretion to effectuate the Restructuring Transactions described in, approved by, contemplated by, or necessary to effectuate the Plan, in accordance with the Plan Support Agreement, including: (i) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, arrangement, continuance, dissolution, sale, purchase, or liquidation, in each case, containing terms that are consistent with the terms of the Plan; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of the New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) such other transactions that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (v) the execution, delivery, and filing of the Exit Facility Documents; (vi) the execution and delivery of the HVF III Documents; (vii) the implementation of the HHN Restructuring and execution and delivery of any documents in connection therewith, (viii) the solicitation and implementation of the Rights Offering, and (ix) all other actions that the Debtors determine to be necessary or appropriate, including in connection with making filings or recordings that may be required by applicable law in connection with the Plan (collectively, the “Restructuring Transactions”). The Restructuring Transactions shall be structured in a manner that takes into account the tax position of creditors, the Plan Sponsors, and the Reorganized Debtors.

The Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

C.	Sources of Consideration for Plan Distributions

Except as otherwise provided in the Plan or the Confirmation Order, the Reorganized Debtors shall fund distributions under the Plan with (i) Cash on hand; (ii) Cash proceeds from the New Money Investment; and (iii) the proceeds of the Exit Term Loan Facility.

D.	New Money Investment

1.                   Preferred Stock

On the Effective Date, in accordance with the Stock Purchase Agreement and Plan Support Agreement and subject to the terms and conditions thereof, Reorganized Hertz Parent shall issue, and each of PE Sponsors or their respective affiliates or related funds shall purchase, on a several and not joint basis, shares of Preferred Stock at purchase price of $385,000,000.00 in the aggregate in Cash.

2.	Offered Stock

(a)	New Money Investors. On the Effective Date, in accordance with the Stock Purchase Agreement and subject to the terms and conditions thereof, each PE Sponsor shall purchase Offered Stock in the following aggregate Cash amounts:

i.	Dundon or its affiliates or related funds shall purchase shares of Offered Stock at the Offering Purchase Price (without any discounts or premiums) in the aggregate amount of $400,000,000.00;

ii.	Centerbridge or its affiliates or related funds shall purchase shares of the Offered Stock at the Offering Purchase Price (without any discounts or premiums) in the aggregate amount of $82,500,000.00; and

iii.	Warburg Pincus or its affiliates or related funds shall purchase shares of the Offered Stock at the Offering Purchase Price (without any discounts or premiums) in the aggregate amount of $82,500,000.00; and

(b)	Rights Offering. Following approval by the Bankruptcy Court of the Disclosure Statement and the Rights Offering Procedures, Hertz Parent shall conduct the Rights Offering in accordance with the Rights Offering Procedures.

a.	Each Holder of an Allowed Unsecured Funded Debt Claim shall be issued Subscription Rights to purchase, pursuant to the terms set forth in the Rights Offering Procedures, its Pro Rata allocation of the shares of Offered Stock remaining after the purchase of Offered Stock by the PE Sponsors set forth in Article IV.D.2.a, above, subject to dilution from conversion of the Preferred Stock and the Management Equity Incentive Plan (the “Rights Offering Common Equity Allocation”) at the Offering Purchase Price (without any discounts or premiums). The Equity Commitment Parties shall exercise the Subscription Rights distributed on account of their Allowed Unsecured Funded Debt Claims pursuant to the terms of the Stock Purchase Agreement.

b.	Any transfer of an Allowed Unsecured Funded Debt Claim shall include the applicable Subscription Rights.

c.	Participation in the Rights Offering will be limited to Eligible Unsecured Funded Debt Holders.

d.	The consummation of the Rights Offering is conditioned on the satisfaction or waiver (in accordance with the Stock Purchase Agreement) of all conditions specified in the terms of the Rights Offering Procedures.

(c)	Backstop. In accordance with the Stock Purchase Agreement and subject to the terms and conditions thereof, on or prior to the Effective Date, the Backstop Investors shall purchase the Unsubscribed Shares. There shall be no backstop fee or other commitment fee owed or payable to the Backstop Investors; provided, however, that the Stock Purchase Agreement shall provide for a break-up fee to each of the PE Sponsors and each of the Equity Commitment Parties in the amount of 3% of each of PE Sponsor’s and Equity Commitment Party’s aggregate commitment to purchase the Preferred Stock and/or Offered Stock, as applicable.

E.	Issuance and Distribution of Reorganized Hertz Parent Common Interests and Preferred Stock

The issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock in accordance with the Stock Purchase Agreement, Rights Offering Procedures, the Plan Support Agreement, and this Plan shall be authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests.

All of the shares of Reorganized Hertz Parent Common Interests and Preferred Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

F.	New Reorganized Corporate Debt

The Reorganized Debtors shall issue the New Reorganized Corporate Debt and provide any related guarantees, and the New Reorganized Corporate Debt will be made available to the Reorganized Debtors, pursuant to and subject to the terms and conditions set forth in the Exit Facility Documents.

Confirmation shall be deemed approval of the issuance and incurrence of the New Reorganized Corporate Debt (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith), and to the extent not approved by the Court previously, the Reorganized Debtors shall be authorized to execute and deliver those documents necessary or appropriate to issue and incur the New Reorganized Corporate Debt and related guarantees, including the Exit Facility Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order or rule, or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or Reorganized Debtors may deem to be necessary to consummate the New Reorganized Corporate Debt.

G.	Replacement of First Lien Letters of Credit

On or prior to the Effective Date, the Debtors shall replace the outstanding and undrawn letters of credit issued pursuant to the First Lien Revolving LC Facility and the First Lien Standalone LC Facility with letters of credit issued pursuant to the Exit Facility Documents or otherwise backstop or cash collateralize such letters of credit. Contemporaneously therewith, all outstanding undrawn letters of credit issued under the First Lien Revolving LC Facility and First Lien Standalone LC Facility shall be canceled, unless otherwise backstopped or cash collateralized.

H.	HVF II and Interim Fleet Financing Settlement

On or prior to the Effective Date, the Debtors shall cause HVF II to repay in full in Cash the then-outstanding non-contingent contractual obligations arising under or with respect to the HVF II Notes with the proceeds of a new asset backed securitization facility, including the HVF III asset-backed securitization facility, and/or securities to be issued by a newly formed non-Debtor bankruptcy remote subsidiary of Hertz Corp. The Debtors shall pay all unpaid amounts accrued pursuant to paragraph 9 of the Second Interim HVF Master Lease Settlement Order through the HVF II Notes Repayment Date, provided, that prior to the payment of any such amounts the applicable Entities shall have complied with paragraph 10 of the Second Interim HVF Master Lease Settlement Order. Notwithstanding anything to the contrary herein, the obligations with respect to the HVF II Notes shall be determined solely pursuant to the terms of the HVF II Facility Documents and HVF Facility Documents, provided, for the avoidance of doubt, that the Forbearance Fee payable pursuant to Section 4(g) of that certain HVF II Series 2013-A Forbearance Agreement dated May 4, 2020 shall be deemed to be an obligation with respect to the HVF II Notes.

On or prior to the Effective Date, the Debtors may cause HVIF to repay in full in Cash the then-outstanding obligations with respect to the Interim Fleet Financing Notes with the proceeds of a new asset backed securitization facility, including the HVF III asset-backed securitization facility, and/or securities to be issued by a newly formed non-Debtor bankruptcy remote subsidiary of Hertz Corp. or Reorganized Hertz Parent, as applicable. To the extent HVIF does not repay in full in Cash the then-outstanding obligations with respect to the Interim Fleet Financing Notes, the Debtors shall assume all of their contractual obligations with respect to the Interim Fleet Financing Facility pursuant to Article II.D, supra.

The Debtors shall consult with the Plan Sponsors with respect to the terms of the repayment of the HVF II Notes and the Interim Fleet Financing Notes and such terms shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

The repayment of the HVF II Notes (and payment of all unpaid amounts accrued pursuant to paragraph 9 of the Second Interim HVF Master Lease Settlement Order and amounts otherwise owed to the ABS Lenders Professionals (as defined in the Second Interim HVF Master Lease Settlement Order), through the HVF II Notes Repayment Date) and, to the extent applicable, the Interim Fleet Financing Notes in full shall constitute the full and final satisfaction, settlement, release, and discharge of each HVF Claim and Interim Fleet Financing Administrative Claim, as applicable, against the Debtors, including any Administrative Claims granted under section 364(c) of the Bankruptcy Code. Contemporaneously with the foregoing payment, (i) the HVF II Notes, the Series 2013-G1 Note, and, to the extent applicable, the Interim Fleet Financing Notes shall be deemed canceled; (ii) the HVF Facility Documents, the HVF II Facility Documents, and, to the extent applicable, the Interim Fleet Financing Documents shall be deemed terminated (except if utilized for HVF III), (iii) all Liens on property of HVF, HVF II, or, to the extent applicable, HVIF arising out of or related to the Series 2013-G1 Note, the HVF II Notes, or, to the extent applicable, the Interim Fleet Financing Notes shall automatically terminate, and all collateral subject to such applicable Liens shall be automatically released, in each case without further action by the HVF Trustee, HVF II Trustee, the HVF II Lenders, the HVIF Trustee, and the Interim Fleet Financing Lenders; and (iv) all undrawn letters of credit issued with respect to the HVF II Facility and, if applicable, the Interim Fleet Financing Facility shall be cancelled. The (i) HVF Trustee, HVF II Trustee, the HVF II Lenders, and (ii) to the extent applicable, the HVIF Trustee, and the Interim Fleet Financing Lenders, shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by HVF, HVF II, HVIF, the Debtors or the Reorganized Debtors. The Debtors or Reorganized Debtors, as applicable, shall use commercially reasonable efforts to cause HVF and HVF II to, execute and provide to the HVF Trustee, the HVF II Trustee, and the HVF II Lenders customary documentation in connection with the repayment of the HVF II Notes that is reasonably satisfactory to the HVF Trustee, the HVF II Trustee and the ABS Lenders (as defined in the Second Interim HVF Master Lease Settlement Order) and to execute and provide such other documentation and take such other actions as may be reasonably requested by the HVF Trustee, the HVF II Trustee, or ABS Lenders (as defined in the Second Interim HVF Master Lease Settlement Order) in connection with the repayment of the HVF II Notes.

Upon a the occurrence of the HVF II Notes Repayment Date and subject to the release and discharge of each HVF Claim, the HVF II Notes, and the Series 2013 G1 Note, each of the Debtors, on behalf of themselves and their parents, subsidiaries, affiliates, shareholders, agents, representatives, predecessors-in-interest, nominees, managers, members, partners, officers, directors, employees, advisors, and each of their respective successors and assigns shall be deemed to release, remise and forever discharge the Debtors and the ABS Released Parties (as defined in the Second Interim HVF Master Lease Settlement Order), solely in their respective capacities under the HVF II Facility, HVF II Facility Documents, and HVF Facility Documents, as applicable, of and from any and all debts, losses, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, claims, counterclaims, controversies, disputes, obligations, judgments, rights, damages, costs, losses, expenses, liens, or liabilities of any and every nature or description whatsoever, both at law or in equity, whether asserted or unasserted, express or implied, known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, which arose at any time through the HVF II Notes Repayment Date, arising out of or related to the HVF II Facility. Notwithstanding anything to the contrary in the foregoing, nothing in this Article IV.H shall release any ABS Released Party from Claims or Causes of Action arising from an act or omission that constitutes fraud, willful misconduct, or gross negligence.

Notwithstanding anything herein to the contrary, including Article XII.I., the stipulations and releases set forth in paragraph 11 of the Second Interim HVF Master Lease Settlement Order shall remain in full force and effect.

I.	HVF III Fleet Financing

On or prior to the Effective Date, the Debtors or Reorganized Debtors, as applicable, may form a non-Debtor bankruptcy remote subsidiary or subsidiaries of Hertz Corp. or Reorganized Hertz Parent, as applicable, to issue the HVF III asset-backed securitization facility and/or securities. Simultaneously with the repayment in full of the HVF II Notes (and payment of all unpaid amounts accrued pursuant to paragraph 9 of the Second Interim HVF Master Lease Settlement Order and amounts otherwise owed to the ABS Lender Professionals (as defined in the Second Interim HVF Master Lease Settlement Order), through the HVF Notes Repayment Date), as described in Article IV.H., and, to the extent applicable, the Interim Fleet Financing Notes, the Debtors may use any of the vehicles in the HVF II Facility and, to the extent applicable, the Interim Fleet Financing Facility and/or the equity with respect to the HVF II Facility and, to the extent applicable, the Interim Fleet Financing Facility to support any facility or securities issued by HVF III. The Debtors shall consult with the Plan Sponsors with respect to the terms of HVF III with such terms in form and substance acceptable to the Requisite Commitment Parties in good faith. Further, the Debtors, in the issuance of the HVF III asset-backed securitization facility and/or securities, shall comply with the obligations set forth in paragraph 12 of the Second Interim HVF Master Lease Settlement Order.

J.	General Unsecured Claim and General Unsecured Elective Claim Recoveries

On or prior to the Effective Date, the Debtors shall establish and fund the General Unsecured Recovery Cash Pool Account with Cash in an amount equal to the General Unsecured Recovery Cash Pool Amount to fund the recoveries provided to Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims.

As set forth in Article III.6, supra, no Holder of an Allowed General Unsecured Claim shall receive a recovery in excess of seventy-five (75%) percent of the amount of its Allowed General Unsecured Claim. To the extent Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims against the Debtors are less than $547,000,000.00 such that the Pro Rata distribution of the General Unsecured Recovery Cash Pool Amount, after accounting for distribution to General Unsecured Elective Claims and application of insurance coverage, would result in a more than seventy-five (75%) percent recovery to Holders of Allowed General Unsecured Claims, the Distribution Agent may return any excess amount in the General Unsecured Recovery Cash Pool Account to the Reorganized Debtors. The Distribution Agent, in consultation with the GUC Claims Oversight Administrator, may use its discretion to return excess amounts from the General Unsecured Recovery Cash Pool Account to the Reorganized Debtors; provided, that in no instance shall the Distribution Agent return Cash to the Reorganized Debtors from the General Unsecured Recovery Cash Account such that the amount of Cash in the General Unsecured Recovery Cash Account would not be sufficient to pay Disputed General Unsecured Claims and Allowed General Unsecured Claims seventy-five (75%) percent of the asserted amount of such Disputed General Unsecured Claims and Allowed General Unsecured Claims.

The General Unsecured Recovery Cash Pool Account (i) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors; (ii) shall be held in trust to fund distributions on account of Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims, as provided herein; and (iii) shall not be encumbered by any Liens, Claims, or Interests in any way (whether on account of the New Reorganized Corporate Debt or otherwise).

All parties to the Plan shall (i) treat the General Unsecured Recovery Cash Pool Account as a “disputed ownership fund” within the meaning of Treasury Regulations Section 1.468B-9(b)(1) for U.S. federal income tax purposes, and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All taxes imposed on assets or income of the General Unsecured Recovery Cash Pool Account will be payable from the assets of the General Unsecured Recovery Cash Pool.

K.	Intercompany Claim Settlement

The entry of the Confirmation Order and the treatment accorded to General Unsecured Creditors pursuant to this Plan shall constitute a settlement pursuant to section 1123(b)(3) of all disputes relating to the Intercompany Claims and the allocation of value among the various Debtors.

L.	HHN Restructuring

On the Effective Date, the HHN Notes Trustee and/or HHN Notes Paying Agent shall convert the cash payment provided as treatment for the HHN Notes Guarantee Claims pursuant to Article III.B.6. of this Plan to Euros using the European Central Bank reference rate published on such date and apply such amount to the HHN Notes pursuant to the terms of the HHN Notes Documents.

Upon the occurrence of the Effective Date, HHN will pay Cash (or have Cash paid on their behalf) in the amount required, if any, after application of the cash received by the HHN Notes Paying Agent in respect of the HHN Notes Guarantee Claims hereunder, to redeem the HHN Notes (including any accrued outstanding interest thereon and any applicable redemption premium) pursuant to the terms of the HHN Notes Documents and any related agreement with the holders of the HHN Notes. Such payments with respect to the HHN Notes Guarantee Claims and HHN Notes shall constitute a complete satisfaction and release of all Claims and obligations with respect to the HHN Note Documents.

On the Effective Date, the Debtors shall cause HIL to repay the HIL Financing Facility with the proceeds of the New Money Investment.

M.	Registration Rights Agreement

On the Effective Date, the Reorganized Debtors shall execute and deliver the Registration Rights Agreement and take all actions required by the Registration Rights Agreement, subject to and in accordance with the terms and conditions of the Plan Support Agreement and the Stock Purchase Agreement.

N.	International Vehicle Financing Claims

On or prior to the Effective Date, as part of the restructuring of the business of HHN and its European subsidiaries, the Debtors shall cause the European Vehicle Financing Entities to enter into and consummate the European ABS Restructuring Settlement. The entry of the Confirmation Order shall (i) constitute approval and authorization for the Debtors to perform their obligations under the European ABS Restructuring Settlement under Bankruptcy Rule 9019, (ii) approve the complete release of the Lombard Vehicle Financing Facility Guarantee, the European ABS Performance Guarantees and any claims related thereto, including the Lombard Facility Guarantee Claims and the European ABS Performance Guarantee Claims, and (iii) approve the irrevocable disallowance of all such claims, which shall be permanently removed from the Claims Register.

On or prior to the Effective Date, as part of the restructuring of the business of Hertz Australia and its subsidiaries, the Debtors shall cause Hertz Australia and the Australian Financing Entity to enter into and consummate the Australian ABS Restructuring Settlement. The entry of the Confirmation Order shall (i) constitute approval and authorization for the Debtors to perform their obligations under the Australian ABS Restructuring Settlement under Bankruptcy Rule 9019, (ii) approve the complete release of the Australian Performance Guarantee and any claims related thereto, including any Australian Performance Guarantee Claims, and (iii) approve the irrevocable disallowance of all such claims, which shall be permanently removed from the Claims Register.

O.	Corporate Existence

Except as otherwise provided in the Plan (including with respect to any Restructuring Transaction undertaken pursuant to the Plan), the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on and after the Effective Date, each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal law, or other non-bankruptcy law).

P.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all the Debtors’ Causes of Action (including, without express or implied limitation, all Causes of Action identified in the Schedule of Retained Causes of Action), all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Q.	Cancellation of Existing Securities

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, or the Plan Supplement, on the Effective Date (i) the Prepetition Debt Documents and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be deemed canceled, discharged and of no force or effect, except, as applicable, as necessary to (a) enforce the rights, Claims and interests of the First Lien Agent, the Second Lien Notes Agent, the Unsecured Notes Trustees, the 7.000% Unsecured Promissory Notes Trustee, as applicable, and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and, as applicable, the subsequent distribution of such amounts in accordance with the respective terms of the Prepetition Debt Documents and (c) preserve any rights of (1) the First Lien Agent and any predecessor thereof as against any money or property distributable to Holders of First Lien Claims, including any priority in respect of payment, (2) the Second Lien Note Trustee and any predecessor thereof as against any money or property distributable to Holders of Second Lien Note Claims, (3) the 5.500% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 5.500% Unsecured Notes Claims, (4) the 6.000% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 6.000% Unsecured Notes Claims, (5) the 6.250% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 6.250% Unsecured Notes Claims, (6) the 7.000% Unsecured Promissory Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 7.000% Unsecured Promissory Notes Claims, and (7) the 7.125% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 7.125% Unsecured Notes Claims; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall also continue in effect to allow each of the First Lien Agent, the Second Lien Note Trustee, the Unsecured Notes Trustees, and the 7.000% Unsecured Promissory Notes Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including, without limitation, to enforce the respective obligations owed to such parties under the Plan.

Subsequent to the performance by: (i) the First Lien Agent of its obligations under the Plan, the First Lien Agent and its respective agents shall be relieved of all further duties and responsibilities related to the First Lien Loan Documents upon the occurrence of the Effective Date, except with respect to such other rights of the First Lien Agent that, pursuant to the First Lien Loan Documents, survive the termination of the First Lien Loan Documents; (ii) the Second Lien Note Trustee of its obligations under the Plan, the Second Lien Note Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the Second Lien Loan Documents upon the occurrence of the Effective Date, except with respect to such other rights of the Second Lien Note Trustee that, pursuant to the Second Lien Loan Documents, survive the termination of the Second Lien Loan Documents; (iii) the 5.500% Unsecured Notes Trustee of its obligations under the Plan, the 5.500% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 5.500% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 5.500% Unsecured Notes Trustee that, pursuant to the 5.500% Unsecured Notes Documents, survive the termination of the 5.500% Unsecured Notes Documents; (iv) the 6.000% Unsecured Notes Trustee of its obligations under the Plan, the 6.000% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 6.000% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 6.000% Unsecured Notes Trustee that, pursuant to the 6.000% Unsecured Notes Documents, survive the termination of the 6.000% Unsecured Notes Documents; (v) the 6.250% Unsecured Notes Trustee of its obligations under the Plan, the 6.250% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 6.250% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 6.250% Unsecured Notes Trustee that, pursuant to the 6.250% Unsecured Notes Documents, survive the termination of the 6.250% Unsecured Notes Documents; (vi) the 7.000% Unsecured Promissory Notes Trustee of its obligations under the Plan, the 7.000% Unsecured Promissory Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 7.000% Unsecured Promissory Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 7.000% Unsecured Promissory Notes Trustee that, pursuant to the 7.000% Unsecured Promissory Notes Documents, survive the termination of the 7.000% Unsecured Promissory Notes Documents; (vii) the 7.125% Unsecured Notes Trustee of its obligations under the Plan, the 7.125% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 7.125% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 7.125% Unsecured Notes Trustee that, pursuant to the 7.125% Unsecured Notes Documents, survive the termination of the 7.125% Unsecured Notes Documents.

If the record Holder of any of the Second Lien Notes or Unsecured Notes is DTC or its nominee or another securities depository or custodian thereof, and such Second Lien Notes or Unsecured Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the Second Lien Notes or Unsecured Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

The commitments and obligations, if any, of the DIP Lender to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the DIP Documents, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

R.	Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable (i) the issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock; (ii) the selection and appointment of the directors and officers for Reorganized Hertz Parent and the other Reorganized Debtors; (iii) implementation of the Restructuring Transactions; and (iv) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized Hertz Parent and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized Hertz Parent, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security Holders, directors, or officers of the Debtors, Reorganized Hertz Parent, or the other Reorganized Debtors. On or before the Effective Date, as applicable, the appropriate officers of the Debtors, Reorganized Hertz Parent, or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of Reorganized Hertz Parent and the other Reorganized Debtors, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.R shall be effective notwithstanding any requirements under non-bankruptcy law.

S.	New Organizational Documents

To the extent required under the Plan, or applicable non-bankruptcy law, on the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors will File such New Organizational Documents as are required to be Filed with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents, and the Reorganized Debtors may File their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.

The New Organizational Documents shall not contain any prohibitions on any of the Reorganized Debtors becoming a publicly listed company.

T.	Reorganized Hertz Parent and Reorganized Hertz Corp. Board

As of the Effective Date, except as set forth in this Article IV.T, all directors, managers, and other members of existing boards or governance bodies of Hertz Parent and Hertz Corp., as applicable, shall cease to hold office or have any authority from and after such time to the extent not expressly included in the roster of the new boards of directors for Reorganized Hertz Parent and Reorganized Hertz Corp.

The Reorganized Hertz Parent Board and Reorganized Hertz Corp. Board shall be comprised of nine (9) members: (i) Tom Dundon, (ii) three (3) members which shall be jointly elected by Centerbridge and Warburg Pincus (one (1) of whom must be (i) “independent” in accordance with (a) New York Stock Exchange and Nasdaq rules and (b) SEC rules governing audit committee membership and (ii) not be an affiliate of Centerbridge or Warburg Pincus), and (iii) five (5) members selected by the Ad Hoc Group of Unsecured Noteholders (four (4) of whom must be (i) “independent” in accordance with (a) New York Stock Exchange and Nasdaq rules and (b) SEC rules governing audit committee membership and (ii) not be an affiliate of any member of the Ad Hoc Group of Unsecured Noteholders). The Reorganized Hertz Parent Board and Reorganized Hertz Corp. Board shall be divided into three classes, with the members initially assigned to classes as follows: (i) three (3) of such members shall be Class I directors and shall serve terms expiring at the 2022 annual meeting of shareholders (with the independent Centerbridge and Warburg Pincus elected member serving in this class), (ii) three (3) of such members shall be Class II directors and shall serve terms expiring at the 2023 annual meeting of shareholders, and (iii) three (3) of such members shall be Class III directors and shall serve terms expiring at the 2024 annual meeting of shareholders (with the remaining of the Centerbridge and Warburg Pincus elected members serving in this class). The 2022 annual meeting of shareholders shall be held no less than one (1) year following the Effective Date.

The Reorganized Hertz Parent Board and Reorganized Hertz Corp. Board shall be selected in accordance with generally accepted best practices for large institutional investors in public companies. The members shall be individuals who are stock-exchange compliant, with relevant industry, financial and operational backgrounds.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of Reorganized Hertz Parent and Reorganized Hertz Corp. To the extent any such director or officer of the Reorganized Hertz Parent and Reorganized Hertz Corp. is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such direct or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents, the Employment Agreements (assumed and assigned to the Reorganized Debtors), and other constituent documents of the Reorganized Debtors. The selection of directors and officers of Reorganized Hertz Parent and Reorganized Hertz Corp. shall be disclosed in the Plan Supplement.

U.	Exemption from Certain Taxes and Fees

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments, or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) any transfers (directly or indirectly) of property pursuant to the Plan or the Plan Supplement, (iv) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, (v) the grant of collateral under the Exit Facility Documents, and (vi) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

V.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all of the Debtors’ Causes of Action, whether arising before or after the Petition Date, including any Causes of Action specifically enumerated in the Plan Supplement. The Reorganized Debtors (in consultation with the Plan Sponsors) shall have the exclusive right, authority, and discretion to determine and to initiate, File, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to Article VIII.D.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, shall not pursue any and all available Causes of Action against it. Unless such Causes of Action against any Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan or a Final Order, all such Causes of Action shall be expressly reserved by the Debtors or the Reorganized Debtors, as applicable, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to any Cause of Action upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.

Notwithstanding anything to the contrary contained in this Article IV.V., on the Effective Date, all Avoidance Actions with respect to trade vendors that continue to do business with the Reorganized Debtors and that are not specifically identified in the Schedule of Retained Causes of Action shall be released by the Debtors.

W.	GUC Oversight Administrator

The Committee shall appoint, as of the Effective Date, a GUC Oversight Administrator with duties limited to (a) certain consultation rights with respect to the reconciliation, allowance, estimation, and settlement of General Unsecured Claims and General Unsecured Elective Claims, including with respect to the ADR Procedures, as set forth in the GUC Settlement Procedures, (b) certain consultation rights with respect to the distributions to the Holders of Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims as provided herein; and (c) appearing before and being heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the foregoing duties. The selection of the GUC Oversight Administrator shall be reasonably acceptable to the Debtors and the Requisite Commitment Parties.

The GUC Oversight Administrator may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out the duties as limited above. The GUC Oversight Administrator Costs, including reasonable professional fees, shall be paid by the Reorganized Debtors from the General Unsecured Creditor Recovery Cash Amount.

Upon the resolution of all disputed General Unsecured Claims and General Unsecured Elective Claims, the GUC Oversight Administrator shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases.

X.	Insurance Policies and Surety Bonds

1.                   Director and Officer Liability Insurance

On the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees, as applicable, who served in such capacity at any time on or prior to the Effective Date pursuant to sections 105 and 365 of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the D&O Liability Insurance Policies.

On or before the Effective Date, the Debtors, on behalf of the Reorganized Debtors, will obtain the Tail D&O Policy.

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies in effect on the Effective Date, including the Tail D&O Policy, with respect to conduct occurring prior thereto, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy subject to the terms thereof regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date, provided that nothing in this paragraph shall preclude a reduction in the amount of available policy proceeds under the D&O Liability Insurance Policies through payment of claims under any D&O Liability Insurance Policies to or on behalf of the Debtors or the Reorganized Debtors.

Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies and related documents, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan and no Proof of Claim need be Filed with respect thereto.

2.	Assumption of Insurance Policies

On the Effective Date, each Insurance Policy shall be assumed by the applicable Reorganized Debtor pursuant to sections 105 and 365 of the Bankruptcy Code, unless such Insurance Policy (i) was rejected by the Debtors pursuant to an order of the Bankruptcy Court, or (ii) is the subject of a motion to reject pending on the date of the Confirmation Hearing. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of such Insurance Policies

3.	Insurance Neutrality

Nothing in the Plan or the Confirmation Order, shall in any way operate to, or have the effect of, impairing, altering, supplementing, changing, expanding, decreasing, or modifying (a) the rights or obligations of any Insurer or (b) any rights or obligations of the Debtors or the Reorganized Debtors arising out of or under any Insurance Policy. The Insurers, the Debtors, and Reorganized Debtors, as applicable, shall retain all rights and defenses under such Insurance Policies, and such Insurance Policies shall apply to, and be enforceable by and against, the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date. Further, for all issues relating to insurance coverage, the provisions, terms, conditions, and limitations of the Insurance Policies shall control. For the avoidance of doubt, nothing contained in the Plan or the Confirmation Order shall operate to require any Insurer to indemnify or pay the liability for any claim that it would not have been required to pay in the absence of the Plan and Confirmation Order.

4.	Surety Bonds

On the Effective Date, (i) all of the Debtors’ obligations and commitments to any surety bond providers shall be deemed reaffirmed by the Reorganized Debtors; (ii) surety bonds and related indemnification and collateral agreements entered into by any Debtor will be vested and performed by the applicable Reorganized Debtor and will survive and remain unaffected by entry of the Confirmation Order; and (iii) the Reorganized Debtors shall be authorized to enter into new surety bond agreements and related indemnification and collateral agreements, or to modify any such existing agreements, in the ordinary course of business. The applicable Reorganized Debtors will continue to pay all premiums and other amounts due, including loss adjustment expenses, on the existing surety bonds as they become due prior to the execution and issuance of new surety bonds. Surety bond providers shall have the discretion to replace (or issue name-change riders with respect to) any existing surety bonds or related general agreements of indemnity with new surety bonds and related general agreements of indemnity on the same terms and conditions provided in the applicable existing surety bonds or related general agreements of indemnity.

Y.	Management Equity Incentive Plan

On or as soon as reasonably practical following the Effective Date, the Reorganized Hertz Parent Board will adopt and implement the Management Equity Incentive Plan, which shall provide for not less than 5% of Reorganized Hertz Parent Common Interests to be reserved for directors, officers, and employees of the Reorganized Debtors in accordance with the MIP Term Sheet and as otherwise determined by the Reorganized Hertz Parent Board.

Z.	Employee Obligations

Except as (i) otherwise provided in the Plan or Plan Supplement; (ii) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (iii) was rejected by the Debtors pursuant to a Bankruptcy Court order; or (iv) is the subject of a motion to reject pending on the date of the Confirmation Hearing, the Reorganized Debtors shall honor the Debtors’ Employee Obligations and, to the extent not already satisfied, the Debtors’ Employee Obligations shall become obligations of the Reorganized Debtors in accordance with their terms. To the extent the Employee Obligations are executory contracts and (i) such executory contracts are not identified on the Rejected Executory Contracts and Unexpired Leases Schedule, (ii) were not previously rejected by a Final Order, pursuant to section 365 and 1123 of the Bankruptcy Code, or (iii) are not the subject of a motion to reject pending on the date of the Confirmation Hearing, each will be deemed assumed as of the Effective Date and the obligations thereunder shall be paid in the ordinary course consistent with the terms thereof; provided, that, the consummation of the Restructuring Transactions and any associated organizational changes shall not constitute a “change of control,” “change in control,” or other similar event under any of the above-listed written contracts, agreements, policies, programs and plans. Notwithstanding anything else set forth in this paragraph, the cure provisions of Article V.C hereof shall apply to any Employee Obligation arising from an Executory Contract assumed in accordance with the provisions of Article V hereof.

Notwithstanding anything to the contrary in the foregoing paragraph, the Reorganized Debtors shall assume, continue, and maintain in all respects, and shall not in any way reduce or diminish, the bonus programs approved by the Bankruptcy Court pursuant to the 2020 EIP Order and the 2021 KEIP/EIP Order in accordance with the respective terms of such programs, including by timely paying all awards earned by the participants therein in accordance with the terms thereof.

On the Effective Date, each Employment Agreement will be deemed assumed and shall become obligations of the Reorganized Debtors in accordance with their terms.

Notwithstanding anything to the contrary in this Plan, as of the Effective Date, any provision of an Employee Obligation that provides for equity-based awards, including any termination-related provisions with respect to equity-based awards, shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall continue and assume the Pension Plans to the extent of their respective obligations under the Pension Plans and applicable law, including, as applicable, (i) the minimum funding standards in 26 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083 and (ii) the premiums under 29 U.S.C. §§ 1306 and 1307. All Proofs of Claim filed by the PBGC with respect to the Pension Plans shall be deemed withdrawn on the Effective Date. No provision of the Disclosure Statement, Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, their successors, or individuals from liabilities or requirements imposed under any law or regulatory provision with respect to the Pension Plans or from claims of the PBGC with respect to the Pension Plans.  The PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability with respect to the Pension Plans as a result of any provision of the Disclosure Statement, Plan, Confirmation Order, or section 1141 of the Bankruptcy Code.

Notwithstanding anything to the contrary in this Plan, in accordance with section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to honor all retiree benefits, as such term is defined in section 1114(a) of the Bankruptcy Code, as and to the extent required by the agreements giving rise to such obligations.

On the Effective Date, each severance plan of the Debtors in existence immediately prior to the Effective Date, including (i) the Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Senior Executives, and (ii) the Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Vice Presidents, shall be terminated in accordance with its terms. Entry of the Confirmation Order shall constitute authorization for such termination without further action by any the Debtors, the Debtors’ board of directors or any committee thereof, or any officer or other employee of the Debtors, or any delegee of any of the foregoing. To the extent any severance plan constitutes an Executory Contract deemed rejected pursuant to Article V.A hereof, termination of such severance plan in accordance with its terms pursuant to this paragraph shall be deemed to have occurred immediately prior to such rejection. Notwithstanding the foregoing, on and subject to the occurrence of the Effective Date, the Reorganized Debtors (a) shall covenant, agree, and undertake, as obligations of the Reorganized Debtors, that in the event that any individual who is part of the Senior Management Group is terminated by the Reorganized Debtors without cause within twelve (12) months following the Effective Date, the Reorganized Debtors shall, within thirty (30) days following such termination, pay such terminated individual a single lump-sum cash payment equal to two (2) times the value of such terminated individual’s annual base compensation (i.e., base salary and non-variable benefits) and (b) shall adopt and implement such other plans, policies, or other agreements with respect to employee severance for certain of the Reorganized Debtors’ other employees on terms to be determined by the Reorganized Debtors and acceptable to the Requisite Commitment Parties or Reorganized Hertz Parent Board in good faith.

AA.	Workers’ Compensation Programs

As of the Effective Date, the Reorganized Debtors shall continue to honor their obligations under (i) all applicable workers’ compensation laws in jurisdictions in which the Reorganized Debtors operate or the Debtors previously operated; and (ii) the Debtors’ (a) written contracts, agreements, and agreements of indemnity, in each case relating to workers’ compensation, (b) self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and (c) workers’ compensation insurance policies and programs. All Proofs of Claims filed by the Debtors’ current or former employees on account of workers’ compensation claims shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court based upon the treatment provided for herein; provided, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans.

BB.	Collective Bargaining Agreements

On or prior to the Effective Date, and subject to the occurrence of the Effective Date, the Reorganized Debtors shall assume the Collective Bargaining Agreements.

CC.	Plan Support Agreement and Stock Purchase Agreement

To the extent not previously approved pursuant to an order of the Bankruptcy Court authorizing the Debtors’ entry into the Plan Support Agreement and the Stock Purchase Agreement, entry into each of the Plan Support Agreement and the Stock Purchase Agreement shall be authorized by the Bankruptcy Court pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects through and including the Effective Date.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases shall be deemed assumed by the applicable Reorganized Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts and Unexpired Leases that (i) are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (ii) have been previously rejected by a Final Order; (iii) have been previously assumed or assumed and assigned by a Final Order; (iv) are the subject of a motion to reject that is pending on the Confirmation Date; (v) the Debtors have, as of the Confirmation Date, received authority to reject pursuant to an order of the Bankruptcy Court with the effective date of such rejection occurring after the Effective Date; (vi)  provide for payment of severance or other benefits to former employees of the Debtors (other than retiree benefits within the meaning of such term in section 1114(a) of the Bankruptcy Code), whether in the form of a plan or individual agreement; and (vii) are solely with a Donlen Debtor, which to the extent not previously assumed by a Final Order shall be deemed to be rejected; provided, that, nothing in the Plan or Confirmation Order shall constitute an admission or finding that any plan or agreement referenced in the immediately preceding clause (vi) constitutes an Executory Contract; and provided further, that the Debtors reserve the right to seek enforcement of or other relief with respect to an assumed or assumed and assigned Executory Contract or Unexpired Lease following the Confirmation Date, including but not limited to seeking an order of the Bankruptcy Court for the rejection of such Executory Contract or Unexpired Lease for cause. Notwithstanding anything to the contrary contained herein, the Plan Support Agreement and the Stock Purchase Agreement shall be assumed by the Debtors or the Reorganized Debtors, as applicable, on the Effective Date pursuant to the Plan.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contracts and Unexpired Leases Schedule, the Collective Bargaining Agreement Schedule, and the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. The Debtors are authorized to abandon any of the Debtors’ personal property at or on the leased premises subject to an Unexpired Lease rejected pursuant to the Plan, and the counterparties to rejected leases may dispose of any such personal property remaining at or on the leased premises following the applicable lease rejection date.

Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law (in each case, in accordance with applicable law, including by consent of the counterparty to such Executory Contract or Unexpired Lease). Subject to applicable law, including section 365(d)(4) of the Bankruptcy Code, any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors with any such disposition to be deemed effect an assumption, assumption and assignment, or rejection, as applicable, as of the Effective Date.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts, conditions or prevents, or purports to restrict, condition or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “anti-assignment,” “change of control,” consent right, or similar provision), then such provision shall be deemed modified such that the transaction contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. The consummation of the Plan and the implementation of the Restructuring Transactions are not intended to, and shall not, constitute a “change of control,” “change in control,” or other similar event under any lease, contract, or agreement to which a Debtor is a party.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, and (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time shall be Disallowed pursuant to the Confirmation Order, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims or General Unsecured Elective Claims, as applicable, and shall be treated in accordance with Article III.B.6 and Article III.B.7, and such claims may be objected to in accordance with this Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims, if any, on the Effective Date or as soon as practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. The Reorganized Debtors may settle any Cure Claim on account of any Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as set forth below, any Cure Claims shall be satisfied for the purposes of section 365(b)(1) of the Bankruptcy Code by payment in Cash of the cure amount set forth on the Assumed Executory Contracts or Unexpired Leases Schedule or the Collective Bargaining Agreement Schedule, as applicable, for the applicable Executory Contract or Unexpired Lease, or on such other terms as the parties to such Executory Contracts or Unexpired Leases and the Debtors or the Reorganized Debtors, as applicable, may otherwise agree or as determined by the Bankruptcy Court by a Final Order. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of such Cure Claim, as applicable.

Unless otherwise provided by an order of the Bankruptcy Court, on or before the date on which the relevant Plan Supplement is Filed, the Debtors shall File the Assumed Executory Contracts and Unexpired Leases Schedule and cause such schedule or notices of proposed assumption and proposed amounts of Cure Claims to be served by overnight mail on counterparties to Executory Contracts and Unexpired Leases to be assumed pursuant to the Plan that are identified in such Schedule. Any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed, served and actually received by the Debtors no later than the deadline to object to Confirmation of the Plan.

Any party that fails to timely object to the assumption of its Executory Contract or Unexpired Lease (including the ability of the applicable Reorganized Debtor or assignee to provide “adequate assurance of future performance” under such Executory Contract or Unexpired Lease within the meaning of section 365 of the Bankruptcy Code) or the amount of the Cure Claim listed on the Assumed Executory Contracts and Unexpired Leases Schedule or the Collective Bargaining Agreement Schedule as set forth in the paragraph above, shall be (i) deemed to have consented to the assumption of its Executory Contract or Unexpired Lease and to such Cure Claim and (ii) forever barred, estopped, and enjoined from disputing the amount of the Cure Claim set forth on the Assumed Executory Contracts and Unexpired Lease Schedule or the Collective Bargaining Agreement Schedule (including a cure amount of $0.00) and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, subject to the payment of the applicable Cure Claim, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease; provided, that the Debtors or the Reorganized Debtors, as applicable, will remain obligated to pay any accrued but unbilled amounts under any such assumed Executory Contract or Unexpired Lease to the extent that such unbilled amounts were not due to be billed prior to the date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court upon payment of the applicable Cure Claim.

D.	Assumption Dispute Resolution

In the event of a timely Filed objection regarding (i) the amount of any Cure Claim; (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under an Executory Contract or Unexpired Lease to be assumed; or (iii) any other matter pertaining to assumption or payment of a Cure Claim required by section 365(b)(1) of the Bankruptcy Code, such dispute (an “Assumption Dispute”) shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

To the extent an Assumption Dispute relates solely to the amount of a Cure Claim, the Debtors may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of such Assumption Dispute; provided, that the Debtors reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the counterparty or counterparties to such Executory Contract or Unexpired Lease. To the extent that the Assumption Dispute is resolved or determined unfavorably to the Debtors, the Debtors may reject the applicable Executory Contract or Unexpired Lease after such determination, which rejection shall supersede, nullify, and render of no force or effect the earlier assumption and/or assumption and assignment.

For the avoidance of doubt, if the Debtors are unable to resolve an Assumption Dispute relating solely to the amount of a Cure Claim prior to the Confirmation Hearing, such Assumption Dispute may be scheduled to be heard by the Bankruptcy Court after the Confirmation Hearing (the “Adjourned Cure Dispute”); provided, that the Reorganized Debtors may settle any Adjourned Cure Dispute after the Effective Date without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

E.	Indemnification Obligations

Notwithstanding anything in the Plan to the contrary, each Indemnification Obligation shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise, unless such obligation (i) was rejected by the Debtors pursuant to a Final Order or (ii) is the subject of a motion to reject that is pending as of the date of the Confirmation Hearing. Each Indemnification Obligation shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.

F.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, and not assigned to a non-Debtor Entity, will be performed by the Debtors or the Reorganized Debtors in the ordinary course of its operations. Accordingly, such contracts and leases (including any assumed Executory Contract and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, and supplements to, or restatements of, prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights

Neither the inclusion of any Executory Contract or Unexpired Lease on the Debtors’ Schedules, the Assumed Executory Contracts and Unexpired Leases Schedule or the Rejected Executory Contracts and Unexpired Leases Schedule, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. For the avoidance of doubt, the Debtors reserve all rights with respect to any Causes of Action or other right with respect to any Executory Contract or Unexpired Lease.

I.	Nonoccurrence of Effective Date; Bankruptcy Code Section 365(d)(4)

If the Effective Date fails to occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to further extend the deadline for assuming or rejecting Unexpired Leases under section 365(d)(4) of the Bankruptcy Code.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Initial Distribution Date (or, if a Claim is not an Allowed Claim on the Initial Distribution Date, on the next Quarterly Distribution Date following the date that such Claim becomes an Allowed Claim or as soon as reasonably practicable thereafter), except with respect to General Unsecured Claims, the Distribution Agent shall make initial distributions under the Plan on account of each Holder of an Allowed Claim in the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII. Except as specifically provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

With respect to Holders of General Unsecured Claims, the Distribution Agent, in consultation with the GUC Oversight Administrator, may make partial distributions on account of Allowed General Unsecured Claims before all General Unsecured Claims are Allowed to account for the future Allowance of Disputed General Unsecured Claims. With respect to General Unsecured Claims that are Allowed as of the Effective Date, the amount of the Effective Date distribution will be calculated as if each Disputed General Unsecured Claim in Class 7 were Allowed equal to the lesser amount of (a) the asserted amount of such Claim and (b) the amount estimated by the Bankruptcy Court in accordance with Article VII.D of the Plan, if applicable. On each Quarterly Distribution Date, the Distribution Agent shall make additional Pro Rata distributions to Holders of Allowed General Unsecured Claims until such Claims have received the maximum recovery available to Holders of General Unsecured Claims under the Plan.

B.	Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the Debtors or the Reorganized Debtors, in consultation with the GUC Oversight Administrator, (i) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (ii) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on account of the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Disputed Claims have been Allowed or expunged. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims in such Class.

C.	Rights and Powers of Distribution Agent

1.	Powers of the Distribution Agent

The Distribution Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. The Distribution Agent may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of any creditor pools created hereunder for all taxable periods through the date on which final distributions are made.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including any taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent may be paid in Cash by the Reorganized Debtors.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled, but not required, to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. For the avoidance of doubt, the Distribution Record Date shall not apply to the First Lien Claims, Second Lien Note Claims, Unsecured Funded Debt Claims, and HHN Notes Guarantee Claims, the Holders of which shall receive a distribution in accordance with this Article VI and, as applicable, the customary procedures of DTC on or as soon as practicable after the Effective Date.

2.	Delivery of Distributions

a.	Quarterly Distribution Date

On each Quarterly Distribution Date or as soon thereafter as is reasonably practicable, but in any event, no later than thirty (30) days after each Quarterly Distribution Date, the Distribution Agent shall make the distributions required to be made on account of Allowed Claims under the Plan on such date. No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Quarterly Distribution Date in accordance with Article VI.A.

b.	Delivery of Distributions On Account of First Lien Claims

All distributions to Holders of First Lien Claims shall be deemed completed when made to (or at the direction of) the First Lien Agent, which shall be deemed to be the Holder of all First Lien Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the First Lien Agent shall cause such distributions to be made to or on behalf of such Holders in accordance with the First Lien Credit Agreement. If the First Lien Agent is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the First Lien Agent’s cooperation, shall make such distributions to the extent practicable to do so. The First Lien Agent shall have no duties or responsibilities relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a First Lien Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.

c.	Delivery of Distributions on Account of Second Lien Note Claims

All distributions to Holders of Second Lien Note Claims shall be deemed completed when made to (or at the direction of) the Second Lien Note Trustee, which shall be deemed to be the Holder of all Second Lien Note Claims for purposes of distributions to be made hereunder, and the Second Lien Note Trustee shall hold or direct such distributions for the benefit of the Holders of Second Lien Note Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Second Lien Note Trustee shall arrange to deliver such distributions to be made to or on behalf of such Holders in accordance with the Second Lien Note Indenture. If the Second Lien Note Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Second Lien Note Trustee’s cooperation, shall make such distributions to the extent practicable to do so. The Second Lien Note Trustee shall have no duties or responsibilities relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a Second Lien Note Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.

d.	Delivery of Distributions on Account of Unsecured Notes Claims

(i)                  All distributions to Holders of 5.500% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 5.500% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 5.500% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 5.500% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the 5.500% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 5.500% Unsecured Notes Indenture.

(ii)                All distributions to Holders of 6.000% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 6.000% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 6.000% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 6.000% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the 6.000% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 6.000% Unsecured Notes Indenture.

(iii)              All distributions to Holders of 6.250% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 6.250% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 6.250% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 6.250% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI the 6.250% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 6.250% Unsecured Notes Indenture.

(iv)               All distributions to Holders of 7.125% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 7.125% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 7.125% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 7.125% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the 7.125% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 7.125% Unsecured Notes Indenture.

(v)                If any of the applicable Unsecured Notes Trustees are unable to make, or consent to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the applicable Unsecured Notes Trustee shall make such distributions to the extent practicable to do so. The Unsecured Notes Trustees shall have no duties or responsibilities relating to any form of distribution that is not DTC eligible. The Unsecured Notes Trustees, and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Unsecured Notes Trustees may transfer or direct the transfer of such distributions directly through facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of Unsecured Note Claims to the extent consistent with the customary practices of DTC.

e.	Delivery of Distributions on Account of 7.000% Unsecured Promissory Notes Claims

All distributions to Holders of 7.000% Unsecured Promissory Notes Claims shall be deemed completed when made to (or at the direction of) the 7.000% Unsecured Promissory Notes Trustee, which shall be deemed to be the Holder of all 7.000% Unsecured Promissory Notes Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the 7.000% Unsecured Promissory Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 7.000% Unsecured Promissory Notes Indenture.

f.	Delivery of Distributions on Account of the HHN Notes Guarantee Claims

All distributions to Holders of HHN Notes Guarantee Claims shall be deemed completed when made to (or at the direction of) the HHN Notes Paying Agent in accordance with the HHN Notes Documents, which shall be deemed to be the Holder of all HHN Notes and HHN Notes Guarantee Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the HHN Notes Paying Agent shall cause such distributions to or on behalf of such Holders to be made in accordance with the HHN Notes Indentures.

g.	Delivery of Distributions on Account of ALOC Facility Claims

All distributions to Holders of ALOC Facility Claims shall be deemed completed when made to (or at the direction of) the ALOC Facility Agent, which shall be deemed to be the Holder of all ALOC Facility Claims for purposes of distributions to be made hereunder; provided, that non-Cash consideration shall not be distributed in the name of the ALOC Facility Agent. As soon as practicable in accordance with the requirements set forth in this Article VI, the ALOC Facility Agent shall cause such distributions to or on behalf of such Holders to be made in accordance with ALOC Facility Documents.

h.	Delivery of Distributions on Account of Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims

The Distribution Agent shall make distributions to Holders of Allowed General Unsecured Claims and Allowed General Unsecured Elective Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided, that the address for each Holder of an Allowed Unsecured Claim or Allowed General Unsecured Elective Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder or the address provided to the Distribution Agent by the Holder in writing after the Effective Date, or, if no Proof of Claim has been Filed, the address set forth in the Schedules. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

3.	No Fractional Shares or Subscription Rights

No fractional Subscription Rights or shares of Reorganized Hertz Parent Common Interests or Preferred Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional shares or rights. When any distribution pursuant to the Plan on account of an Allowed Claim otherwise would result in the issuance of Subscription Rights, Reorganized Hertz Parent Common Interests, or Preferred Stock that are not a whole number, such shares or rights, as applicable, shall be rounded as follows: (i) fractions of greater than one-half shall be rounded to the next higher whole number, and (ii) fractions of one-half or less shall be rounded to the next lower whole number with no further payment on account thereof. The total number of Subscription Rights, Reorganized Hertz Parent Common Interests, and Preferred Stock, in each case, to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

4.	Minimum Distribution.

No Cash payment of less than $100.00 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

5.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the time of such distribution. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of this Article VI.D.2.d.5, “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been Disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, state, or other jurisdiction’s escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

A distribution shall be deemed unclaimed if a Holder has not (i) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (ii) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (iii) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (iv) taken any other action necessary to facilitate such distribution.

E.	Securities Registration Exemption

Except for shares of Preferred Stock and Reorganized Hertz Parent Common Interests (i) issued on account of the New Money Investment to the PE Sponsors, or (ii) purchased by the Backstop Investors in accordance with their Rights Offering Backstop Commitments, all shares of Reorganized Hertz Parent Common Interests issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. Shares of Reorganized Hertz Parent Common Interests issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable federal, state, or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The Reorganized Hertz Parent Common Interests issued pursuant to section 1145 of the Bankruptcy Code (i) will not be a “restricted security” as defined in Rule 144(a)(3) under the Securities Act; and (ii) will, subject to the Reorganized Hertz Parent Organizational Documents, be freely tradable and transferable by any holder thereof that (a) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within 90 days of such transfer, (c) has not acquired the Reorganized Hertz Parent Common Interests from an “affiliate” within one year of such transfer, and (d) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

To the extent an exemption under section 1145 of the Bankruptcy Code is not available, the issuance and sale, as applicable, of the Reorganized Hertz Parent Common Interests issued under the Rights Offering, the Plan and/or the Management Equity Incentive Plan, as well as the issuance and sale, as applicable, of the Reorganized Hertz Parent Common Interests and Preferred Stock on account of the New Money Investment to the PE Sponsors and the Reorganized Hertz Parent Common Interests purchased by the Backstop Investors in accordance with their Rights Offering Backstop Commitments, are being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D thereunder. Such Securities will be considered “restricted securities” and may not be offered, sold, resold, pledged, delivered, allotted or otherwise transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as under certain conditions, the resale provisions of Rule 144 of the Securities Act and in compliance with any applicable state securities laws. Such securities shall bear a legend restricting their transferability until no longer required under applicable requirements of the Securities Act and state securities laws.

The Reorganized Hertz Parent Common Interests and the Preferred Stock shall be made eligible for clearance and trading through the book entry facilities of DTC on or as promptly as practicable after the Effective date, and the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the Reorganized Hertz Parent Common Interests or the Preferred Stock, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

The DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Reorganized Hertz Parent Common Interests or Preferred Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized Hertz Parent Common Interests or the Preferred Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

F.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, Reorganized Hertz Parent, the other Reorganized Debtors, and the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

The Reorganized Debtors and the Distribution Agent may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority. If the Reorganized Debtors or the Distribution Agent make such a request and the holder fails to comply before the date that is one hundred and eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtors and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

G.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest to the extent Allowed herein.

H.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or other order of the Bankruptcy Court, or required by applicable bankruptcy law, postpetition and default interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim.

I.	Setoffs and Recoupment

Except as otherwise expressly provided herein, the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, set off against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder, but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim they may have against the Holder of such Claim. In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless (i) the Debtors have consented; and (ii) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

J.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be Disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Insurers

Distributions under the Plan to each holder of an Allowed Insured Claim against any Debtor shall be made in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; except, that there shall be deducted from any distribution under the Plan on account of an Insured Claim, for purposes of calculating the Allowed amount of such Claim, the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim. Nothing in this Section VI.J.2 shall constitute a waiver of any Claim, right, or Cause of Action the Debtors or their Estates may hold against any Person, including any Insurer. Pursuant to section 524(e) of the Bankruptcy Code, nothing in the Plan shall release or discharge (i) any Insurer from any obligations to any Person under applicable law or (ii) any Insurance Policies or any rights to pursue and receive any recovery from an Insurer under the Insurance Policies.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions under the Plan to Holders of Allowed Claims and/or payments by Insurers of Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

4.	Chubb Insurance Contracts

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, Plan Supplement, the Plan Support Agreement, the Confirmation Order, any agreement or order related to post-petition or exit financing, any bar date notice or claim objection, any document related to the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, confers Bankruptcy Court jurisdiction, grants an injunction, discharge or release, or requires a party to opt out of or object to any releases):

(a) nothing alters, modifies or otherwise amends the terms and conditions of the Insurance Program (including any agreement to arbitrate disputes and any provisions regarding the provision, maintenance, use, nature and priority of the Chubb Collateral), except that on and after the Effective Date, the Reorganized Debtors jointly and severally shall assume the Insurance Program in its entirety pursuant to sections 105 and 365 of the Bankruptcy Code;

(b) nothing releases or discharges (i) Chubb’s security interests and liens on the Chubb Collateral and (ii) the claims of the Chubb Companies arising from or pursuant to the Insurance Program and such claims are actual and necessary expenses of the Debtors’ estates (or the Reorganized Debtors, as applicable) and shall be paid in full in the ordinary course of business, whether as an Allowed Administrative Claim under section 503(b)(1)(A) of the Bankruptcy Code or otherwise, regardless of when such amounts are or shall become liquidated, due or paid, without the need or requirement for Chubb to file or serve a request, motion, or application for payment of or proof of any Proof of Claim, Cure Claim (or any objection to cure amounts/notices), or Administrative Claim (and further and for the avoidance of doubt, any Claims Bar Date or Administrative Claims Bar Date shall not be applicable to the Chubb Companies);

(c) the Debtors or the Reorganized Debtors, as applicable shall not sell, assign, or otherwise transfer the Insurance Program (or the proceeds thereof), including, but not limited to, under section 363 of the Bankruptcy Code except with the express written permission of the Chubb Companies; and

(d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) all workers’ compensation claims covered by the Insurance Program, (B) all claims where a claimant asserts a direct claim against the Chubb Companies under applicable law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunction set forth in Article VIII of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) the Chubb Companies to draw against any or all of the Chubb Collateral and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) to the Chubb Companies and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Insurance Program, in such order as the Chubb Companies may determine; and (IV) subject to the terms of the Insurance Program and/or applicable non-bankruptcy law, the Chubb Companies to (i) cancel any policies under the Insurance Program, and (ii) take other actions relating to the Insurance Program (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Program.

Terms used in this paragraph but not defined in the Plan shall have the meaning attributed to them in that certain Order (I) Authorizing Assumption of the Insurance Program, (II) Modifying the Automatic Stay, and (III) Granting Related Relief entered by the Bankruptcy Court on August 5, 2020 [Docket No. 898]; for the avoidance of doubt, (i) the term Insurance Program includes, but is not limited to, the Insurance Policies issued or entered into by any of the Chubb Companies; and (ii) the term Insurers shall include the Chubb Companies.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses that the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), Allowing such Claim.

B.	Claims and Interests Administration Responsibilities

Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors and the Distribution Agent shall have the authority (i) to File, withdraw, or litigate to judgment objections to Claims; (ii) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. The Reorganized Debtors and the Distribution Agent shall consult with the GUC Oversight Administrator with respect to any objection or settlement of a General Unsecured Claim in excess of $5,000,000.00. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.V.

C.	ADR Procedures

Designated Claims shall be subject to and resolved in accordance with the ADR Procedures, incorporated herein by reference. If the ADR Procedures are terminated with respect to a Designated Claim, the Reorganized Debtors or the Distribution Agent, as applicable, shall have until the Claim Objection Deadline or, if the Claim Objection Deadline has passed, one hundred and eighty (180) days from the date of termination of the ADR Procedures with respect to such Claim to file and serve an objection to such Claim.

D.	Estimation of Claims

Before or after the Effective Date, except as otherwise set forth in the ADR Procedures, the Debtors, the Distribution Agent, or the Reorganized Debtors, as applicable, and in consultation with the GUC Claim Administrator, may at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

If the Debtors determine, in their reasonable discretion and in consultation with the Committee and the Plan Sponsors, that (i) one or more Disputed General Unsecured Claims are capable of estimation by the Bankruptcy Court, (ii) estimation will materially improve Effective Date distributions to Holders of Allowed General Unsecured Claims, (iii) administration of the ADR Procedures with respect to such claims is not reasonably likely to lead to an efficient and successful resolution of such Claim, and (iv) estimation is otherwise in the best interests of the Estates, the Debtors shall file one or more motions to estimate such Disputed General Unsecured Claims, which motion(s) shall be filed and noticed to be heard by the Bankruptcy Court before the Effective Date (or such other date as determined by the Bankruptcy Court).

E.	Adjustment to Claims Register Without Objection

Any duplicate Claim or any Claim (filed or scheduled) that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors upon stipulation or any agreement in writing, including, without limitation, email correspondence, between the parties in interest without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

F.	Time to File Objections to Claims

Any objections to a Claim shall be Filed on or before the Claims Objection Deadline, as such deadline may be extended from time to time.

G.	Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

All Proofs of Claim Filed on account of an Employee Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Entities elect to honor such Obligation, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein or otherwise agreed by the Debtors or the Reorganized Debtors (as applicable), any and all Proofs of Claim Filed after the applicable Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless the Bankruptcy Court shall have determined by a Final Order, on or before the Confirmation Hearing, that cause exists to extend the Claims Bar Date as to such Proof of Claim on the basis of excusable neglect.

H.	Amendments to Proofs of Claims

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim or Proof of Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim or Proof of Claims Filed after the Effective Date shall be deemed Disallowed in full and expunged without any further action or notice to the Bankruptcy Court.

I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever Disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (i) such Claim has been adjudicated as non-contingent; or (ii) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim is no longer contingent.

J.	No Distributions Pending Allowance

Except as otherwise set forth herein, if (i) an objection to a Claim or portion thereof is Filed or (ii) the Claim has elected to participate in the ADR Procedures, no payment or distribution provided under the Plan shall be made on account of such Disputed Claims or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

K.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of a court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date.

L.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed one hundred (100) percent of the underlying Allowed Claim plus applicable interest, if any.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in a contract, instrument, or other agreement or document executed pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, any Claims for withdrawal liability that relate to services performed by employees of the Debtors before the Effective Date or that arise from a termination of employment, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has voted to accept the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, as of the Effective Date, the Debtors and their Estates, the Reorganized Debtors and each of their respective current and former Affiliates (with respect to non-Debtors, to the extent permitted by applicable law), on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever (including any derivative Claims asserted or that may be asserted on behalf of the Debtors or their Estates), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, DIP Financing, Interim Fleet Financing Facility, DFLF Facility, Canada Fleet Financing Facility, HVF II Facility, Donlen Sale, HHN Restructuring, HIL Financing Facility, the Donlen Canada Securitization Facility, the Australian Securitization Facility, the Lombard Vehicle Financing Facility, the formulation, preparation, dissemination, negotiation of the Plan, the Disclosure Statement, the Plan Support Agreement, the Stock Purchase Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Article VIII.C shall not release (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, or (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Definitive Documents, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

D.	Releases by Holders of Claims and Interests

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged each Debtor, Reorganized Debtor, and other Released Party from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted or that may be asserted on behalf of the Debtors or their Estates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, DIP Financing, Interim Fleet Financing Facility, DFLF Facility, Canada Fleet Financing Facility, HVF II Facility, Donlen Sale, HHN Restructuring, HIL Financing Facility, the Donlen Canada Securitization Facility, the Australian Securitization Facility, the Lombard Vehicle Financing Facility, the formulation, preparation, dissemination, or negotiation of the Plan, the Disclosure Statement, the Plan Support Agreement, the Stock Purchase Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Article VIII.D shall not be construed as (i) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, (ii) releasing any post-Effective Date obligations of any party or Entity under the Plan, the Definitive Documents, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (iii) releasing any obligation of HHN, HUK, or any of HHN’s non-Debtor subsidiaries under the HHN Note Documents.

E.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, in whole or in part, the Debtors, DIP Financing, Interim Fleet Financing Facility, DFLF Facility, Canada Fleet Financing Facility, HVF II Facility, Donlen Sale, HHN Restructuring, HIL Financing Facility, the Donlen Canada Securitization Facility, the Australian Securitization Facility, the Lombard Vehicle Financing Facility, the formulation, preparation, dissemination, negotiation, of the Plan, the Disclosure Statement, the Plan Support Agreement, the Stock Purchase Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, except for Claims or Causes of Action arising from an act or omission that is judicially determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects, such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities. The Exculpated Parties have, and upon Consummation of the Plan, shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.C OR ARTICLE VIII.D, SHALL BE DISCHARGED PURSUANT TO ARTICLE VIII.B OF THE PLAN, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.E, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED PURSUANT TO ARTICLE VIII.E WITH RESPECT TO THE EXCULPATED PARTIES): (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT IN ACCORDANCE WITH THE TERMS OF THIS PLAN EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

G.	Subordination Rights

The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code, any of the intercreditor agreements with respect to the Prepetition Debt Documents or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. Except as provided in the Plan, all subordination rights that a Holder of a Claim may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property, and the Claim and Interest Holders and is fair, equitable and reasonable.

H.	Release of Liens

Except (i) with respect to the Liens securing (a) the New Reorganized Corporate Debt, and (b) to the extent elected by the Debtors with respect to an Allowed Other Secured Claim in accordance with Article III.B.2; or (ii) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or occur in conjunction with the occurrence of the Effective Date (or shall be waived pursuant to Article IX.B):

1.                the Bankruptcy Court shall have entered the Disclosure Statement Order and approved the Rights Offering Procedures, solicitation procedures, and other materials related to the Plan, in form and substance consistent with the Plan Support Agreement and otherwise reasonably acceptable to the Debtors and Requisite Commitment Parties;

2.                 the Stock Purchase Agreement and Rights Offering Procedures shall have been approved by the Bankruptcy Court and shall remain in full force and effect, all conditions precedent thereto shall have been satisfied or waived by the applicable parties, and there shall be no breach thereunder that would give rise to the right to terminate the Stock Purchase Agreement for which notice has been given in accordance with the respective terms thereof;

3.                 the Bankruptcy Court shall have entered the Confirmation Order, in form and substance materially consistent with the Plan and otherwise reasonably acceptable to the Debtors and the Requisite Commitment Parties and such order shall not have been stayed pending appeal;

4.                 the Plan Support Agreement shall be in full force and effect with respect to the Debtors and the Plan Sponsors;

5.                the Definitive Documents shall contain terms and conditions consistent in all material respects with the Plan, the Stock Purchase Agreement, and the Plan Support Agreement or otherwise acceptable to the Debtors and Requisite Commitment Parties;

6.                 Each of the Plan Sponsors, or its respective affiliates or related funds, (or their replacements consistent with the terms of the Stock Purchase Agreement) shall have purchased its respective allocation of the Preferred Stock and Offered Stock consistent with the terms of the Stock Purchase Agreement;

7.                 the Rights Offering, conducted in accordance with the Rights Offering Procedures, shall have been consummated;

8.                 the Backstop Investors shall have purchased the Unsubscribed Shares, if any;

9.                 the Professional Fee Escrow shall have been established and funded in Cash in accordance with Article II.E.3;

10.               the Transaction Expenses, then known or submitted to the Debtors shall have been paid in full in Cash through and including the Effective Date;

11.               the General Unsecured Recovery Cash Pool Account shall have been established and funded in Cash in accordance with Article IV.J;

12.               the Debtors shall have caused HVF II to repay in full in Cash the then-outstanding non-contingent contractual obligations with respect to the HVF II Notes and all HVF Claims shall have been released;

13.               the HVF III Documents shall have been executed and delivered by each Entity party thereto and shall be effective;

14.               the conditions precedent to the entry into the HVF III Documents shall have been satisfied, waived, or shall be contemporaneously with the occurrence of the Effective Date;

15.               the Exit Facility Documents shall have been executed and delivered by each Entity party thereto and shall be effective;

16.             the conditions precedent to entry into the New Reorganized Corporate Debt shall have been satisfied, waived, or shall be satisfied contemporaneously with the occurrence of the Effective Date;

17.               the Debtors shall have obtained the Tail D&O Policy;

18.               the Debtors shall have designated a portion of the New Money Investment to be used for the purpose of paying all obligations under the HIL Financing Facility in full in Cash in accordance with the terms thereof; and

19.               all conditions precedent to the issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock, other than any conditions related to the occurrence of the Effective Date, shall have occurred.

B.	Waiver of Conditions

The conditions to the Effective Date of the Plan set forth in this Article IX may be waived only if waived in writing by the Debtors and the Requisite Commitment Parties, except that Article IX.A.6, IX.A.7, and IX.A.8 may be waived solely by the Debtors, the PE Sponsors, or the Backstop Investors, as applicable, if the reason for the failure of such conditions is the result in whole or in part of a breach of the PE Sponsors, Backstop Investors or the Debtors, as applicable, of their obligations, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules.

C.	Substantial Consummation

“Substantial consummation” of the Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.	Committee Complaint

Upon entry of the Confirmation Order, the Committee Complaint shall be held in abeyance and all deadlines and hearings in respect thereof shall be tolled sine die pending the Effective Date. The tolling of all deadlines and hearings set out in the preceding sentence shall apply to any and all pending and contemplated actions involving Released Parties and Releasing Parties that would otherwise be released pursuant to the Plan on the Effective Date.

Upon the occurrence of the Effective Date, the Committee Complaint shall be deemed voluntarily dismissed with prejudice and notice of said dismissal shall be filed on the docket of the adversary proceeding related thereto.

E.	Bifurcation Motion

The Bifurcation Motion shall be held in abeyance and all deadlines and hearings in respect thereof shall be tolled sine die pending the Effective Date. The tolling of all deadlines and hearings set out in the preceding sentence shall apply to any and all pending and contemplated actions involving Released Parties and Releasing Parties that would otherwise be released pursuant to the Plan on the Effective Date.

Nothing herein shall prevent the Debtors from withdrawing the Bifurcation Motion at any time. Upon the occurrence of the Effective Date, the Bifurcation Motion shall be deemed voluntarily dismissed with prejudice and notice of said dismissal shall be filed on the docket in the Chapter 11 Cases.

F.	Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur and circumstances make clear that the Effective Date will not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (ii) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Subject to the consent of the Requisite Commitment Parties and any other applicable consent rights set forth in the Plan Support Agreement, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to the consent of the Requisite Commitment Parties and any other applicable consent rights set forth in the Plan Support Agreement and subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Effect of Confirmation

Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued on the Confirmation Date the findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing. Upon entry of the Confirmation Order, any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if stated as findings of fact.

D.	Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, in accordance with the preceding sentence, or if Confirmation and Consummation do not occur, then (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims or the non-Debtor subsidiaries, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity, including the non-Debtor subsidiaries.

Article XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.                 Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or Allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors, as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters;

2.                decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                 resolve any matters related to (i) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Claims, or any other matter related to such Executory Contract or Unexpired Lease; (ii) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, the schedule of Executory Contracts and Unexpired Leases to be assume or rejected pursuant to Article V; and (iii) any dispute regarding whether a contract or lease is or was executory or unexpired;

4.                 adjudicate controversies, if any, with respect to distributions to Holders of Allowed Claims;

5.                 adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                 adjudicate, decide, or resolve any and all matters related to Causes of Action;

7.                 adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.                 enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.                 enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.               resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.               issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13.             resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.J.1;

14.               enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.               determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16.               adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

17.               consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.               determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.               hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code);

20.              hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code;

21.             hear and determine all disputes involving the existence, nature, or scope of the release or exculpation provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

22.               enforce all orders previously entered by the Bankruptcy Court;

23.               hear any other matter not inconsistent with the Bankruptcy Code;

24.               enter an order concluding or closing the Chapter 11 Cases; and

25.               enforce the compromise, settlement, injunction, release, and exculpation provisions set forth in Article VIII.

Notwithstanding the foregoing, the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement or other Definitive Documents that have a jurisdictional, forum selection, or dispute resolution clause that allows to be brought in a court other than the Bankruptcy Court and any disputes concerning documents contained in the Plan Supplement or any Definitive Document that contain such clauses shall be governed in accordance with the provisions of such documents.

Article XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, on the Effective Date, upon the effectiveness of the Plan, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether the Holders of such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, or the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees in full in Cash when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to file a Proof of Claim or any other request for payment of quarterly fees.

D.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order in accordance with Article IX.A hereof. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Transaction Expenses

The Transaction Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid prior to or during the course of the Chapter 11 Cases) pursuant to the terms of the Stock Purchase Agreement without any requirement: (i) to file a fee application with the Bankruptcy Court; (ii) for review or approval by the Bankruptcy Court or any other party (other than the Debtors); (iii) to comply with any guidelines of the U.S. Trustee; or (iv) to provide itemized time detail; provided, that the applicable advisors will provide additional detail as reasonably requested by the Debtors. All Transaction Expenses to be paid on the Effective Date shall be estimated as of the Effective Date and summary invoices evidencing such amounts shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided that any estimates provided shall not be considered an admission or limitation with respect to such Transaction Expenses. The Transaction Expenses are Allowed in full as Administrative Claims and shall not be subject to the Administrative Claims Bar Date.

On the Effective Date, the Debtors shall pay in full and in Cash the Unsecured Notes Trustees’ Fees and the 7.000% Unsecured Promissory Notes Trustee’s Fees.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Debtors:	Hertz Global Holdings, Inc. 8501 Williams Road Estero, Florida 33982 Attn.: M. David Galainena
dave.galainena@hertz.com

with copies to:

Counsel to Debtors	White & Case LLP

Southeast Financial Center
200 South Biscayne Boulevard, Suite 4900

Miami, Florida 33131
Attn.: Thomas E Lauria; Matthew Brown

tlauria@whitecase.com

mbrown@whitecase.com

- and -

White & Case LLP

1221 Avenue of the Americas
New York, New York 10020

Attn: David Turetsky
david.turetsky@whitecase.com

- and -

Richards, Layton & Finger, PA

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Attn: John Knight; Brett M. Haywood

knight@rlf.com

haywood@rlf.com

Counsel to the PE Sponsors                                          Milbank LLP

55 Hudson Yards

New York, NY 10003

Attn: Gerard Uzzi; Nelly Almeida

guzzi@milbank.com; nalmeida@milbank.com

Counsel to the Ad Hoc Group                                      Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn.: Rachel C. Strickland;

Daniel I. Forman

rstrickland@willkie.com

dforman@willkie.com

-	and –

Young Conaway Stargatt & Taylor LLP

1000 North King Street

Wilmington, Delaware 19801

Attn: Edmond L. Morton

emorton@ycst.com

H.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

The Plan, Plan Supplement, Confirmation Order, supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Confirmation Order.

J.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall be prohibited from altering or interpreting such term or provision to make it valid or enforceable; provided, that at the request of the Debtors (with the consent of the Requisite Commitment Parties (such consent not to be unreasonably withheld)), the Bankruptcy Court shall have the power to alter such term or provision to make it valid or enforceable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such terms or provision shall then be applicable as altered provided that any such alteration shall be acceptable to the Debtors and the Requisite Commitment Parties. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without consent from the Debtors; and (iii) nonseverable and mutually dependent.

K.	Dissolution of Committee

On the Effective Date, the Committee and any other official committees appointed in the Chapter 11 Cases will dissolve; provided that, following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (i) Claims and/or applications, and any relief related thereto, for compensation by Professionals and requests for Allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (ii) any appeals of the Confirmation Order or other appeal to which the Committee is a party; and (iii) matters relating to the initial distribution of General Unsecured Claims and General Unsecured Elective Claims (if such initial distribution is not made on the Effective Date). The Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expense relating to actions of the Committee after the Effective Date taken with respect to the forgoing limited purposes subject to a maximum aggregate amount of $[●]. Upon the dissolution of the Committee, the Committee Members and their respective Professionals will cease to have any duty, obligation or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.

L.	Expedited Tax Determination

The Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Debtors for all taxable periods through the Effective Date.

[Page intentionally left blank.]

Respectfully submitted, as of April 3, 2021

Hertz Global Holdings, Inc.
The Hertz Corporation
The Debtors

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	General Counsel

Exhibit D

HIL Facility Commitment Letter

EXECUTION COPY

CONFIDENTIAL

April 3, 2021

Hertz International Ltd.
c/o The Hertz Corporation
8501 Williams Road
Estero, Florida 33928

Commitment Letter

€250 Million Term Loan Facility

Ladies and Gentlemen:

You have advised the Lenders (as defined in the Term Sheet (as defined below)) party hereto (the “Commitment Parties”, “we”, “us” or “our”) that Hertz International Ltd. (the “Company” or “you”) is seeking a €250,000,000 term loan facility (the “HIL Facility”) to be used to fund new vehicle fleet purchases by certain indirect European subsidiaries of the Company and any debt service payments made in connection with the HIL Facility. Capitalized terms used but not defined herein are used with the meanings assigned to them on the Schedules, Annexes and Exhibits attached hereto (such Schedules, Annexes and Exhibits, together with this letter, collectively, this “Commitment Letter”).

1.       Commitments

The HIL Facility shall be available on the terms and conditions set forth herein and in the Term Sheet. Each Commitment Party is pleased to advise the Company of its several, but not joint, commitment (the “Commitments”) to fund the principal amount of the HIL Facility set forth opposite its name on Schedule 1 hereto, on the terms set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”), and subject solely to the satisfaction or waiver by the Commitment Parties of the closing conditions expressly set forth in the Term Sheet.

2.       Fees

As consideration for the Commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid on the date when due and payable the nonrefundable compensation described in the Term Sheet, on the terms and subject to the conditions expressly set forth therein.

3.       Information

You hereby represent and warrant that (a) all written information concerning you and your subsidiaries and your and their respective businesses (other than financial projections, estimates, forecasts and budgets and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to us by you or your representatives in connection with the transactions contemplated hereby, when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or may be made available to us by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based on assumptions that you believe to be reasonable at the time made and at the time furnished to us; it being understood and agreed that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond your control, and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material and that no assurance can be given that the projected results will be realized. You agree that if, at any time prior to the Closing Date, you become aware that any of the representations and warranties in the preceding sentence are incorrect, when taken as a whole, in any material respect if the Information were being furnished and such representations and warranties in the first sentence of this paragraph were being made at such time, then you will promptly supplement the Information so that such representations and warranties, as supplemented, are correct, when taken as a whole, in all material respects, under those circumstances; provided that any such supplement shall cure any breach of such representations and warranties. The Commitment Parties will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and do not assume responsibility for the accuracy or completeness of the Information or Projections.

4.       Conditions

Notwithstanding anything in this Commitment Letter, the definitive documentation relating to the HIL Facility (the “HIL Facility Documents”; the date of such definitive documentation and the initial funding, the “Closing Date”) or any other letter, agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, the Commitments of the Commitment Parties hereunder are subject solely to the satisfaction (or waiver by the Commitment Parties) of the following conditions: (a) the execution by you of the HIL Facility Documents, initially prepared by counsel to the Company in accordance with the Term Sheet; (b) the representations and warranties made therein being true and correct in all material respects; and (c) the conditions expressly set forth in the Term Sheet.

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5.       Indemnification and Expenses

You agree (a) to indemnify and hold harmless each Commitment Party, its affiliates and controlling persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of each of the foregoing and their respective successors (each, an “indemnified person”) from and against any and all actual losses, claims, damages, liabilities and expenses, joint or several, to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the transactions contemplated hereby or the contemplated use of proceeds thereof or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any indemnified person is a party thereto or whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person within thirty days of written demand (together with reasonable backup documentation) for any reasonable, documented and invoiced out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing (but limited, in the case of legal fees and expenses, to (a) one firm of counsel for Centerbridge Partners, L.P. and Dundon Capital Partners, LLC and their respective indemnified persons taken as a whole and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction (which may be a single firm for multiple jurisdictions) for all such Commitment Parties and indemnified persons taken as a whole (and, in the case of an actual or reasonably perceived conflict of interest where the indemnified person(s) affected by such conflict informs you of such conflict and retains their own counsel, of another firm of counsel for all such affected indemnified person(s) taken as a whole) and (b) one firm of counsel for all other Commitment Parties and their respective indemnified persons taken as a whole and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction (which may be a single firm for multiple jurisdictions) for all such Commitment Parties and indemnified persons taken as a whole (and, in the case of an actual or reasonably perceived conflict of interest where the indemnified person(s) affected by such conflict informs you of such conflict and retains their own counsel, of another firm of counsel for all such affected indemnified person(s) taken as a whole)); provided, that the foregoing indemnity will not, as to any indemnified person, apply to (A) losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (x) the willful misconduct, bad faith or gross negligence of such indemnified person (or its Related Persons (as defined below)) or (y) a material breach of the obligations of such indemnified person or any of its Related Parties under this Commitment Letter or the HIL Facility or (B) any settlement entered into by such indemnified person (or any of such indemnified person’s Related Persons) without your prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, further, that the foregoing indemnity will apply to any such settlement in the event that you were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense and any settlement entered into with your prior written consent, and (b) only if the Closing Date occurs, to reimburse each Commitment Party for all reasonable, documented and invoiced out-of-pocket expenses (including, but not limited to, reasonable, documented and invoiced out-of-pocket due diligence expenses, and reasonable, documented and invoiced out-of-pocket fees, charges and disbursements of (x) one outside counsel to Centerbridge Partners, L.P. and Dundon Capital Partners, LLC (taken as a whole) and to the extent reasonably necessary, one local counsel in each appropriate jurisdiction for all such Commitment Parties (taken as a whole) and (y) one outside counsel to all other Commitment Parties (taken as a whole) and to the extent reasonably necessary, one local counsel in each appropriate jurisdiction for all such Commitment Parties (taken as a whole)), in each case, incurred in connection with the HIL Facility and any related documentation (including this Commitment Letter and the HIL Facility Documents) on the Closing Date (but only to the extent that same occurs). None of the indemnified persons or you or any of your affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the HIL Facility or the transactions contemplated hereby; provided that nothing contained in this sentence shall limit your indemnification and reimbursement obligations to the extent expressly set forth herein. For purposes hereof, a “Related Person” of any indemnified person means (1) its affiliates and controlling persons, (2) the respective directors, officers, employees or partners of such indemnified person or any of its controlling person or controlled affiliates and (3) the respective advisors, agents and other representatives of such indemnified person or any of its controlling person or controlled affiliates, in the case of this clause (3), acting at the instructions of such indemnified person.

Without the prior written consent of any indemnified person (which consent shall not be unreasonably withheld or delayed) (it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), you shall not effectuate any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any indemnified person.

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6.       Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities

You acknowledge that each Commitment Party and its affiliates may be providing debt financing, equity capital or other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The Commitment Parties will not use confidential information obtained from you or your respective affiliates and representatives by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with their performance of services for other companies, and the Commitment Parties will not furnish any such information to other companies. You also acknowledge that the Commitment Parties have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, (b) we, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on our part, (c) in connection therewith and with the process leading to the transactions contemplated by this Commitment Letter, the Commitment Parties and their affiliates (as the case may be) are acting solely as a principal and not as agents or fiduciaries of you or any other person, (d) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (e) you have consulted legal, accounting, regulatory and tax advisors to the extent you deemed appropriate and you are not relying on any Commitment Party for such advice, (f) you have been advised that we and our affiliates are engaged in a broad range of transactions that may involve interests that differ from your and your affiliates’ interests and that we and our affiliates have no obligation to disclose such interests and transactions to you and your affiliates by virtue of any fiduciary, advisory or agency relationship and (g) no Commitment Party nor its affiliates has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by the Commitment Parties and the Company.

You further acknowledge and agree that you are responsible for making your own independent judgment with respect to the transactions contemplated by this Commitment Letter and the process leading thereto. You waive, to the fullest extent permitted by law, any claims you may have against any Commitment Party for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Commitment Party shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

7.       Confidentiality

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor any of its terms shall be disclosed to any other person except (a) to your affiliates and your and your affiliates’ respective officers, directors (or comparable persons), employees, affiliates, attorneys, accountants, agents, consultants, advisors and other representatives on a confidential basis, (b) in any legal, judicial or administrative proceeding or other compulsory process or as otherwise required by applicable law, rule or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule, regulation or other legal process), including as may be required to obtain court approval in connection with any act or obligation contemplated by this Commitment Letter or the transactions contemplated hereby, (c) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter or any HIL Facility Documents, (d) upon notice to the Commitment Parties in connection with any public filing requirement you are legally obligated to satisfy and (e) the aggregate fee amounts paid or payable hereunder may be disclosed in financial statements.

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Further, each party hereto agrees that the Company shall not disclose to any Commitment Party, and no Commitment Party shall be entitled to receive, Schedule 1 hereto, except as the information therein relates to such Commitment Party’s respective commitment. For the avoidance of doubt, Schedule 1 may be share with the legal and financial advisors for the Commitment Parties on a strictly confidential,

“professional eyes’ only” basis.

Each of the Commitment Parties and their respective affiliates shall use all information provided to them by you or your affiliates or on behalf of you or your affiliates or by any of your or their representatives hereunder or in connection with the HIL Facility solely for the purpose of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by accountants or any regulatory authority exercising examination or regulatory authority) to inform you promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule, regulation or other legal process), (ii) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or its Representatives (as defined below) in breach of this Commitment Letter, (iv) to any Commitment Party’s affiliates, and its and such affiliates’ respective employees, directors, officers, legal counsel, independent auditors, professionals and other experts, advisors or agents (collectively, “Representatives”) who need to know such information in connection with the transactions contemplated by the Commitment Letter and are informed of the confidential nature of such information and instructed to keep such information of this type confidential, provided that the applicable Commitment Party shall be responsible for its Representatives’ compliance with this paragraph, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is or was received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you or your affiliates, (vii) to the extent that such information is independently developed by such Commitment Party without the use of confidential information provided by or on behalf of you or any of your affiliates or representatives or (viii) to potential participants, assignees or potential counterparties to any swap, credit insurance or derivative transaction relating to the Company or any of its subsidiaries or any of its or their respective obligations, in each case, who agree to be bound by the confidentiality and use restrictions hereof (or language substantially similar to this paragraph). The provisions of this paragraph shall automatically terminate and be superseded by the confidentiality provisions to the extent covered in the HIL Facility Documents upon the initial funding thereunder and shall in any event automatically terminate one (1) year following the date of this Commitment Letter.

You hereby acknowledge that certain of the Commitment Parties are or may be “public side” lenders (i.e., lenders that wish to receive exclusively information and documentation that is (i) with respect to you or your subsidiaries, publicly available (or could be derived from publicly available information) or (ii) is not material with respect to you or your subsidiaries or your or their respective securities for purposes of United States federal and state securities laws (such information and documents, “Public Lender Information”)). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information.” You agree that you shall use commercially reasonable efforts to not provide Private Lender Information directly to a Commitment Party or any of its internal Representatives, without the prior written consent (which may include e-mail) of the applicable Commitment Party.

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8.       Miscellaneous

This Commitment Letter shall not be assignable by any party hereto (except by any Commitment Party (A) to one or more of its affiliates, affiliated or managed funds, separately managed accounts or co-investors, (B) to any other Commitment Party or to any affiliates, affiliated or managed funds, separately managed accounts or co-investors of another Commitment Party or (C) to any other person, provided that, in each case, each Commitment Party shall not be released from its assigned portion of the Commitment until its assigned portion of the HIL Facility is funded in accordance with the terms hereof) without the prior written consent of each Commitment Party or you, as applicable (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the indemnified persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons to the extent expressly set forth herein, except to the extent that you and we otherwise agree in writing, and is not intended to create a fiduciary relationship among the parties hereto. Unless you otherwise agree in writing or the Commitments have been validly assigned in accordance herewith, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its Commitment in respect of the HIL Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date and the initial funding under the HIL Facility have occurred. The Commitment Parties reserve the right to allocate, in whole or in part, to their respective affiliates, affiliated or managed funds, separately managed accounts or co-investors certain fees payable to the Commitment Parties in such manner as such Commitment Parties and their respective affiliates, affiliated or managed funds, separately managed accounts or co-investors may agree in their sole discretion. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party (or, to the extent provided herein, with the consent of the Required Commitment Parties). This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to this letter agreement or any document to be signed in connection with this Commitment Letter shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Commitment Letter is the only agreement that has been entered into among us and you with respect to the HIL Facility and set forth the entire understanding of the parties with respect thereto. Subject to the limitations set forth in this Commitment Letter, each Commitment Party may perform the duties and activities described hereunder through any of its affiliates. This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

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Each of the parties hereto (and, to the extent the benefits herein are accepted by such persons and entities, each other indemnified person) irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive general jurisdiction of any New York State court or Federal court of the United States of America, in each case, sitting in the Borough of Manhattan in New York City and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to the transactions contemplated hereby, this Commitment Letter or the performance of services hereunder or thereunder or for recognition or enforcement of any judgment and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such court, and (b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. You and we agree that service of any process, summons, notice or document by hand or nationally recognized overnight courier service addressed to any of the parties hereto at the applicable addresses above shall be effective service of process for any suit, action or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive, to the fullest extent you and we may legally and effectively do so, any objection to the laying of venue of any such suit, action or proceeding brought in any court in accordance with clause (a) of the first sentence of this paragraph and any claim that any such suit, action or proceeding has been brought in any inconvenient forum and agree not to plead or claim the same. YOU AND WE (AND, TO THE EXTENT THE BENEFITS HEREIN ARE ACCEPTED BY SUCH PERSONS AND ENTITIES, EACH OTHER INDEMNIFIED PERSON) HEREBY IRREVOCABLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS COMMITMENT LETTER OR THE PERFORMANCE OF OBLIGATIONS HEREUNDER.

Each Commitment Party hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Company, which information includes names, addresses, tax identification numbers and other information that will allow each Commitment Party and each Lender to identify the Company in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each Commitment Party, each Lender and each prospective Lender.

The indemnification, jurisdiction, waiver of jury trial, service of process, venue, governing law, sharing of information, no agency or fiduciary duty, and confidentiality provisions contained herein shall remain in full force and effect regardless of whether the HIL Facility Documents shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided, that your obligations under this Commitment Letter (other than (a) the confidentiality obligations, which shall terminate in accordance with their respective terms and (b) your understandings and agreements regarding no agency or fiduciary duty) shall automatically terminate and be superseded by the provisions of the HIL Facility Documents upon the Closing Date.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us an executed counterpart by the Company of this Commitment Letter not later than 11:59 p.m., New York City time, on April 3, 2021. This Commitment Letter will automatically expire at such time if we have not received such executed counterpart in accordance with the preceding sentence. In the event that the initial borrowing under the HIL Facility does not occur on or before the Expiration Date (as defined below), then this Commitment Letter and the Commitments hereunder shall automatically terminate unless we shall, in our sole discretion, agree in writing to an extension. “Expiration Date” means the earlier of (i) 11:59 p.m., New York City time, on May 14, 2021 and (ii) the Closing Date.

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Very truly yours,

DUNDON CAPITAL PARTNERS, LLC

By	/s/ Tom Dundon
Name: Tom Dundon
Title: Chairman and Managing Partner

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

CANSO INVESTMENT COUNSEL LTD. in its Capacity as Portfolio manager acting for and on behalf of certain managed accounts

By	/s/ Joe Morin
	Name:	Joe Morin
	Title:	Portfolio Manager

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

D. E. Shaw Composite Fund, L.L.C.

By	/s/ Shi Nisman
Name: Shi Nisman
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

FIDELITY ADVISOR SERIES II: FIDELITY
ADVISOR STRATEGIC INCOME FUND

By	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

FIDELITY SUMMER STREET TRUST: FIDELITY
CAPITAL & INCOME FUND

By	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

FIDELITY DISTRESSED OPPORTUNITIES
MASTER FUND I, LP, BY FIDELITY
MANAGEMENT & RESEARCH COMPANY LLC AS
INVESTMENT MANAGER

By	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

FIDELITY SUMMER STREET TRUST: FIDELITY
GLOBAL HIGH INCOME FUND

By	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

FIDELITY CENTRAL INVESTMENT PORTFOLIOS
LLC: FIDELITY HIGH INCOME CENTRAL FUND

By	/s/ Chris Maher
Name:Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

FIDELITY ADVISOR SERIES I: FIDELITY
ADVISOR HIGH INCOME ADVANTAGE FUND

By	/s/ Chris Maher
Name:Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

VARIABLE INSURANCE PRODUCTS FUND V:
STRATEGIC INCOME PORTFOLIO

By	/s/ Chris Maher
Name:Chris Maher
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

King Street Capital Management, L.P.

By	/s/ Howard Baum
Name: Howard Baum
Title: Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

MARATHON ASSET MANAGEMENT, LP ACTING
ON BEHALF OF ONE OR MORE INVESTMENT
FUNDS MANAGED AND/OR ADVISED BY
MARATHON ASSET MANAGEMENT, LP

By	/s/ Jeff Jacob
Name: Jeff Jacob
Title:Authorized Signatory

[HIL Facility Commitment Letter Signature Page]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

Pentwater Capital Management LP

By	/s/ David M. Zirin
	Name:	David M. Zirin
	Title:	Chief Operating Officer

[HIL Facility Commitment Letter Signature Page]

Accepted and agreed to as of the date first above written:

HERTZ INTERNATIONAL LTD.

By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Vice President, General Counsel and Secretary

Signature Page to HIL Facility Commitment Letter

Schedule 1

The entities listed on this Schedule 1 include their respective affiliates and their and their respective affiliates’ accounts, funds and investment vehicles advised or managed by any of them.

[Redacted]

EXHIBIT A

Term Sheet

EXECUTION COPY

TERM SHEET FOR HIL FACILITY

Summary of Key Terms

Borrower	HIL

Lender	Each of the entities set forth on the Schedule 1 to the Commitment Letter to which this Term Sheet is attached

Principal amount	€250,000,000

Loan structure	Direct lending delayed draw term loan facility to be offered on a bilateral basis by the Lender to the Borrower, available in one or more drawings in minimum amounts not less than €20,000,000

Utilisation Date	Initial draw by the Borrower to be made within 14 days after satisfaction of the Loan CPs

Maturity/repayment	Unspent funds in the collateral account described below should be repaid to the Lender and the Loan should mature upon the earlier to occur of (a) the effective date of the Debtors’ Chapter 11 plan and (b) August 30, 2021 The Loan is anticipated to be repaid in full out of the proceeds of the fund-raising under the Debtors’ Chapter 11 plan In the event that the Company Board (as defined in the Plan Support Agreement) authorizes The Hertz Corporation and/or its affiliates to accept and pursue bankruptcy court approval of an Alternative Transaction (as defined in the Plan Support Agreement), the Loan shall be repaid in full within 10 business days of such termination

Interest	Quarterly interest payable in cash

Interest Rate	6.5% per annum

Prepayment Fee	Voluntarily prepayable at the election of the Borrower Any voluntary or mandatory prepayment shall be subject to call protection at 102.5%

Exit Fee	A fee of 2.5% of the principal amount of the Loans repaid at maturity

Security	Loan to benefit from first and senior lien over assets of the Borrower, including a general business charge. General business charge to exclude collateral over the Hertz IP or brand, but to cover all the Borrower’s rights to payments and receipts under all existing agreements relating to the use of Hertz’s IP with third parties and with HHN and its subsidiaries

Use of proceeds	The Loan proceeds shall be held by the Borrower in a collateral account in which the Lender shall have a first and senior lien and shall be permitted to make disbursements directly to OEMs to fund the equity needed for the purchase of vehicles by HHN in amounts and at times that are consistent with the 2021 fleet plan

Commitment fee	Commitment fee of 2.5% of the principal amount of the full commitment to be paid by the Borrower to the Lender on the closing date

Loan CPs	•

Entry of orders by the US Bankruptcy Court approving (a) the Equity Purchase and Commitment Agreement and related documents to which the Lender (or an affiliate) is a party; and (b) the disclosure statement with respect to the Debtors’ Chapter 11 plan

• Confirmation from the Lombard and European ABS Lender that their respective facilities are open and available on terms acceptable to the Debtors and the Lender
• Execution of definitive documentation for the Facility consistent with this Term Sheet and otherwise acceptable to the Lender and the Debtors
• Delivery of customary opinions and officer’s certificates and the delivery of all documents and the making of any filings required by the security documents to perfect the first priority lien of the Lender

Covenants	No financial covenants Standard affirmative and negative covenants to include: prohibiting the Borrower from transferring or encumbering its assets or changing the terms upon which it interacts with other Hertz group companies in connection with the IP rights in a way that is unfavourable to the Borrower, or entering into material non-ordinary course transactions

Transferability	Cannot be assigned without Borrower consent prior to an event of default

2

Exhibit E

EPCA

See Exhibit 10.2 filed on April 7, 2021